As filed with the Securities and Exchange Commission on December 14, 2005

Commission File No. 333—128785

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

Pre-Effective Amendment No. 1

To

Form SB-2

Registration Statement Under The Securities Act Of 1933

_________________

Universal Guardian Holdings, Inc.

(Name of small business issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7389 (Primary Industrial Code)	33-0379106 (I.R.S. Employer Identification No.)

Michael J. Skellern
Chief Executive Officer and President
4695 MacArthur Court
Suite 300
Newport Beach, California 92660
(949) 861-8295
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to

John M. Woodbury, Jr., Esq.
7251 Owensmouth Ave, Suite 7
Canoga Park, California 91303
(818) 883-1776

Approximate date of proposed sale to public:  From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Offering Price Per Share	Proposed Aggregate Offering Price	Amount of Registration Fee
Common stock underlying series ‘B’ preferred stock (2)	533,862	$ 1.15 (3)	$ 613,941	$ 72.26(5)
Common stock	836,000	$ 0.73 (4)	$ 610,280	$ 71.83(6)
Total	1,369,862		$ 1,489,941	$ 144.09

(6)

Pursuant to SEC Rule 416(a), also covers additional common shares that may be offered to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)

Represents maximum number of shares of common stock reserved for issuance by the registrant with respect to the prospective conversion of 5,250 shares of series ‘B’ convertible preferred stock.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of SEC Regulation C as of the close of the market on the NASD OTC Bulletin Board on September 28, 2005, based upon the average of the high and low prices for that date, in connection with the initial filing of this registration statement.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of SEC Regulation C as of the close of the market on the NASD OTC Bulletin Board on November 28, 2005, based upon the average of the high and low prices for that date, in connection with the filing of this pre-effective amendment number 1.

(5)

Previously paid in connection with the initial filing of this registration statement.

(6)

Previously paid in connection with the filing of amendment no. 1 to this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 14, 2005

Prospectus	1,369,862 Common Shares

Universal Guardian Holdings, Inc.

This prospectus relates to the offer and sale by some of our shareholders during the period in which the registration statement containing this prospectus is effective of up to 1,369,862 common shares consisting of up to:

•

533,862 common shares issuable by the company upon the prospective exercise of 5,250 currently issued and outstanding series ‘B’ convertible preferred shares issued to Monarch Pointe Fund, Ltd. and Mercator Momentum Fund III, LP at the election of those preferred shareholders; and

•

836,000 shares held by Michael J. Skellern that have been pledged as collateral to Argyll Equities LLC to secure a loan by Argyll Equities to that shareholder, and may only be sold by Argyll Equities LLC under this Prospectus in the event of default by Mr. Skellern under that loan and subsequent sale by the creditor in foreclosure under its power of sale rights.

This offering is not being underwritten.  The common shares offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer.  We will not receive any of the proceeds from those sales.

Our common shares trade on the NASD Over-The-Counter Bulletin Board, also called the OTCBB, under the trading symbol “UGHO”.

Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

______

An investment in the common shares offered for sale under this prospectus involves a high degree of risk.  You should purchase our securities only if you can afford losing your entire investment.
See “Risk Factors” beginning on page 7 of this prospectus.

______

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common shares offered for sale under this prospectus or the merits of that offering, or has determined that this prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.

______

The date of this prospectus is December 14, 2005

The information in this prospectus is not complete and may be changed.  We have filed a registration statement containing this prospectus with the Securities and Exchange Commission.  The common stock offered for sale under this prospectus may not be offered for sale or sold until that registration statement is declared effective by the Securities and Exchange Commission.  This prospectus is not an offer to sell the common shares—and doesn’t solicit an offer to purchase the common shares—in any jurisdiction where this offer or sale is not otherwise permitted.

TABLE OF CONTENTS
Page

PROSPECTUS SUMMARY

4

The Company

4

The Offering

5

Summary Financial Data

6

RISK FACTORS

7

Risks Relating To Our Business

7

Risks Relating To An Investment In Our Securities

11

FORWARD-LOOKING STATEMENTS

14

USE OF PROCEEDS

15

BUSINESS

16

Overview

16

Corporate History And Development

17

Markets; Competition; Product Advantages

21

Marketing and Distribution Strategy

22

Manufacturing Capacity

23

Research and Development

23

Patents and Licenses

23

Government Regulation

23

Subsidiaries

24

Employees

24

PROPERTIES

24

MANAGEMENT

25

Identity

25

Business Experience Of Executive Officers And Directors

26

Structure Of Board Of Directors

28

Board Committees And Independence

28

Director Compensation

29

Board of Advisors

30

Advisor Compensation

30

Employment And Consulting Agreements With Executive Management

31

Summary Compensation Table

34

Stock Options And Stock Appreciation Rights Grant Table

35

Stock Options And Stock Appreciation Rights Exercise And Valuation Table

35

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

36

General

36

Overview

36

Universal Guardian Corporation; Discontinued Operations; Reverse Acquisition

37

Other Acquisitions

37

Results of Operations

38

Liquidity and Capital Resources

43

Off-Balance Sheet Arrangements

46

Critical Accounting Policies

47

Recent Accounting Pronouncements

47

LEGAL PROCEEDINGS

47

PRINCIPAL VOTING SHAREHOLDERS

49

TRANSACTIONS AND BUSINESS RELATIONSHIPS WITH MANAGEMENT AND PRINCIPAL SHAREHOLDERS

51

Transactions With Executive Officers, Directors And Shareholders

51

DESCRIPTION OF EQUITY SECURITIES

51

General

51

Common Shares

51

Preferred Shares

52

Series ‘A’ Preferred Shares

52

Series ‘B’ Preferred Shares

52

UGC Series ‘A’ Preferred Shares

53

Options And Warrants Convertible into Common Shares

53

EQUITY COMPENSATION PLANS

53

Summary Equity Compensation Plan Data

53

Description of Equity Compensation Plans Approved By Shareholders

54

Description of Equity Compensation Plans Not Approved By Shareholders

55

MARKET FOR EQUITY SECURITIES

55

Description Of Market

55

Dividend Policy

56

SELLING SHAREHOLDERS

56

REGISTRATION RIGHTS

57

PLAN OF DISTRIBUTION

58

Method of Sales Under This Prospectus

58

Limitation On Sales By Argyll Equities

60

Sales Outside Of This Prospectus; Sales Under This Prospectus By Successors-In-Interest

61

Compliance With State Securities Laws

61

Distribution Expenses And Proceeds of Sale

62

Indemnification

62

Other Matters

62

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

63

TRANSFER AGENT

63

LEGAL MATTERS

64

EXPERTS

64

INDEMNIFICATION OF DIRECTORS AND OFFICERS

64

REPORTS TO SECURITY HOLDERS

64

WHERE YOU CAN FIND MORE INFORMATION

65

ANNUAL CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2004 (AUDITED)

66

Report of Independent Registered Public Accounting Firm

F-1

Consolidated Balance Sheet

F-2

Consolidated Statements Of Operations And Other Comprehensive Loss

F-3

Consolidated Statements Of Stockholders’ Equity (Deficit)

F-4

Consolidated Statements Of Cashflow

F-6

Notes To Consolidated Financial Statements

F-8

INTERIM CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2005 (UNAUDITED)

66

Consolidated Balance Sheet

F-1

Consolidated Statements Of Operations And Other Comprehensive Loss

F-2

Consolidated Statement Of Stockholders’ Equity

F-3

Consolidated Statements Of Cash Flows

F-5

Notes To Interim Consolidated Financial Statements

F-8

PROSPECTUS SUMMARY

This summary highlights important information about our company and business.  Because it is a summary, it may not contain all of the information that is important to you.  To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully,, including the “Risk Factors” section.  Unless the context requires otherwise, “we,” “us,” “our”, “ and the “company” and similar terms collectively refer to Universal Guardian Holdings, Inc. and our subsidiaries, while the term “Universal Holdings” refers to Universal Guardian Holdings, Inc. in its corporate capacity.

On December 3, 2002, we effected a 1 for 20 reverse stock split with respect to our common shares.  Whenever we make any reference in this prospectus to the grant or issuance of common shares or options or warrants to purchase common shares, such reference shall, for comparison purposes, be made in reference to post-reverse numbers and, in the case of options and warrants, post-reverse exercise prices, unless we state otherwise.

The Company

Universal Holdings is a holding company which provides security products and services to mitigate terrorist, criminal and security threats and to track and otherwise assist in managing the shipment of goods for governments and businesses worldwide through our various operating subsidiaries.

Our Secure Risks Ltd. subsidiary (“Secure Risks”), and its Strategic Security Solutions International Ltd. subsidiary (“SSSI”), provide comprehensive business risk solutions and strategic security services, to protect government and commercial assets worldwide.  Secure Risks and SSSI services include threat assessment, risk analysis, country risk management, business intelligence, corporate investigations, information assurance, kidnap and ransom, intellectual property and brand protection, identification theft and investigations of fraud, money laundering, stock manipulation, as well as strategic security including executive and diplomatic protection and training.  Secure Risks and SSSI provide their services out of their corporate headquarters in London, England, and through regional branch offices located in Cyprus, Kabul, Cape Town, Jakarta, Hong Kong, the United Arab Emirates, Dubai, Caracas and Los Angeles (Newport Beach).  Secure Risks is in the process of opening an additional regional office in Washington, D.C.

Our Shield Defense International Ltd. subsidiary, and its Shield Defense Corporation subsidiary , focus on designing and producing non-lethal or less-lethal personal protection devices and projectiles for use by the military, law enforcement, private security and consumer personal protection markets.  Shield Defense International and Shield Defense Corporation (collectively, “Shield Defense”) have recently completed development on two products which we have recently introduced to the market.  The first of these products, the Cobra StunLight™, is a laser-directed flashlight that can target and temporarily blind and disorient an assailant from distances up to 21 feet with a high-pressure stream of either OC (pepper spray) or CS (tear gas).  The second product, the Riot Defender (formerly Python) Projectile Launcher, is a semi-automatic projectile launcher which can debilitate an assailant using a proprietary frangible projectile, originally developed by the U.S. Navy, at an effective range of 40+ feet.  A frangible projectile is one which breaks-up upon impact, thereby reducing the risk of injury to the suspect.  The Riot Defender Projectile Launcher has the capacity of ten projectiles in the pistol configuration, and 180 projectiles in the carbine configuration, and can be supplied with a laser-aiming device for better precision and accuracy.  The device can use five projectile variants, including OC powder, inert liquid, glass shattering, marking and kinetic impact.  Each projectile has a specific use ranging from individual suspect temporary incapacitation to crowd control.  We are currently developing international manufacturing, sales and marketing channels to facilitate the introduction of these products to the targeted markets.  As part of those efforts, Shield Defense International has formed a new wholly-owned subsidiary named Shield Defense Europe GmbH (“Shield Defense Europe”) to focus on sales in the European market.  We have recently shipped StunLight™ products to Mexico, representing our first order for Shield Defense products.

Our ISR Systems Corporation subsidiary (“ISR Systems”) focuses on providing integrated security platforms that help mitigate terrorist and security threats against high value targets such as military installations, government buildings and critical infrastructure such as transportation networks, embassies, ports, airports, borders, and commercial and industrial facilities such as power plants, petroleum refineries and chemical plants.  ISR Systems has developed a secure, wireless and web-based security platform which can integrate automatic day/night video cameras, long-range thermal imagers, radar, sonar, chemical sensors, secure access controls, personnel identification, and license plate recognition.  The interoperable command, control and communications functions of the platform integrates surveillance, detection, tracking and response capabilities to provide shared situational awareness, coordinated operational planning and execution, and optimized force deployment among military, law enforcement, government and emergency services organizations.  ISR Systems introduced this system to the market in the first quarter of 2004, and is currently directing its marketing efforts toward the United States Navy, major defense contractors, and domestic and international port security projects in conjunction with our strategic alliance partners, EWA Information And Infrastructure Technologies, Inc., but has not had any revenues or contracts as of the date of this prospectus.

ISR Systems’ MeiDa Information Technology, Ltd. subsidiary (“MeiDa”) subsidiary provides a radio frequency identification (RFID) solution offering a turn-key package that includes software, hardware, retailer integration and systems management that improves global supply chain logistics and operations and meets international RFID mandates.  MeiDa’s technology consolidates multiple manufacturing sites and retailer distribution centers into one snap shot for global visibility of goods movement.  While MeiDa’s RFID product is ready for commercial sales, it does not have any revenues or contracts as of the date of this prospectus.

As of November 28, 2005, we had issued and outstanding 41,714,765 common shares, 600 series ‘A’ preferred shares, 5,250 series ‘B’ preferred shares, and common share purchase options and warrants entitling the holders to purchase up to 13,355,812 common shares.  Our Universal Guardian Corporation subsidiary (“Guardian Corporation”) also had issued and outstanding 18,714 series ‘A’ preferred shares (“UGC series ‘A’ preferred shares”) held by shareholders other than Universal Holdings. Each of these shares is convertible into either one Guardian Corporation common share (“UGC common shares”) or one Universal Holdings common share.

Our common shares trade on the NASD Over-The-Counter Bulletin Board, also called the OTCBB, under the trading symbol “UGHO”.

Our corporate offices are located at 4695 MacArthur Court, Suite 300, Newport Beach, California 92660.  Our telephone number is (949) 861-9295.

The Offering

This prospectus relates to the offer and sale by some of our shareholders during the period in which the registration statement containing this prospectus is effective of up to 1,369,862 common shares consisting of up to:

•

533,862 common shares issuable by the company upon the prospective exercise of 5,250 currently issued and outstanding series ‘B’ convertible preferred shares issued to Monarch Pointe Fund, Ltd. (“Monarch”) and Mercator Momentum Fund III, LP (“Mercator Fund III”) at the election of those preferred shareholders; and

•

836,000 shares held by Michael J. Skellern that have been pledged as collateral to Argyll Equities LLC to secure a loan by Argyll Equities to that shareholder, and may only be sold by Argyll Equities LLC under this Prospectus in the event of default by Mr. Skellern under that loan and subsequent sale by the creditor in foreclosure under its power of sale rights.

The common shares offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer.  Information regarding the selling shareholders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned “Selling Shareholders”, “Registration Rights” and “Plan of Distribution”.  We will not receive any of the proceeds from those sales.  Should the selling shareholders in their discretion exercise any of the common share purchase warrants underlying the common shares offered under this prospectus, we would, however, receive the exercise price for those warrants.  The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling shareholders.

The 5,250 currently series ‘B’ convertible preferred shares described above consist of 4,250 and 1,000 series ‘B’ convertible preferred shares sold to Monarch Pointe Fund, Ltd. (“Monarch”) and Mercator Momentum Fund III, LP (“Mercator Fund III”), respectively, for the aggregate sum of $525,000 as part of a single private placement on August 17, 2005.  The 5,250 series ‘B’ preferred shares are convertible into up to 533,862 unregistered common shares, which are being offered for sale under this prospectus.  Notwithstanding the foregoing, the aggregate number of common shares into which Monarch and Mercator Fund III can convert the series ‘B’ preferred shares, after taking into consideration all other shares held by Monarch, Mercator Fund III or their affiliates, cannot exceed more than 9.99% of our outstanding common shares.  For more complete information as to this transaction, see that section of this prospectus captioned “Management’s Discussion And Analysis Of Financial Condition And Results of Operations—Liquidity And Capital Resources”.

The 1,200,000 common shares described above were originally issued to Mr. Skellern in connection with an exchange for common shares of what is now the Company’s subsidiary, Universal Guardian Corporation, effected as of December 31, 2002.

Summary Financial Data

The following tables summarize the consolidated statements of operations and balance sheet data for our company for the periods and as of the dates indicated.  As discussed below in that section of this prospectus captioned “Management’s Discussion And Analysis Of Financial Condition And Results of Operations”, all of the revenues and a substantial portion of our costs for fiscal 2004 relate to operations of our SSSI subsidiary which our Secure Risks subsidiary acquired on July 1, 2004.  Since the discontinuation of the operations of our subsidiary The Harbour Group, Inc., in late fiscal 2003, and until our acquisition of SSSI in mid fiscal 2004, we had no revenues and our expenses principally related to the development of our Cobra StunLight™ and Projectile Launcher products. Accordingly, please keep in mind that our actual future results will likely differ considerably from those presented below.

	Nine Months Ended September 30,		Years Ended December 31,
Consolidated Statement of Operations Data:	2005	2004	2004	2003
Revenue	$ 8,833,070	$ 1,988,266	$ 4,116,093	$ 3,746,282
Gross profit	$ 2,955,880	$ 541,027	$ 996,465	$ 559,396
Net loss	$ (5,386,376)	$ (2,331,730)	$ (2,596,274)	$ (5,309,190)
Preferred stock dividends	$ (115,407)	$ (41,698)	$ (177,969)	$ (117,181)
Net loss attributed to common shareholders	$ (5,501,783)	$ (2,373,428)	$ (2,774,243)	$ (5,426,371)
Net loss per common share, basic and diluted	$ (0.14)	$ (0.08)	$ (0.09)	$ (0.31)
Weighted average common shares outstanding, basic and diluted	38,765,596	29,888,117	31,413,261	17,697,954

Consolidated Balance Sheet Data:		September 30, 2005		December 31, 2004
Current assets		$ 1,740,206		$ 982,268
Total assets		$ 6,703,051		$ 5,338,184
Current liabilities		$ 2,881,029		$ 3,246,037
Total liabilities		$ 2,881,029		$ 3,246,037
Total stockholder’s equity		$ 3,796,758		$ 2,050,780

RISK FACTORS

An investment in our common shares involves a high degree of risk and is subject to many uncertainties.  These risks and uncertainties may adversely affect our business, operating results and financial condition.  In such an event, the trading price for our common shares could decline substantially, and you could lose all or part of your investment.  In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.

Risks Relating To Our Business

We have accumulated losses since our inception.  Our continued inability to generate revenues and profits could cause us to go out of business.

We have incurred an accumulated deficit in the amount of $14,989,700 from our inception through September 30, 2005, and continue to incur operating losses through the date of this prospectus.  While our management believes that we will attain breakeven in terms of cash inflows over outflows and ultimately profitability as a consequence of the anticipated growth in revenues of our SSSI subsidiary as well as the introduction of our Shield Defense, ISR Systems and MeiDa products and services to market, we will nevertheless continue to generate operating losses for an indefinite period of time, and cannot give you any assurance that the growth in revenues will occur as anticipated or at all or that we will attain break-even or profitability at any particular point in time or at all.

If we are unable to raise additional working capital, we will be unable to fully fund our operations and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately our going out of business.

We believe that cash generated by the operations of our Secure Risks subsidiary in conjunction with available working capital will be sufficient to continue our business for at least the next twelve months.  Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, such as through an acquisition of new products, the depletion of our working capital would be accelerated.  To the extent it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing.  We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.  We currently do not have any binding commitments for, or readily available sources of, additional financing.  Our ability to raise cash is also subject to the consent of our series ‘B’ preferred shareholders pending the effectiveness of the registration statement containing this prospectus.  No assurance can be given that these investors would give their consent.  We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

Even if we are able to raise additional financing, we might not be able to obtain it on terms that are not unduly expensive or burdensome to the company or disadvantageous to our existing shareholders.

Even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to the company or disadvantageous to our existing shareholders.  For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting or veto, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features;

the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and the grant of registration rights with significant penalties for the failure to quickly register.  If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.  We also might be required to sell or license our products or technologies under disadvantageous circumstances we would not otherwise consider, including granting licenses with low royalty rates and exclusivity provisions.

We will face intense competition from competitors that have greater financial, technical and marketing resources.  These competitive forces may impact our projected growth and ability to generate revenues and profits.

The market for defense, security and inventory control and tracking products and services is intensely competitive and characterized by rapidly changing technology, evolving industry standards, and price competition.  There are no substantial barriers to entry, and we expect that competition will be intense and may increase.  Many of our existing competitors may have substantially greater financial, product development, technical and marketing resources, larger customer bases, longer operating histories, better name recognition and more established relationships in the industry.  As a result, certain of these competitors may be able to develop and expand their product and service offerings more rapidly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisition and other opportunities more readily, devote greater resources to the marketing and sale of their products and services, or aggressively reduce their sales prices below the our costs. We cannot assure you that we will be able compete successfully with existing competitors or new competitors.

We are dependent for our success on a few key executive officers.  Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of working capital.

Our success depends to a critical extent on the continued efforts of services of our Chief Executive Officer, Mr. Michael J. Skellern, and to a lesser degree on the Managing Director of our Secure Risks subsidiary, Mr. Bruce Braes.  Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital.  We can give you no assurance that we can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to our company.  Although Messrs. Skellern and Braes have signed employment agreements providing for their continued service to the company through September 30, 2010 and September 8, 2008, respectively, these agreements will not preclude either of these employees from leaving the company.  We do not currently carry key man life insurance policies on any of our key executive officers which would assist us in recouping our costs in the event of the loss of those officers.

We plan to grow very rapidly, which will place strains on our management team and other company resources to both implement more sophisticated managerial, operational and financial systems, procedures and controls and to train and manage the personnel necessary to implement those functions.  Our inability to manage our growth could impede our ability to implement our business plan.

We will need to significantly expand our operations to implement our longer-term business plan and growth strategies.  We will also be required to manage multiple relationships with various strategic partners, technology licensors, customers, manufacturers and suppliers, advertisers, consultants and other third parties.  This expansion and these expanded relationships will require us to significantly improve or replace our existing managerial, operational and financial systems, procedures and controls; to improve the coordination between our various corporate functions; and to manage, train, motivate and maintain a growing employee base. The time and costs to effectuate these steps may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. We cannot assure you that we will institute, in a timely manner or at all, the improvements to our managerial, operational and financial systems, procedures and controls necessary to support our anticipated increased levels of operations and to coordinate our various corporate functions, or that we will be able to properly manage, train, motivate and retain our anticipated increased employee base.

We may have difficulty in attracting and retaining management and outside independent members to our board of directors as a result of their concerns relating to their increased personal exposure to lawsuits and shareholder claims by virtue of holding these positions in a publicly-held company

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors.  Due to these concerns, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending shareholder claims.  Directors and officers liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to obtain directors and officers liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

We intend to rely upon licensees, strategic partners or third party marketing and distribution partners to provide a significant part of our marketing and sales functions for our Shield Defense products.  Should these outside parties fail to perform as expected, we will need to develop or procure other marketing and distribution channels, which would cause delays or interruptions in our product supply and result in the loss of significant sales and customers.

We currently have no internal sales, marketing and distribution capabilities for our Shield Defense, ISR Systems and MeiDa products and services, and will rely extensively on third-party licensees, strategic partners or third party marketing and distribution companies to perform a significant part of those functions.  As a consequence of that reliance, our ability to effectively market and distribute those products will be dependent in large part on the strength and financial condition of others, the expertise and relationships of those third-parties with customers, and the interest of those parties in selling and marketing our products.  Prospective third-party licensees, strategic partners and marketing and distribution parties may also market and distribute the products of other companies.  If our relationships with any third-party licensees, strategic partners or marketing and distribution partners were to terminate, we would need to either develop alternative relationships or develop our own internal sales and marketing forces to continue to sell those products.  Even if we are able to develop our internal sales, marketing and distribution capabilities, these efforts would require significant cash and other resources that would be diverted from other uses, if available at all, and could cause delays or interruptions in our product supply to customers, which could result in the loss of significant sales or customers.  We can give you no assurance that we will be successful in our efforts to engage licensees, strategic partners or third party marketing and distribution companies to meet our sales, marketing and distribution requirements for those products.

We intend to rely upon the third-party manufacturers or suppliers to manufacture our Shield Defense, ISR Systems and MeiDa products.  Should these manufacturers fail to perform as expected, we will need to develop or procure other manufacturing sources, which would cause delays or interruptions in our product supply and result in the loss of significant sales and customers.

We currently have no internal manufacturing capability for our Shield Defense, ISR Systems and MeiDa products, and will rely extensively on licensees, strategic partners or third party contract manufacturers or suppliers.  Should we be forced to manufacture our Shield Defense products, we cannot give you any assurance that we will be able to develop an internal manufacturing capability or procure third party suppliers.  Moreover, we cannot give you any assurance that any contract manufacturers or suppliers we procure will be able to supply those products in a timely or cost effective manner or in accordance with applicable regulatory requirements or our specifications.

The consumer markets for some of our defense and security products may be subject to governmental regulation.  If we are unable to obtain regulatory approvals for our products in selected key markets at all or in a timely manner, we will not be able to grow as quickly as expected, and the loss of anticipated revenues will also reduce our ability to fully fund our operations and to otherwise execute our business plan.

We anticipate that a material portion of the revenue we expect from our Cobra StunLightTM product will come from consumer markets, while a small portion of the revenue we expect from our Riot Defender Projectile Launcher product will also come from consumer markets.  Some states currently impose regulations or licensing requirements on the sale or use of these products.  Some foreign jurisdictions may also impose regulations or licensing requirement.  The process of obtaining regulatory approval could be lengthy and be very costly, if approval can be obtained at all.   If we fail to comply with these requirements, we could be subjected to enforcement actions such as an injunction to stop us from marketing the product at issue or a possible seizure of our assets.  We intend to work diligently to assure compliance with all applicable regulations that impact our business.  We can give you no assurance, however, that we will be able to obtain regulatory approval for all of our products.  We also cannot assure you that additional regulations will not be enacted in the future that would be costly or difficult to satisfy.

Our inability to protect our intellectual property rights could allow competitors to use our property rights and technologies in competition against our company, which would reduce our sales.  In such an event we would not be able to grow as quickly as expected, and the loss of anticipated revenues will also reduce our ability to fully fund our operations and to otherwise execute our business plan.

We rely on a combination of patent, patent pending, copyright, trademark and trade secret laws, proprietary rights agreements and non-disclosure agreements to protect our intellectual properties.  We cannot give you any assurance that these measures will prove to be effective in protecting our intellectual properties.  We also cannot give you any assurance that our existing patents will not be invalidated, that any patents that we currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits.  Further, competing companies may circumvent any patents that we may hold by developing products which closely emulate but do not infringe our patents.  While we intend to seek patent protection for our products in selected foreign countries, those patents may not receive the same degree of protection as they would in the United States.  We can give you no assurance that we will be able to successfully defend our patents and proprietary rights in any action we may file for patent infringement.  Similarly, we cannot give you any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights.  Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial.

We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection.  We cannot give you any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how.

While we have and will continue to enter into proprietary rights agreements with our employees and third parties giving us proprietary rights to certain technology developed by those employees or parties while engaged by our company, we can give you no assurance that courts of competent jurisdiction will enforce those agreements.

Risks Relating To An Investment In Our Securities

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common shares in the foreseeable future, and we cannot assure an investor that funds will be legally available to pay dividends, or that even if the funds are legally available, that the dividends will be paid.

The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell the common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Our common shares are thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common shares have historically been sporadically or “thinly-traded” on the OTCBB, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without a material reduction in share price.  We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.  Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares.

The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly-traded public float, limited operating history and lack of revenues or profits to date for our newly introduced products, which could lead to wide fluctuations in our share price.  The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market.  You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you. The volatility in our common share price may subject us to securities litigation.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  The volatility in our share price is attributable to a number of factors.  First, we have relatively few common shares outstanding in the “public float” since most of our shares are held by a small number of shareholders.  In addition, as noted above, our common shares are sporadically or thinly traded.   As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without a material reduction in share price.  Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of revenues or profits to date, and uncertainty of future market acceptance for our products.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.  Additionally, in the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The following factors may add to the volatility in the price of our common shares:  actual or anticipated variations in our quarterly or annual operating results; acceptance of our products and services as viable security and technology solutions; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Our officers and directors own or control a significant portion of our outstanding common shares, giving them the ability to control or otherwise influence our management and the outcome of corporate actions requiring shareholder approval notwithstanding the overall opposition of our other shareholders.  This concentration of ownership could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

Our officers and directors currently beneficially own or control the power to vote 23.0% of our outstanding common shares as of the date of this prospectus, and could increase that percentage to 27.9% assuming they were to fully exercise their vested convertible securities.  As a consequence of their substantial stock holdings, these shareholders will have the ability to elect a majority of our board of directors, and thereby control our management. These shareholders will also have the ability to control the outcome of corporate actions requiring shareholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions.

A large number of common shares are issuable upon exercise of outstanding common share purchase options or warrants or the conversion of outstanding convertible preferred shares.  The exercise or conversion of these securities could result in the substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares.  The sale of a large amount of common shares received upon exercise of these options or warrants on the public market to finance the exercise price or to pay associated income taxes, or the perception that such sales could occur, could substantially depress the prevailing market prices for our common shares.

There are outstanding as of November 28, 2005 common share purchase options and warrants entitling the holders to purchase 13,355,812 common shares with a weighted average exercise price of $1.11 per share, of which 11,783,313 of these options or warrants are vested and currently exercisable.  There are also outstanding (1) 600 series ‘A’ preferred shares convertible into 8 common shares, (2) 5,250 series ‘B’ preferred shares convertible into up to 533,862 common shares, and (3) 18,714 UGC series ‘A’ preferred shares convertible into 18,714 Universal Holdings common shares based upon a $1.25 per share stated value and conversion rate.  A material portion of the options and warrants have exercise prices less than current market prices for our common shares, while a material portion of the convertible preferred shares have an as-converted cost basis approximating current market rates.  The existence of an exercise or cost basis in these securities less than current market rates may act as and incentive for the holder of the securities to exercise or convert the securities, and sell the shares on the public markets.  The exercise or effective conversion price for the exercise or conversion all the aforesaid convertible securities may also be less than your cost to acquire our common shares.  In the event of the exercise or conversion of these convertible securities, you could suffer substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares. In addition, the holders of the common share purchase options or warrants may sell common shares in tandem with their exercise of those options or warrants to finance that exercise, or may resell the shares purchased in order to cover any income tax liabilities that may arise from their exercise of the options or warrants.

Our issuance of additional common shares or preferred shares, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.  Our issuance of additional preferred shares, or options or warrants to purchase those shares, could negatively impact the value of your investment in our common shares as the result of preferential voting rights or veto powers, dividend rights, disproportionate rights to appoint directors to our board, conversion rights, redemption rights and liquidation provisions granted to the preferred shareholders, including the grant of rights that could discourage or prevent the distribution of dividends to you, or prevent the sale of our assets or a potential takeover of our company that might otherwise result in you receiving a distribution or a premium over the market price for your common shares.

We are entitled under our certificate of incorporation to issue up to 100,000,000 common and 5,000,000 “blank check” preferred shares.  Based upon the number of common shares outstanding as of November 28, 2005, we have 58,285,235 common shares available for issuance and 4,994,150 preferred shares available for issuance to meet our future equity issuance requirements, including the exercise or conversion of presently outstanding convertible securities.  Our board may generally issue those common and preferred shares, or options or warrants or convertible indebtedness to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time.  Any preferred shares we may issue shall have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions.  It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development and marketing plans.  It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our various stock plans.  We cannot give you any assurance that we will not issue additional common or preferred shares, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

Our certificate of incorporation contains provisions that could make it more difficult for our shareholders to replace a majority of directors and obtain control of our board of directors.

Our certificate of incorporation (1) permits our board of directors to increase the size of our board to up to nine members, and to fill any vacancy created by a majority vote, (2) limits the right to call a special meeting of our shareholders to our President, Chairman of the Board, or our board of directors, and (3) limits the right to remove a director to the affirmative vote of holders of 80% of our voting securities. Pursuant to our certificate of incorporation, we also have a classified board of directors composed of three classes of directors, each class serving a staggered three year term.  These provisions make it more difficult for our shareholders to replace a majority of our directors and obtain control of our board of directors.

We are subject to the Delaware Business Combination Act, which could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

As a Delaware corporation, we are subject to the Delaware Business Combination Act which precludes a shareholder who owns 15% or more of our shares from entering into a “business combination” involving our company for a period of three years, unless (1) our board of directors approves the combination before the shareholder acquires the 15% interest; (2) the interested shareholder acquires at least 85% of our shares as part of the transaction in which he acquired the initial 15%, excluding shares owned by our officers who are also directors and voting stock held by employee benefit plans; or (3) the combination is approved by a majority vote of our board of directors and two-thirds vote of our other shareholders at a duly called shareholders’ meeting.  A “business combination” is defined as (1) a merger or consolidation requiring shareholder approval, (2) the sale, lease, pledge, or other disposition of our assets, including by dissolution, having at least 50% of the entire asset value of our company, or (3) a proposed tender or exchange offer of 50% or more of our voting stock.

The elimination of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to our company and shareholders to the maximum extent permitted under Delaware corporate law.  Our bylaws also require us to indemnify our directors to the maximum extent permitted by Delaware corporate law.  We may also have contractual indemnification obligations under our agreements with our directors, officers and employees.  The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

FORWARD-LOOKING STATEMENTS

In this prospectus we make a number of statements, referred to as “forward-looking statements”, which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results.  These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as “seek”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “budget”, “project”, “may be”, “may continue”, “may likely result”, and similar expressions. When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of our company, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

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whether or not markets for our products develop and, if they do develop, the pace at which they develop;

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our ability to attract the qualified personnel to implement our growth strategies,

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our ability to develop sales, marketing and distribution capabilities;

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the accuracy of our estimates and projections;

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our ability to fund our short-term and long-term financing needs;

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changes in our business plan and corporate strategies; and

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other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned “Risk Factors” and “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations”.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as other public reports filed with the United States Securities and Exchange Commission (the “SEC”).  You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments.  We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

USE OF PROCEEDS

The proceeds from the sale of the common shares to be sold under this prospectus will be retained by the selling shareholders, and will not be paid or remitted or otherwise made available to our company.

Included in the common shares offered for sale under this prospectus are up to 533,862 common shares issuable by the company upon the prospective exercise of 5,250 currently issued and outstanding series ‘B’ convertible preferred shares at the election of the holders of those convertible securities.  These series ‘B’ preferred shares were originally sold by Universal Holdings to Monarch Pointe Fund, Ltd. (“Monarch”) and Mercator Momentum Fund III, LP (“Mercator Fund III”), respectively, for the aggregate sum of $525,000 as part of a single private placement on August 17, 2005.  The $525,000, after payment of a $12,000 fee to cover due diligence and legal fees, was used by Universal Holdings for working capital purposes.  Under the terms of the subscription agreement, we were prohibited from using the proceeds for payment of any dividends or other sums to holders of series ‘A’ preferred shares, or from reducing or retiring any insider note or convertible debt held by an officer or director of the company.

Also included in the common shares offered for sale under this prospectus are up to 1,200,000 shares held by Mr. Michael J. Skellern that will be pledged as collateral to an unrelated third-party lender to secure a loan to that shareholder, and may only be sold under this Prospectus in the event of default by Mr. Skellern under that loan and subsequent sale by the creditor in foreclosure under its power of sale rights.  These shares were originally issued to Mr. Skellern in connection with an exchange for common shares of what is now the company’s subsidiary, Universal Guardian Corporation, effected as of December 31, 2002.

BUSINESS

Overview

Universal Holdings is a holding company which provides security products and services to mitigate terrorist, criminal and security threats and to track and otherwise assist in managing the shipment of goods for governments and businesses worldwide through our various operating subsidiaries.

Our Secure Risks Ltd. subsidiary (“Secure Risks”), and its Strategic Security Solutions International Ltd. subsidiary (“SSSI”), provide comprehensive business risk solutions and strategic security services, to protect government and commercial assets worldwide.  Secure Risks and SSSI services include threat assessment, risk analysis, country risk management, business intelligence, corporate investigations, information assurance, kidnap and ransom, intellectual property and brand protection, identification theft and investigations of fraud, money laundering, stock manipulation, as well as strategic security including executive and diplomatic protection and training.  Secure Risks and SSSI provide their services out of their corporate headquarters in London, England, and through regional branch offices located in Cyprus, Kabul, Cape Town, Jakarta, Hong Kong, the United Arab Emirates, Dubai, Caracas and Los Angeles (Newport Beach).  Secure Risks is in the process of opening an additional regional office in Washington, D.C.

Our Shield Defense International Ltd. subsidiary, and its Shield Defense Corporation subsidiary , focus on designing and producing non-lethal or less-lethal personal protection devices and projectiles for use by the military, law enforcement, private security and consumer personal protection markets.  Shield Defense International and Shield Defense Corporation (collectively, “Shield Defense”) have recently completed development on two products which we have recently introduced to the market.  The first of these products, the Cobra StunLight™, is a laser-directed flashlight that can target and temporarily blind and disorient an assailant from distances up to 21 feet with a high-pressure stream of either OC (pepper spray) or CS (tear gas).  The second product, the Riot Defender (formerly Python) Projectile Launcher, is a semi-automatic projectile launcher which can debilitate an assailant using a proprietary frangible projectile, originally developed by the U.S. Navy, at an effective range of 40+ feet.  A frangible projectile is one which breaks-up upon impact, thereby reducing the risk of injury to the suspect.  The Riot Defender Projectile Launcher has the capacity of ten projectiles in the pistol configuration, and 180 projectiles in the carbine configuration, and can be supplied with a laser-aiming device for better precision and accuracy.  The device can use five projectile variants, including OC powder, inert liquid, glass shattering, marking and kinetic impact. Each projectile has a specific use ranging from individual suspect temporary incapacitation to crowd control.  We are currently developing international manufacturing, sales and marketing channels to facilitate the introduction of these products to the targeted markets.  As part of those efforts, Shield Defense International has formed a new wholly-owned subsidiary named Shield Defense Europe GmbH (“Shield Defense Europe”) to focus on sales in the European market.  We have not had any contracts or revenues as of the date of this prospectus with respect to our Shield Defense products or businesses.

Our ISR Systems Corporation subsidiary (“ISR Systems”) focuses on providing integrated security platforms that help mitigate terrorist and security threats against high value targets such as military installations, government buildings and critical infrastructure such as transportation networks, embassies, ports, airports, borders, and commercial and industrial facilities such as power plants, petroleum refineries and chemical plants.  ISR Systems has developed a secure, wireless and web-based security platform which can integrate automatic day/night video cameras, long-range thermal imagers, radar, sonar, chemical sensors, secure access controls, personnel identification, and license plate recognition. The interoperable command, control and communications functions of the platform integrates surveillance, detection, tracking and response capabilities to provide shared situational awareness, coordinated operational planning and execution, and optimized force deployment among military, law enforcement, government and emergency services organizations.  ISR Systems introduced this system to the market in the first quarter of 2004, and is currently directing its marketing efforts toward the United States Navy, major defense contractors, and domestic and international port security projects in conjunction with our strategic alliance partners, EWA Information And Infrastructure Technologies, Inc., but has not had any contracts or revenues as of the date of this prospectus.

ISR Systems’ MeiDa Information Technology, Ltd. subsidiary (“MeiDa”) subsidiary provides a radio frequency identification (RFID) solution offering a turn-key package that includes software, hardware, retailer integration and systems management that improves global supply chain logistics and operations and meets international RFID mandates.  MeiDa’s technology consolidates multiple manufacturing sites and retailer distribution centers into one snap shot for global visibility of goods movement.  While MeiDa’s RFID product is ready for commercial sales, it does not have any revenues or contracts as of the date of this prospectus.

Corporate History And Development

We were originally incorporated in Delaware on August 31, 1989 under the name Guideline Capital Corporation.  After our incorporation, we engaged in the business of locating an acquisition target.  We identified and effected an acquisition when, effective September 13, 1999, pursuant to a Share Exchange and Reorganization Agreement, we acquired all the outstanding shares of Hollywood Partners, Inc., a California corporation from its parent company, Vitafort International Corporation.  As a consequence of this transaction, Vitafort acquired approximately 62.5% of our common shares, and Hollywood Partners, Inc. became our wholly owned subsidiary.  We then changed our name to Hollywood Partners.com, Inc. and, until the first quarter of 2001, engaged in the business of marketing and promoting entertainment-themed websites presenting both proprietary and sourced content. We abandoned this business in the first quarter of 2001 due to the collapse of many Internet companies and our inability to generate significant revenues. Thereafter, until mid-2002, we unsuccessfully sought to develop entertainment properties.

On October 25, 2002, in contemplation of the possible acquisition of a new business through the acquisition of a new company, our board of directors and shareholders approved a plan whereby our board was authorized, among other things, to (1) change our name to a new name selected by our board, (2) effectuate a reverse stock split in our common stock in a ratio of not less than one for ten and not more than one for thirty, as determined by our board, and (3) sell our three subsidiaries as of that date, Hollywood Partners, Inc., Avenue of the Stars Entertainment, Inc. and Hall of Fame Pro, Inc., as well as our domain name “HollywoodPartners.com.”  On December 4, 2002, we entered into a Share Exchange Agreement and Plan of Reorganization with Universal Guardian Corporation (“Guardian Corporation”) and its shareholders pursuant to which those shareholders would exchange their common shares in Guardian Corporation for Universal Holdings common shares and acquire control of the company (the “UGC Acquisition Agreement”).  Guardian Corporation was a private company formed under the laws of Nevada on March 28, 2001 by Mr. Michael Skellern, our current Chairman of the Board, President and Chief Executive Officer, to develop security technologies, products and services for military, government and commercial markets.  Pursuant to or in anticipation of the UGC Acquisition Agreement, as subsequently amended on December 16, 2002, we (1) effected a 1 for 20 reverse stock split on December 3, 2002 pursuant to which we reduced our outstanding common shares to 4,848,014 shares and reduced the number of common shares purchasable under our outstanding options and warrants to 1,779,875; (2) changed our name to Universal Guardian Holdings, Inc. on December 6, 2002; and (3) issued 11,300,000 common shares to the Guardian Corporation shareholders on December 31, 2002.  Prior to the transaction we transferred our subsidiaries and the right to use our domain name to our shareholders.  The terms of the exchange were determined by the parties on an arms-length negotiated basis.  No independent valuation was sought from a business and technology appraiser or other third party due to financial constraints.

At the time we entered into the UGC Acquisition Agreement, Guardian Corporation was owned by five shareholders, including Mr. Skellern who owned approximately 40% of Guardian Corporation’s common shares, and two series ‘A’ preferred shareholders.  As a consequence of the UGC Acquisition Agreement, (1) we acquired 100% of Guardian Corporation’s common shares and 92.4% of its total capital stock after taking into consideration the outstanding series ‘A’ preferred shares; and (2) the Guardian Corporation shareholders acquired approximately 70% of our outstanding common shares, and 69.1% of our total capital stock after taking into consideration 600 series ‘A’ preferred shares issued by the company prior to the acquisition which remained outstanding after the transaction.  We valued the acquisition of Guardian Corporation at $104,855 based upon the historical cost of our net liabilities assumed on the books of Guardian Corporation.

In conjunction with our acquisition of Guardian Corporation, we provided the holders of 350,000 UGC series ‘A’ preferred shares issued by Guardian Corporation the right to convert those shares into Universal Holdings common shares on a one-for-one basis, and the holders of Guardian Corporation options and warrants entitling them to purchase 2,175,000 UGC common shares were also given the right to purchase the same number of Universal Holdings common shares on the same terms. Since the shareholders of Guardian Corporation obtained control of Universal Holdings, we treated the UGC Acquisition Agreement as a recapitalization for accounting purposes, pursuant to which Universal Holdings was required, in a manner similar to reverse acquisition accounting treatment, to adopt Guardian Corporation’s historical financial statements as those of the company, including with respect to periods pre-dating the transaction.

The Guardian Corporation acquisition was brought to our attention by Mr. Nikolas Konstant, our President, chairman of the board and largest shareholder at the time, and Mr. Mark Beychok, a consultant to our company and  our second largest shareholder at the time and a former chairman of the board.  Messrs. Konstant and Beychok were also managing partners of the DYDX Group of Funds, LLC (“DYDX”).  On August 15, 2002, DYDX had entered into a letter of intent with Guardian Corporation pursuant to which DYDX agreed to secure bridge financing and a capital infusion for Guardian Corporation, subject to Guardian Corporation’s agreement to consummate a reverse takeover merger into a public entity to be supplied by DYDX, and Guardian Corporation completing its acquisition of The Harbour Group, Inc.  DYDX later identified our company as the public entity for the transaction, and negotiated the terms of the share exchange on our behalf. While Guardian Corporation agreed to compensate DYDX in warrants for its services under the letter of intent, those warrants were never paid as the result of a subsequent settlement between DYDX and Guardian Corporation. No compensation was paid by Universal Holdings to DYDX or Messrs. Konstant or Beychok in connection with the transaction.

On August 31, 2002, three months prior to our acquisition of Guardian Corporation, Guardian Corporation acquired The Harbour Group, Inc. (“Harbour Group”) pursuant to a share exchange.  Harbour Group was a private Virginia company formed in December 2001 which provided engineering services for waterside security that was complementary to an integrated security platform design under development by Guardian Corporation.  As a consequence of this transaction, Harbour Group became a wholly-owned subsidiary of Guardian Corporation, and Harbour Group’s shareholders acquired approximately 15% of Guardian Corporation’s outstanding common shares.

Prior to the acquisition by Guardian Corporation, Harbour Group had recently become a subcontractor to Northern NEF, Inc., now known as CompuCom Federal Systems, which provided waterside security contracting services to U.S. Naval Criminal Investigative Services (“NCIS”).  This subcontract was originated and managed by the President of Harbour Group prior to Guardian Corporation’s acquisition of the company.  In February 2003, Guardian Corporation discovered a series of over-billing to the government by Harbour Group. Guardian Corporation subsequently initiated a self-disclosure regarding the over-charges to U.S. Navy officials, and credited the over-billings on its accounts to the Navy.  The President of Harbour Group was terminated on February 25, 2003.  Based upon our discussions with the U.S. Navy, we believe Guardian Corporation and the company to be in good standing with the Navy and do not anticipate any further action with respect to this matter.

On September 23, 2003 Harbour Group was notified that Northern NEF’s contract with the U.S. Navy was terminated under a Termination for Convenience of the Government provision, which in turn resulted in the termination of Harbour Group’s subcontract with Northern NEF.  This termination of Northern NEF’s contract was unrelated to the over-billing matter noted above or with the performance of Guardian Corporation’s products and services under its subcontract with Northern NEF.  Since the termination of the subcontract with Northern NEF, we have allowed both Harbour Group and Guardian Corporation to become dormant companies, while undertaking the development of new businesses, intellectual property and products through our other subsidiaries.  Harbour Group’s and Guardian Corporation’s only business activities at this time are the collection of final amounts due under Harbour Group’s subcontract with Northern NEF and a yet undetermined settlement amount being claimed by Guardian Corporation under applicable U.S. Government Federal Acquisition Regulations.  We believe we continue to have good relations with the U.S. Navy, and ISR Systems is currently in discussions with the U.S. Navy about the use of its integrated security platform.

On January 13, 2004, we formed a new wholly-owned California subsidiary named Shield Defense Technologies, Inc. (“Shield Technologies”).  Our intent in forming Shield Technologies was to coordinate the holding of our patents, patent applications, product and technology agreements, original equipment manufacturing agreements and strategic alliance agreements in a single subsidiary, through which we would coordinate the marketing and distribution of products, and services developed or provided by our other operating subsidiaries.

On January 22, 2004, we formed a new wholly-owned California subsidiary named Shield Defense Corporation.  Our intent in forming Shield Defense Corporation was to centralize all of our new non-lethal and less-lethal weapon and projectile development activities, products, technologies and services into one corporation.

On February 13, 2004, we acquired Emerging Concepts, Inc. pursuant to a share exchange.  Emerging Concepts is a private California company formed in January 1987 which historically was engaged in the business of providing surveillance and reconnaissance systems, sensors and engineering services.  Emerging Concepts provided those systems and services to U.S. military and national security agencies, including the U.S. Navy, U.S. Air Force, U.S. Border Patrol, and major defense industry leaders such as Lockheed Martin, Northrop, Boeing, Raytheon, BAE and United Defense.  We paid 51,908 restricted shares, with a value of $20,000 based upon the average closing price of our common shares over the 30 day period prior to the closing, to the shareholders of Emerging Concepts to purchase their shares, including the President of Emerging Concepts, Mr. Delmar R. Kintner.  We later cancelled the issuance before delivery of the shares in lieu of a cash payment of $20,000.  The primary purpose of the acquisition was to utilize the established relationships between Emerging Concepts and the military and national security agencies and defense industry companies to market our products and technologies.  The principal asset of Emerging Concepts other than its relationships is its personnel holding secret clearances and facility clearances, which we estimate would cost more than $50,000 to procure were we to file new applications with the U.S. government for those clearances.  The terms of the share exchange were determined by the parties on an arms-length negotiated basis.  No independent valuation was sought from a business and technology appraiser or other third party due to financial constraints.  There was no relationship between Universal Holdings, including our officers, directors and shareholders, and Emerging Concepts, including its officers, directors and shareholders, prior to the share exchange.  No finder’s fees or other forms of consideration were paid by Universal Holdings or Emerging Concepts or our respective officers, directors or shareholders in connection with the share exchange.

On February 24, 2004, we changed the name of Emerging Concepts to ISR Systems Corporation (“ISR Systems”).  We have since decided to centralize all of our more recent integrated security system development activities, products, technologies and services into this corporation.

On July 1, 2004, we acquired our Secure Risks subsidiary.  Secure Risks was an inactive numbered limited liability company organized under the laws of the United Kingdom and Wales on December 16, 2003 that had never appointed officers or directors or conducted any business. We acquired the Secure Risks corporate shell as a corporate vehicle to provide comprehensive business and governmental risk solutions and strategic security services and to acquire Strategic Security Solutions International Ltd. as discussed below and continue its operations.

On July 1, 2004, Secure Risks acquired all of the shares of Strategic Security Solutions International Ltd. (“SSSI”), together with its affiliated companies Strategic Security Solutions International (B.V.I.) Limited and Tag 24 Limited pursuant to a share exchange.  SSSI was a private United Kingdom and Wales limited liability company formed on September 23, 1998 which provided strategic and tactical security services to established and emerging governments, military services, multi-national corporations and high profile business and individual clients around the globe.  SSSI services include maritime and port security, threat and vulnerability assessments, security planning and system design, executive protection and travel risk management, tactical armed security, assets in transit, crisis management, contingency planning, incident management and evacuation, executive and diplomatic protection and training, physical security training, weapons and self-defense training and government training.  Pursuant to the terms of an Agreement And Plan Of Share Exchange dated June 28, 2004 and effective July 1, 2004, Secure Risks issued 4,101,494 unregistered Universal Holdings common shares, with a value of $3,240,180 based upon the trading price of those shares, to SSSI’s five shareholders-employees, Messrs. Bruce M. Braes, Ian Schriek, Richard Kuhn , John Chase and Richard Lumpkin, each of whom has continued as either an employee or consultant to Secure Risks.  Included in these shares are 975,373 common shares (the “escrow shares”) which will be retained in escrow by the Secure Risks until June 28, 2005.  As of the date of this prospectus, the company is evaluating satisfaction of performance requirements and the shares have not yet been released from escrow.

Secure Risks reserves the right to rescind some or all of the escrow shares to the extent (1) SSSI’s annualized sales revenue is less than that reflected in unaudited financial statements provided by SSSI, in which case a portion of the escrow shares shall be rescinded equal to the percentage difference in the sales revenue multiplied by the total number of escrow shares then held; and (2) Secure Risks institutes certain claims against SSSI’s prior shareholders relating to the breach of their covenants or indemnities under the Agreement And Plan Of Share Exchange, or with respect to certain tax liabilities of SSSI.  Management is currently evaluating whether any set-off amount will apply. The terms of the share exchange were determined by the parties on an arms-length negotiated basis.  No independent valuation was sought from a business and technology appraiser or other third party due to financial constraints.  There was no relationship between Universal Holdings, including our officers, directors and shareholders, and SSSI, including its officers, directors and shareholders, prior to the share exchange.  No finder’s fees or other forms of consideration were paid by Universal Holdings or SSSI or our respective officers, directors or shareholders in connection with the share exchange.

On May 1, 2004, we formed a new wholly-owned Hong Kong subsidiary named Shield Defense International Ltd.  Our intent in forming Shield Defense International was to establish an off-shore corporate entity to manufacture our new non-lethal and less-lethal weapon and projectile development activities off-shore, and to centralize all of our non-lethal and less-lethal weapon and projectile development activities, products, technologies and services in that company while retaining domestic marketing and sales activities in Shield Defense Corporation, which became a wholly-owned subsidiary of Shield Defense International.  No material operations have commenced to date with respect to Shield Defense International pending product introduction.

On April 29, 2005, our Shield Defense International subsidiary formed Shield Defense Europe to focus on sales in the European market.  No material operations have commenced to date with respect to Shield Defense Europe.

On October 7, 2005, our ISR Systems subsidiary acquired all of the outstanding capital stock of MeiDa from its ten shareholders pursuant to a Share Exchange Agreement and Plan of Reorganization entered into on August 31, 2005.  MeiDa is a Hong Kong corporation which provides a radio frequency identification (RFID) solution offering a turn-key package that includes software, hardware, retailer integration and systems management that improves global supply chain logistics and operations and meets international RFID mandates.  MeiDa’s technology consolidates multiple manufacturing sites and retailer distribution centers into one snap shot for global visibility of goods movement.  As consideration, ISR Systems agreed to pay 2,272,727 Universal Holdings common shares to MeiDa’s shareholders in two tranches, of which 1,000,000 shares were delivered at the closing on October 7, 2005, and the balance will be delivered on or before October 31, 2006.  In the event ISR Systems is unable to deliver the balance of the shares due by October 31, 2006 ISR Systems will have the option to pay the sum of $1,680,000.  The shareholders of MeiDa are Euro China Group AG; Linkena Anstalt; Transgaria Stiftung, Vaduz; Christopher John & Alexa-Katrin Terry; Thomas Goertz; Wettstein URS; Timo Kipp; Guenter Guest Supplies Ltd.; Roman Kainz as trustee for Hans Deiter; and Roman Kainz as trustee for Deitmar Lillig.  We valued the transaction at $3,000,000 based on the volume average weighted price (“VAWP”) of our common shares for the 15 days preceding the entering into of the Share Exchange Agreement and Plan of Reorganization.  The terms of the exchange were determined by the parties on an arms-length negotiated basis.  No independent valuation was sought from a business and technology appraiser or other third party due to financial constraints.  There was no relationship between Universal Holdings, including our officers, directors and shareholders, and MeiDa, including its officers, directors and shareholders, prior to the share exchange.  No finder’s fees or other forms of consideration will be paid by Universal Holdings or MeiDa or our respective officers, directors or shareholders in connection with the share exchange.  Mr. Herbert P. Goertz has continued as a director and chief executive officer of MeiDa, and received 505,051 common shares through Linkena Anstalt, which he owns and controls.

Markets; Competition; Product Advantages

Security Services

We provide strategic and tactical security services to established and emerging governments, military services, multi-national corporations and high profile business and individual clients around the globe through our Secure Risks and SSSI subsidiaries.  SSSI services include maritime and port security, threat and vulnerability assessments, security planning and system design, executive protection and travel risk management, tactical armed security, assets in transit, crisis management, contingency planning, incident management and evacuation, executive and diplomatic protection and training, physical security training, weapons and self-defense training and government training.  All of our revenues since June 2004 have been generated through the provision of these security services.

Cobra StunLight™

The market for our Cobra StunLight™ product are generally the military, law enforcement, private security and consumer markets which will use the device to apprehend or subdue suspects, assailants or prisoners, or the consumer personal protection market which will use the device to defend against assailants.

Competing devices presently in the market include:

•

The powder-released OC (pepper powder ball) marketed by Jaycor Tactical Systems, Inc.  This product utilizes Tippmann Paintball markers to launch a standard-sized .68-inch paintball-type sphere containing OC (pepper spray).  Jaycor is positioning its company around this single OC (Pepper Ball) product and launcher.

•

TASER® brand conducted-energy weapons.  These products utilize compressed nitrogen to shoot two small probes up to 15 or 21 feet (21 foot cartridges sold to law enforcement and aviation security agencies only). These probes are connected to the weapon by high-voltage insulated wire. When the probes make contact with the target, the TASER® energy weapon transmits powerful electrical pulses along the wires and into the body of the target. These weapons have been implicated in up to 31 suspicious deaths since their inception. The TASER® is a specialty weapon generally used by a relatively small portion of law enforcement, military, private security and consumer markets given licensing requirements and other regulatory restrictions governing its use.  The Cobra StunLightTM is a less-expensive “everyday use” multi-purpose product for those markets insofar as it can be readily carried by law enforcement or security personnel on their persons as part of their equipment (these personnel generally do not carry a TASER® with them), and the use of OC (pepper spray) or CS (tear gas) is not subject to the higher level of regulation as the TASER® device.

•

The TigerLight® Non-Lethal Defense System manufactured by TigerLight, Inc.  This system is designed for one handed operation by a police officer to illuminate the suspect and subject him to OC (pepper spray), while maintaining cover with the officer’s firearm. The aerosol spray is located in the rear of the flashlight requiring a person to remove the light from a suspect before spraying.  The aerosol fog has a distance of 12-14 feet.

We believe our personal protection products will have a competitive advantage over these and other non-lethal and less-lethal devices since we can offer an array of non-lethal devices that meet law enforcement agency and mission requirements, as well as consumer needs.  We also believe we will be able to compete based on price, performance and value.  We believe our products will be more flexible than the competition and will be readily available to the police officer when needed. The Cobra StunLight™ will replace police officers’ current flashlights, and also be available to the consumer for protection at home and in automobiles.

Riot Defender Projectile Launcher

The market for our Riot Defender Projectile Launcher products are generally military and law enforcement agencies which will use the device for riot and other crowd control purposes.  Competing devices presently in the market include high pressure air launchers made by TippMann Industries and Advanced Tactical Systems. Both of these companies offer only carbine launchers. The Riot Defender Projectile Launcher device will be a unique product in this market insofar as the ability to convert from a CO2 powered ten projectile pistol configuration to a high capacity 180 projectile high pressure air carbine. This will give the law enforcement officer and the consumer flexibility with one launcher that is not available today.

ISR Systems Security Platform

The market for ISR Systems integrated security platform will be the military and government agencies in charge of protecting government buildings and facilities including embassies, ports, airports, jails, prisons and border crossings, and businesses which need to protect commercial and industrial facilities such as petroleum collection and transportation networks, petroleum refineries and chemical plants.  Competition is fragmented in the defense and security industries and is dominated by small specialty system integrators who develop site-specific system designs and utilize a number of subcontractors to assemble, integrate and install these “one-off” security systems utilizing a multitude of sensor suppliers.  Integrators range from Lockheed Martin to small local security firms.  ISR Systems’ integrated and interoperable system incorporates an “end-to-end” security solution to secure entire threat environments with our branded modular security platform utilizing OEM suppliers. ISR Systems’ approach starts with a threat and vulnerability assessment, risk analysis, security plan and a system design that is a modular and scaleable system to adjust to any threat environment and ends with system installation and training. Recurring revenue will be realized from annual or bi-annual security plan testing and evaluation and upgrades.

Marketing and Distribution Strategy

In the case of our Cobra StunLightTM and Riot Defender Projectile Launcher products, we intend to manage global marketing and sales from our corporate offices and to utilize sales agents, distributors and dealers to distribute our products to military, law enforcement, commercial security and consumer distribution channels, while developing a small internal sales and marketing staff to monitor and manage those activities and to directly market and distribute our products to selected customers.  We may also explore joint venture and other strategic relationships.  With respect to our MeiDa products, we anticipate we will market these through an internal sales and marketing staff.

In the case of ISR Systems’ integrated security platforms, our marketing and distribution strategy will reinforce our “holistic” approach to securing entire threat environments, and we will use the experience and credibility of our management, board of directors, and advisory board to access government and commercial target markets.  We will continue to develop strategic alliances in the United States, Europe, and Asia to market, assess risk, design, integrate, deploy and maintain our security platforms in their respective markets.   Distribution, integration and installation of ISR Systems’ products and systems will be performed by strategic partners in the United States and each foreign country in conjunction with our strategic alliance agreement with EWA Information And Infrastructure Technologies, Inc. (“IIT”) as discussed below.

On January 13, 2004, Shield Technologies entered into a strategic alliance agreement with IIT, a provider of risk analysis, critical infrastructure protection and information assurance to government and transportation sectors worldwide.  IIT and its parent corporation, EWA, Inc., employ more than 1,600 people around the globe to a broad range of government and commercial customers, including the US Department of Defense and all military services, national intelligence and law enforcement agencies, the National Aeronautics and Space Administration (NASA), and international defense, security and banking organizations.  Under the agreement with IIT, we have each agreed to (1) actively promote each others’ products and services, and (2) jointly act with each other on an exclusive basis to market products and services relating to harbor and port security proposals and projects.  This agreement has a term of three years, and is terminable upon 90 days notice. We are working closely with IIT to develop and deploy our security services, products and systems to the U.S. Government and coalition partners in Europe.

Manufacturing Capacity

We will rely upon third party contract manufacturers or joint-venture partners to satisfy future production as we introduce our products to market.  We currently have in place a contract manufacturer for our Cobra StunLightTM product, and are in the process of selecting a manufacturer for the frangible projectiles used by our Riot Defender Projectile Launcher.  Our Riot Defender Projectile Launcher product will also utilize strategic manufacturing relationships with manufacturers and engineering consultants.  We are also procuring a contract manufacturer for our MeiDa RFID chips and tracker.

There are numerous manufacturers who could fabricate our products at competitive prices should we need to make alternative arrangements.  Similarly, most of the components used in our products are standard parts or materials which are available from multiple supply sources at competitive prices.

In the case of our ISR Systems’ integrated security platforms, we have entered into original equipment manufacturing (“OEM”) agreements with a network of software and sensor suppliers.  Under the terms of these agreements, the manufacturers will supply their products to ISR Systems under our “Shield” brand under terms that provide consistent product specifications, expanded profit margins, service levels to ISR Systems, and a single, cost-effective, modular, and scaleable security platform to meet most security threat environments.

Research and Development

We currently conduct research and development activities either in-house or through engineering consultants.  We recorded no research and development expenses in fiscal 2003 or 2004.  We have budgeted $225,000 for research and development for fiscal 2005.

Patents and Licenses

On October 23, 2003, we filed an application captioned “Laser and Tear Gas Equipped Self Defense LED Flashlight” with the United States Patent and Trademark Office.  This application covers our Cobra StunLightTM  product and was filed by Messrs. Dennis M. Cole and Michael J. Skellern.  Messrs. Cole and Skellern have since assigned all of their rights to that application to the company.  The patent application is still under review as of the date of this prospectus.

The frangible projectile used with our Riot Defender Projectile Launcher was originally patented by the U.S. Navy on November 14, 2000 (patent no. 6,145,441), captioned “Frangible payload-dispensing projectile” which expires on April 2, 2018.  The U.S. Navy granted Guardian Corporation the exclusive right to sell and market projectiles using this patented technology for the life of the patent in an agreement dated November 19, 2002.  In January of 2004 Guardian Corporation renewed its exclusive license to the U.S. Navy’s non-lethal frangible projectile patent for 14 years.

All of our scientific personnel have executed non-disclosure agreements that reserve ownership of intellectual property with the Company.  Universal Holdings and each of our subsidiaries require non-disclosure and non-circumvention agreements from all potential vendors, consultants, manufacturers, agents and employees.

Government Regulation

Every state allows the sale of OC (pepper spray) or CS (tear gas) aerosol products to law enforcement agencies or military personnel without regulation or licensing, while approximately 48 states allow the sale of these products to other consumers without regulation or licensing other than limiting the quantity of chemical contained in the product.  California, for instance, which is the most stringent state, limits consumer OC (pepper spray) or CS (tear gas) aerosol products to 2.5 oz.  We will probably market two versions of our Cobra StunLightTM  product to satisfy these regulations, a consumer version carrying a 2.5 oz canister, and a law enforcement version that carries a larger canister.

Every state allows the sale of projectile launcher products to law enforcement agencies or military personnel without regulation or licensing, while approximately 37 states allow the sale of these products to other consumers without regulation or licensing.  Since we do not believe there will be a high level of consumer demand for our Riot Defender Projectile Launcher products, we do not consider the limitations placed on the consumer market to be material.

Subsidiaries

We directly or indirectly own seven active wholly-owned operating subsidiaries:  Secure Risks Ltd., Strategic Security Solutions International Ltd., Shield Defense International Ltd., Shield Defense Corporation, ISR Systems Corporation, Shield Defense Technologies, Inc., Shield Defense Europe GmbH and MeiDa Information Technology, Ltd. We also currently own 88.7% of the capital stock of one dormant subsidiary, Universal Guardian Corporation, which in turn owns one dormant wholly-owned subsidiary, The Harbour Group, Inc.

Employees

Universal Holdings and our subsidiaries currently have a staff comprised of six executive officers, four regional directors and approximately fifty employees.  We also use the services of approximately 1,000 out-sourced contract employees and consultants to provide services under various government and commercial contracts.  We anticipate that the employees and consultants currently engaged by the company will be able to handle most of our administrative, research and development, sales and marketing, and manufacturing requirements.  We believe that our employee relations are good.  None of our employees are represented by a collective bargaining unit.

PROPERTIES

Universal Holdings currently leases its principal executive offices located in Newport Beach, California, from The Irvine Company.  The lease agreement, which has a term of 36 months ending July 31, 2007, provides for the payment of $6,600 in base rent per month.  We will also be obligated to reimburse the lessor for our proportionate share of any increase in building costs and property taxes over the base year of the lease.  Universal Holdings uses this space as the executive offices of all of our subsidiaries other than Secure Risks and Shield Defense International. There is no affiliation between Universal Holdings or any of our principals or agents and The Irvine Company or any of their principals or agents.

Our Secure Risks subsidiary currently leases its principal executive offices located in London, England, from LexLawn Associates Limited Directors Pension Scheme.  This lease agreement, which expires on April 30, 2006, provides for the payment of £35,540 in base rent per year.  We are also obligated to reimburse the lessor for our electricity, gas and telephone.  Secure Risks uses this space as the executive offices of our SSSI subsidiary.  There is no affiliation between Universal Holdings or any of our principals or agents and LexLawn Associates Limited Directors Pension Scheme or any of their principals or agents.

Our subsidiaries also maintain offices in various cities throughout the world pursuant to monthly leases or other arrangements terminable at will.

MANAGEMENT

Identity

The following table identifies our current executive officers and directors and their respective offices held:

Name	Age	Company	Office
Michael J. Skellern	56	Universal Guardian Holdings, Inc.	Chief Executive Officer and Class III Director
		Secure Risks Ltd.	Chairman and Director
		Strategic Security Solutions International Ltd.	Director
		Shield Defense Corporation	Chairman of the Board and President
		Shield Defense International (SDI)	Chairman and Director
		Shield Defense Technologies, Inc.	President, Chief Executive Officer and Chairman of the Board
		ISR Systems Corporation	Director
		Universal Guardian Corporation	President, Chief Executive Officer and Director
Marian J. Barcikowski	50	Universal Guardian Holdings, Inc.	Chief Financial Officer
		Secure Risks Ltd.	Chief Financial Officer
		Strategic Security Solutions International Ltd.	Chief Financial Officer
		Shield Defense International (SDI)	Chief Financial Officer
		Shield Defense Corporation	Chief Financial Officer
		Shield Defense Technologies, Inc.	Chief Financial Officer
		ISR Systems Corporation	Chief Financial Officer
		Universal Guardian Corporation	Treasurer

Mark V. Asdourian	46	Universal Guardian Holdings, Inc.	General Counsel and Secretary
Bruce M. Braes	44	Secure Risks Ltd.	Managing Director - Strategic Security Solutions
		Strategic Security Solutions International Ltd.	Managing Director
Kurt Schaerer	64	Shield Defense International Ltd.	Managing Director
Herbert P. Goertz	53	ISR Systems Corporation	President
		MeiDa Information Technology, Ltd	Chief Executive Officer
Mel R. Brashears	59	Universal Guardian Holdings, Inc.	Class II Director
Michael D. Bozarth	43	Universal Guardian Holdings, Inc.	Class I Director

All of the executive officers provide their services as executive officers on a full-time permanent basis with the exception of Mr. Schaerer, who also provides outside consulting services, and Mr. Asdourian, who devotes the majority of his time to the affairs of Universal Holdings and the balance of his time to his law practice.

There are no family relationships between any two or more of our directors or executive officers.  There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

None of our directors or executive officers has, during the past five years, (1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) been convicted in a criminal proceeding or subject to a pending criminal proceeding; (3) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or (4) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Business Experience Of Executive Officers And Directors

Michael J. Skellern has served as Chief Executive Officer and a director of Universal Holdings since December 31, 2002, and as Chief Financial Officer of that corporation from August 31, 2003 to July 31, 2004.  Mr. Skellern also holds the following positions with our various subsidiaries:  (1) Chairman and Director of Secure Risks, Ltd. since July 1, 2004; (2) Director of Strategic Security Solutions International, Ltd. since July 1, 2004; (3) President, Chief Executive Officer,  and a director of Shield Defense Corporation since January 28, 2004, and President since March 9, 2005; (4) Chairman and Director of Shield Defense International since June 4, 2004; (5) Chairman and Director of Shield Defense Technologies since January 28, 2004; (6) Chief Executive Officer of ISR Systems Corporation from August 31, 2005 to October 7, 2005, and a director of that corporation from February 24, 2004, (7) director of Universal Guardian Corporation since March 19, 2001, President of that corporation since April 1, 2001, and Chief Executive Officer of that Corporation since April 1, 2002.

In addition to being employed by the Universal Holdings and its subsidiaries, Mr. Skellern has been President and CEO of Pacific International, Inc., since 1977.  Mr. Skellern was also President, International, BigStore.com, Inc., from October 1999 to July 2000, and its Chief Executive Officer from July 2000 to December 2000.  Prior to that,

Mr. Skellern was Chief Executive Officer of Sotheby’s Premier Canadian Properties, Ltd. from March 1998 through September 1999, and President and Chief Executive Officer of Pacific International Communications from 1992 to 1997.  Mr. Skellern has previously served on the board of directors for several private companies.  Mr. Skellern holds a Masters of Business Administration degree from Knightsbridge University.

Marian J. Barcikowski has served as Chief Financial Officer of Universal Holdings and each of its subsidiaries since August 2004, and Controller of Universal Holdings since June 2004.  Prior to joining Universal Holdings, Mr. Barcikowski was President of his own consulting company, Statistical Dynamics, LLC, a finance and accounting solution provider, from February 2002 to June 2004; Financial Controller for Sun Microsystems Educational Services, a subsidiary of Sun Microsystems (Nadsaq:SUNW) from January 1998 to February 2002; Controller of DynCorp of Colorado, Inc. from October 1995 to January 1998; Manager of Cost Accounting and Pricing and Acting Controller for Applied Solar Energy Corporation from April 1991 to September 1995; and Estimating Supervisor/Senior Process Engineer for Farley Industries from November 1976 to September 1984.  Mr. Barcikowski received his bachelor or arts degree from the University of Illinois, and his Bachelors of Business Administration and Masters of Business Administration degrees in Finance from Almeda College & University.

Mark V. Asdourian has served as General Counsel and Corporate Secretary of Universal Holdings since August 23, 2004.  Mr. Asdourian has been in private practice since 1994 as principal of Mark V. Asdourian, P.C.  During this period Mr. Asdourian has also acted as general counsel of Shopping.com from 1997 until March 1999 when it was sold to Compaq Computer Corp.  From 1996 through to December 2001, Mr. Asdourian was retained by Weyerhauser Mortgage Company to manage its national litigation.  Mr. Asdourian has over fifteen years experience as a business trial lawyer and has obtained several multi-million dollar verdicts and settlements.  Mr. Asdourian has a bachelor of arts degree from the State University of New York, and a Juris Doctor degree from Southwestern University of Law.  Mr. Asdourian is admitted to practice law before the bars of the State of New York and California.

Bruce M. Braes has served as Managing Director, Strategic Security Solutions, of Secure Risks since July 2004, and Managing Director of SSSI since September 1998.  Prior positions include Intelligence Officer in Central Africa and South Africa for fifteen years with various governmental agencies.  Mr. Braes holds the ASIS International Certified Protection Professional Certification. He is a Member of the International Institute of Security as well as being a Fellow of the Security Institute.  He also possesses a Masters of Arts degree in Security Management from the University of Loughborough.

Kurt Schaerer has served as Managing Director of Shield Defense International Ltd since May 2004.  Since 1991, Mr. Schaerer has been a consultant for international product development, contract manufacturing, sourcing and international operations, including for Cosa Libermann.  From 1991 through December 2003, Mr. Schaerer was Chief Executive Officer and a Director of EuroGroup, a purchasing agent for a consortium of European companies.  Prior to that, he worked for 35 years until 1991, when he retired, for Cosa Libermann, first as Assistant to its Managing Director, then as Director of its Consumer Goods Export Division, General Manager, and finally Director of Worldwide Corporate Development.  Mr. Schaerer also has also served on the board of a number of companies in Asia, such as Sodechanges, a subsidiary of Renault Finance, Cerberus Group Greater China, Euro China Group, and PAT, a subsidiary of the German manufacturer Rheinmetall Electronics Group and Chinese partners.

Herbert P. Goertz has served as President of ISR Systems Corporation since October 7, 2005, and as Chief Executive Officer of MeiDa Information Technology, Ltd. since October 2001.  Prior to that, Mr. Goertz was Chief Executive Officer of Host Logic, an SAP managed application service provider, from January 1999 to September 2001; Executive Vice President from June 1997 to December 1998 of Florida Internet Corporation; President from January 1990 to May 1997 of SETAC, Inc.; Director from April 1987 to December 1989 of SAP International AG, and Director from January 1976 to March 1987 of Metro International AG.  Mr. Goertz holds a bachelors degree in business administration from the Graduate School of Business Administration (GSA), Zurich, Switzerland.

Dr. Mel R. Brashears has served as an outside director of Universal Holdings since July 30, 2003.  Mr. Brashears has also been Chairman of the Board of Irvine Sensors Corporation (Nasdaq: IRSN) since March 2001, and a director of that corporation since December 2000, and has also been the Chairman and Chief Executive Officer of iNetWorks Corporation, a subsidiary of Irvine Sensors Corporation.  Previously, Mr. Brashears was Sector President and Chief Operating Officer at Lockheed Martin Corporation. He is a past Chairman, co-Chairman or director of several companies and corporations. Additionally, he served on the boards of the American Electronics Association, the California State University Foundation, and the University of Southern California’s Center for Telecommunications Management.  Mr. Brashears is an invited member of the Telecommunications Academy of Russia.  Mr. Brashears is a graduate of the University of Missouri, where he earned his bachelor’s, master’s and Ph.D. degrees in engineering, and where he also taught.  He has also attended several executive institutes including the Management Institute from Penn State University, and the University of Michigan Executive Program.

Michael D. Bozarth has served as an outside director of Universal Holdings since September 1, 2005.  Mr. Bozarth has enjoyed a twenty-one year career at Accenture serving as a Managing Partner in the Financial Services Industry Practice. He has spent his career in strategy, planning and the implementation of large scale infrastructure programs and became a full equity partner in 1996.  From 1998 to 1999 Mr. Bozarth was responsible for the largest network infrastructure program ever completed by Accenture.  Mr. Bozarth also served as a Client Relationship Partner and Select Quality Review Partner at several key clients in North America and abroad.  His clients are both domestic and international including some of the largest retail banks, lenders, and credit card companies in the world. From 2000 to 2002, he was responsible for Accenture’s largest consulting services engagement in their Financial Services Practice.  In 2003, Mr. Bozarth was admitted to the Global Leadership Council and awarded “Diamond Client Partner” status at Accenture. The latter honor recognized his client relationships and business contributions to be among the top 15 partners out of 2,500 partners worldwide.  In 2003 to 2004, Mr. Bozarth was in charge of the Banking Industry Practice in North America.  In this role he was responsible for the strategy and go-to-market approach for this practice.  From 2004 to 2005, Mr. Bozarth continued his leadership role at Accenture by focusing exclusively on managing deal teams that shaped and negotiated Accenture’s largest business contracts and acquisitions.  Mr. Bozarth graduated from the University of Southern California in 1984 with a Bachelors of Science degree in Computer Science Engineering. Mr. Bozarth actively represented Accenture in the American Banker Association and the Mortgage Banker Association of America. He also serves on the Board of the University of Southern California Associates for the Marshall School of Business and MRE, Inc., a real estate development company.

Structure Of Board Of Directors

Our certificate of incorporation sets the authorized number of directors on our board of directors at not less than three nor more than nine, with the actual number fixed by a resolution of our board.  At a meeting of our board of directors held on September 1, 2005, the board adopted a resolution fixing the number of members to the board at three directors.

Pursuant to our certificate of incorporation, our board of directors is “classified”, meaning that our directors generally serve three-year terms on a “staggered” basis pursuant to which one-third of our directors would be subject to election every year.  Our certificate of incorporation provides that unless we are a “quasi-California corporation” as defined under section 2115 of the California Corporations Code, or unless we have at least 800 shareholders, we are required to have a classified board.  Pursuant to section 2115 of the California Corporations Code, a quasi-foreign corporation is one which conducts business in California unless (1) 50% or more of its business is conducted outside of California, (2) 50% or more of its voting securities are held of record by persons having addresses outside of California, or (3) its shares are listed or traded on the New York Stock Exchange, the American Stock Exchange, or the National Market System of the Nasdaq Stock Market.

Prior to July 2004, we were a quasi-California corporation, and accordingly did not have a classified board.  However, in July 2004 we were no longer classified as a quasi-California corporation, requiring us under our certificate of incorporation to implement a classified board following our next annual meeting of shareholders.  Following this meeting, held on October 6, 2005, we implemented the classified board requirements of our certificate of incorporation by dividing our board into three classes, designated Class I, Class II and Class III, with our directors allocated amongst such classes as nearly equal in numbers as possible.  Our board of directors then designated Mr. Michael J. Skellern to act as our Class III director, Dr. Mel Brashears as our Class II director, and Mr. Michael D. Bozarth as our Class I director.  In order to place the classes of directors on a staggered basis for purposes of future annual elections, the directors in Classes I and II would initially hold office for one and two-year terms, respectively.  The original director in Class I, who will initially serve a one-year term, will be eligible for re-election to a full three-year term at the annual meeting of shareholders to be held in 2006.  The original director in Class II, who will initially serve a two-year term, will be eligible for re-election to a full three-year term at the annual meeting of shareholders to be held in 2007.  The original director in Class III, who will initially serve a full three-year term, will be eligible for re-election for a new three-year term at the annual meeting of shareholders to be held in 2008.  Each director will serve until his or her successor is duly elected and qualified at an annual meeting of shareholders as provided above or until his or her earlier death, resignation or removal.  In the event of the replacement or appointment of a new director in the interim, the new director shall serve until at the first annual meeting of shareholders occurring after the scheduled expiration of the term of the class of directors to which he or she has been appointed.

Board Committees And Independence

Our board of directors has two active committees, a corporate governance committee and a compensation committee each currently comprised of Mr. Skellern and Dr. Brashears.  We have also previously formed an audit committee, however, due to recent changes in management, the entire board is currently handling the audit committee functions.

Messrs. Brashears and Bozarth are each “independent” as that term is defined by the American Stock Exchange (“AMEX”).  Under the AMEX definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $60,000 during the current or past three fiscal years; or (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years.

None of our independent directors are an “audit committee financial expert” within the meaning of SEC rules.  An audit committee financial expert is a person who can demonstrate the following attributes:  (1) an understanding of generally accepted accounting principles and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonable be expected to be raised by the company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal controls and procedures for financial reporting; and (5) an understanding of audit committee functions.  Although none of our independent directors are audit committee financial experts, we nevertheless believe in view of the current development state that they have the requisite financial background and experience to carry out their duties with respect to matters concerning the audit of our financial statements.

Director Compensation

Our current compensation policy for our directors is to compensate them through the grant of options to purchase common shares as consideration for their joining our board of directors and/or providing continued services as a director.  Our current compensation practice is to grant to directors on an annual basis options to purchase 300,000 shares at current market prices for service on the board.  These options generally vest during the first year of the term of the option.  We do not currently provide additional cash compensation for service on committees, although we reimburse our directors for their expenses.

The following table describes the common share purchase options granted to our current directors as director compensation.

Name	Grant Date	Common Shares Purchasable	Exercise Price	Vesting Date	Expiration Date
Michael J. Skellern (1)	7/1/2002(2)	150,000	$ 0.01	Vested	7/1/2012
Mel R. Brashears (3)	12/22/2003	500,000	$ 0.12	Vested	12/22/2008
	9/8/2004	500,000	$ 0.54	Vested	9/7/2009
	8/8/2005	300,000	$ 1.14	12/31/05	8/7/2015
Michael D. Bozarth	8/8/2005	300,000	$ 1.14	12/31/05	8/7/2015

(3)

Excludes 1,500,000 common share purchase options unrelated to the provision of services as a director which were granted to Mr. Skellern in his capacity as President and Chief Executive Officer of Universal Holdings.  See “Employment And Consulting Agreements With Executive Management”.

(2)

Granted for service on our Universal Guardian Corporation subsidiary board of directors; conversion right later extended to service on Universal Holdings board of directors.

(3)

Excludes 300,000 common share purchase warrants unrelated to the provision of services as a director which were granted to Mr. Brashears for consulting services.  See “Employment And Consulting Agreements With Executive Management”.

Board of Advisors

Universal Holdings has composed a board of advisors consisting of the following members to assist us with counterterrorism, security and technical issues, and to assist us with business development with government, military and commercial markets.

Mr. Roger Cressey has served on our Board of Advisors since September 2003.  Mr. Cressey was chief of staff to the President’s Critical Infrastructure Protection Board from November 2001 to September 2002.  Between November 1999 and November 2001, he served as director for transnational threats on the National Security Council staff.  Prior to his White House service, Mr. Cressey served in the Department of Defense, including as Deputy Director for War Plans.  From 1991-1995, he served in the Department of State working on Middle East Security issues. He has also served overseas with the U.S. Embassy in Israel and with United Nations peacekeeping missions in Somalia and the former Yugoslavia.

Mr. Richard Clarke has served on our Board of Advisors since September 2003.  Mr. Clarke is an internationally recognized expert on security, including homeland security, national security, cyber security, and counterterrorism. He is currently an on-air consultant for ABC News. Mr. Clarke served the last three Presidents as a senior White House Advisor.  Over the course of eleven consecutive years of White House service, he held the titles of Special Assistant to the President for Global Affairs, National Coordinator for Security, and Counterterrorism Special Advisor to the President for Cyber Security.  Prior to his White House years, Mr. Clarke served for 19 years in the Pentagon, the Intelligence Community, and State Department.  During the Reagan Administration, he was Deputy Assistant Secretary of State for Intelligence. During the Bush-Quayle Administration, he was Assistant Secretary of State for Political-Military Affairs.

Major General John Admire, Ret. has served on our Board of Advisors since March 2003.  Major General Admire retired in 1998 as the Commanding General, 1st Marine Division, Camp Pendleton, California after 33 years of active duty.  General Admire served with the Military Advisory Group in Vietnam, the Combined Staff in Thailand, European Command in Germany; Joint Chiefs of Staff at the Pentagon, and Congress and White House staffs.  General Admire holds a Master of Arts degree in National Security and Strategic Studies from the Naval War College, a Masters of Arts degree in International Relations from Salve Regina University, a Masters or Arts degree in Military History from Old Dominion University, a Master of Arts degree in Journalism and a Bachelors of Arts degree in Public Relations & Advertising from the University of Oklahoma.

Advisor Compensation

Our current compensation policy for the members of our advisory board is to compensate them through options to purchase common shares as an inducement for them to join the advisory board.  The following table described the common share purchase options granted to the members of our advisory committee to date:

Name	Grant Date	Common Shares Purchasable	Exercise Price	Expiration Date
Richard Clarke	1/22/2004	100,000	$ 0.35	1/22/2009
Roger Cressey	1/22/2004	100,000	$ 0.35	1/22/2009
Major General John Admire, Ret.	1/22/2004	100,000	$ 0.35	1/22/2009

We do not currently provide the members of our advisory board with cash compensation, although we do reimburse their expenses.

Employment And Consulting Agreements With Executive Management

Michael J. Skellern

Mr. Skellern is currently employed as President and Chief Executive Officer of Universal Holdings pursuant to the terms of an executive employment agreement entered into effective October 1, 2004.  The essential terms of the employment agreement are as follows:

•

Mr. Skellern is employed under the agreement for an initial five-year initial term.  After the initial term, the agreement renews automatically for successive three-year terms, unless either Mr. Skellern or Universal Holdings provides at least one months notice prior to the expiration of the pending term of their election not to renew.

•

Mr. Skellern’ compensation under the agreement consists of an initial base salary of $296,570 per year, subject to annual increases as determined by our board of directors, but at least 15% on each anniversary date.

•

Mr. Skellern is entitled to an automobile allowance of not less than $975 per month.

•

Universal Holdings is required to pay the insurance premium for a $2,000,000 life insurance policy on Mr. Skellern for the benefit of his family.

On December 22, 2003, Universal Holdings granted Mr. Skellern, as additional compensation for the provision of his services as President and Chief Executive Officer, common share purchase option entitling him to purchase 500,000 Universal Holding common shares at the price of $0.12 per share, the fair market value of the shares as of the date of grant.  One-half of these options vested upon grant, with the balance vesting on the first anniversary date of grant.  These options lapse to the extent unexercised on December 22, 2008.

On September 8, 2004, Universal Holdings granted Mr. Skellern, as additional compensation for the provision of his services as President and Chief Executive Officer, common share purchase option entitling him to purchase 500,000 Universal Holding common shares at the price of $0.52 per share, the fair market value of the shares as of the date of grant.  One-half of these options vested upon grant, with the balance vesting on January 1, 2005.  These options lapse to the extent unexercised on September 7, 2009.

On August 8, 2005, Universal Holdings granted to Mr. Skellern, as additional compensation for the provision of his services as President and Chief Executive Officer, common share purchase option entitling him to purchase 500,000 Universal Holding common shares at the price of $1.14 per share, the fair market value of the shares as of the date of grant.  The options vest on September 8, 2005, and lapse to the extent unexercised on August 7, 2015.

For information relating to compensation paid to Mr. Skellern with respect to acting as a director of Universal Holdings, see “Board Compensation”.

Marian J. Barcikowski

Mr. Barcikowski was originally employed as Director of Finance and Comptroller of Universal Holdings under an employment agreement dated June 15, 2004, which expires on June 15, 2006.  In August 2004, Mr. Barcikowski was promoted to Chief Financial Officer.  The essential terms of the employment agreement are as follows:

•

Mr. Barcikowski is entitled to annual compensation of $120,000 per year.

•

The company may in its discretion pay Mr. Barcikowski a bonus at the end of each year of employment.

•

As an inducement for Mr. Barcikowski’s employment, he was granted a common share purchase option entitling him to purchase over five years 100,000 Universal Holding common shares at the price of $0.92 per share, the fair market value of the shares as of the date of grant.  One-half of the options vest upon the first anniversary of Mr. Barcikowski’s employment, while the balance vest on the second anniversary.

On September 8, 2004 Universal Holdings granted Mr. Barcikowski, as additional compensation for the provision of his services as Chief Financial Officer, common share purchase option entitling him to purchase an addition 400,000 Universal Holding common shares at the price of $0.52 per share, the fair market value of the shares as of the date of grant.  The grant of these options is contingent upon Mr. Barcikowski entering into a mutually acceptable amended employment agreement with Universal Holdings, which is presently under negotiations.  Subject to satisfaction of that condition, 75,000, 75,000, 125,000 and 125,000 of these options vest on October 1, 2005 through October 1, 2008, respectively.  These options lapse to the extent unexercised on September 30, 2009.

Mark V. Asdourian

Mr. Mark V. Asdourian is employed as our General Counsel pursuant to the terms of a four-year employment agreement with an effective date of September 8, 2004.  Under the terms of this agreement, Mr. Asdourian devotes a substantial portion of his time to the company’s affairs.  Mr. Asdourian devotes the balance of his time to his private practice as principal of Mark V. Asdourian, A Professional Corporation.  With the consent of both parties, Mark V. Asdourian, A Professional Corporation acts as attorney of record with respect to certain litigation concerning the company.  The essential terms of the employment agreement are as follows.

•

Mr. Asdourian is currently entitled to compensation of $20,000 per month.

•

The company may in its discretion increase his salary and pay Mr. Asdourian a bonus at the end of each year of employment.

•

As an inducement for Mr. Asdourian’s employment, he was granted a common share purchase option entitling him to purchase over four years 500,000 Universal Holding common shares at the price of $0.52 per share, the fair market value of the shares as of the date of grant.  The options vest on a monthly basis commencing on the effective date of the agreement.

•

In addition and subject to board approval, in the event of the grant by the company of common share purchase options to its directors after January 1, 2005, Mr. Asdourian will be entitled to receive an identical grant.

•

The agreement will automatically renew for successive two year periods unless either party provides notification of termination at least thirty days’ prior to the expiration of a pending term.

On August 8, 2005, Universal Holdings granted to Mr. Asdourian, as additional compensation for the provision of his services as General Counsel, common share purchase option entitling him to purchase 300,000 Universal Holding common shares at the price of $1.14 per share, the fair market value of the shares as of the date of grant.  The options vest on September 8, 2005, and lapse to the extent unexercised on August 7, 2015.

Bruce M. Braes

Mr. Braes was employed as Managing Director of Secure Risks under a service agreement with that company dated June 17, 2004.  The service agreement has an initial term of three years, although it is terminable by either party upon 90 days prior notice following the first anniversary date of the agreement.  The essential terms of the service agreement are as follows:

•

Mr. Braes is entitled to annual compensation of £100,000 per year.

•

Mr. Braes is entitled to be paid a discretionary bonus as determined by Secure Risks’ board of directors.  Secured Risks has since agreed to pay Mr. Braes (1) a stage one bonus equal to 30% of Secure Risks earnings before income taxes and amortization or “EBITA” over 20% EBITA , not to exceed Mr. Braes’ base salary; and (2) a stage two bonus equal to 50% of Secure Risks EBITA over 20% EBIDTA on any revenue increase over prior year revenues.  The bonus shall be paid 20% in cash and 80% in a number of Universal Holdings five-year common share purchase options equal to the amount of the bonus payable in options divided by the fair market value of the shares, and exercisable at that fair market value.

As additional compensation for Mr. Braes’ employment, Secure Risks also granted him a common share purchase option entitling him to purchase 50,000 Universal Holding common shares at the price of $0.79 per share, the fair market value of the shares as of the date of grant, vesting over three years.

On August 8, 2005, Universal Holdings granted to Mr. Braes, as additional compensation for the provision of his services as Managing Director of Secure Risks, common share purchase option entitling him to purchase 100,000 Universal Holding common shares at the price of $1.14 per share, the fair market value of the shares as of the date of grant.  The options vest in two equal trances on December 16, 2005 and June 16, 2006, and lapse to the extent unexercised on August 7, 2015.

Kurt Schaerer

Mr. Kurt Schaerer has been employed by Shield Defense International through Mr. Schaerer’s consulting company, Dipro Asia Pacific Ltd, on an “at will” basis since May 1, 2004.  As compensation for the provision of Mr. Schaerer’s services, we have agreed to compensate Dipro Asia Pacific the amount of $3,000 per month, and to pay a product sourcing fee based on a commission equal to 5% of the base manufactured cost of goods sourced FOB factory, to cover office rent and equipment.  We have also granted to Mr. Schaerer a common share purchase option entitling him to purchase over five years 150,000 Universal Holding common shares at the price of $1.04 per share, the fair market value of the shares as of the date of grant.  One-half of the options vest upon the first anniversary of Mr. Schaerer’s employment, while the balance vest on the second anniversary.

Herbert P. Goertz

Mr. Goertz is employed as President of ISR System under an executive employment agreement with that company dated October 17, 2005.  The essential terms of the employment agreement are as follows:

•

Mr. Goertzis employed under the agreement for an initial 42 month initial term.  After the initial term, the agreement renews automatically for successive one-year terms, unless either Mr. Goertz or Universal Holdings provides at least one months’ notice prior to the expiration of the pending term of their election not to renew.

•

Mr. Goertz’s compensation under the agreement consists of an initial base salary of $198,000 per year, subject to annual increases as determined by Universal Holdings.

•

Mr. Goertz is entitled to an automobile allowance of not less than $650 per month.

•

Mr. Goertz will also be entitled to share, with other employees of ISR Systems and its subsidiary, in a cash and option bonus plan to be established based upon gross margin and revenue targets.

Dr. Mel R. Brashears

On July 7, 2003, we granted to Mr. Brashears, as compensation for consulting services, fully vested warrants entitling him to purchase 300,000 common shares at $0.19 per share, the fair market value of the shares as of the date of grant.  These warrants lapse, if unexercised, on July 27, 2008.

For information relating to compensation paid to Mr. Brashears with respect to acting as a director of Universal Holdings, see “Board Compensation”.

Summary Compensation Table

The following table shows the compensation earned over each of the past three fiscal years by each person who was a “named executive officer” (as that term is defined by the SEC) of Universal Holdings during fiscal 2004.

Long Term Compensation
		Annual Compensation (1)			Awards		Payouts
Named Executive Officer and Principal Position	Year	Salary	Bonus	Other	Restricted Stock	Securities Underlying Options & SARs	Long Term Incentive Plan	All Other Comp- ensation
Michael J. Skellern President and Chief Executive Officer	2004 2003 2002	$ 248,357 204,750 65,000	$ — — —	$ — — —	$ — — —	500,000 500,000 150,000(2)	$ — — —	$ — — —
Michael J. Stannard (3) Managing Director of Secure Risks	2004 2003 2002	$ 112,500 — —	$ 50,000 — —	$ — — —	$ — — —	1,250,000 — —	$ — — —	$ — — —

(3)

Includes, among other things, perquisites and other personal benefits, securities or property which exceed in the aggregate the lesser of either $50,000 or 10% of the total annual salary and bonus reported for that fiscal year.

(2)

Common share purchase options granted to Mr. Skellern in his capacity as a director of Guardian Corporation.

(3)

Mr. Stannard resigned his position as a director with Universal Holdings, and as a director and chief operating officer of Secure Risks, on May 26, 2005.

Stock Options And Stock Appreciation Rights Grant Table

The following table provides certain information with respect to individual grants during the 2004 fiscal year to each of our named executive officers of common share purchase options or stock appreciation rights relating to our common shares:

Name	Common Shares Underlying Grant Of Options Or SARs	As Percentage Of Grants To All Employees(1)	Exercise Or Base Price	Expiration Date
Michael J. Skellern	500,000	10.2%	$0.54	September 7, 2009
Michael J. Stannard (2)	1,250,000	25.6%	$0.85	June 1, 2009

(2)

The numerator in calculating this percentage includes common share purchase options granted to each named executive officer in fiscal 2004 in his capacity as an officer (employee) and, if applicable, as a director.  The denominator in calculating this percentage is 4,370,000, which represents options granted to all company employees during fiscal 2004, including those to the named executive officers in their capacities as officers (employees) and, if applicable, directors.

(2)

Mr. Stannard resigned his position as a director with Universal Holdings, and as a director and chief operating officer of Secure Risks, on May 26, 2005.

Stock Options And Stock Appreciation Rights Exercise And Valuation Table

The following table provides certain information with respect to each of our named executive officers concerning any common share purchase options or stock appreciation rights they may have exercised in fiscal 2004, and the number and value of any unexercised common share purchase options or stock appreciation rights they may hold as of December 31, 2004:

Unexercised In-The-Money Options and SARs at December 31, 2004
Named Executive Officer	Shares Acquired On Exercise	Value Realized (1)	Number (Exercisable/ Unexercisable)	Value (2) (Exercisable/ Unexercisable)
Michael J. Skellern	—	—	900,000 / 250,000	$1,827,000 / $507,500
Michael J. Stannard (3)	—	—	625,000 / 625,000	$1,268,750 / $1,268,750

(3)

The dollar amount shown represents the difference between the fair market value of our common shares underlying the options as of the date of exercise and the option exercise price.

(2)

The dollar value provided represents the cumulative difference in the fair market value of our common shares underlying all in-the-money options as of December 31, 2004 and the exercise prices for those options.  Options are considered “in-the-money” if the fair market value of the underlying common shares as of the last trading day in fiscal 2004 exceeds the exercise price of those options.  The fair market value of Universal Holdings common shares for purposes of this calculation is $2.04, based upon the closing price for our common shares as quoted on the OTCBB on December 31, 2004.

(3)

 Mr. Stannard resigned his position as a director with Universal Holdings, and as a director and chief operating officer of Secure Risks, on May 26, 2005.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The following discussion of our financial condition and results of operations should be read in conjunction with (1) our audited consolidated financial statements for the year ended December 31, 2004 and explanatory notes included as part of this prospectus; and (2) our unaudited consolidated financial statements for the six-month period ended June 30, 2005 and explanatory notes included as part of this prospectus.

Overview

Universal Holdings is a holding company which provides security products and services to mitigate terrorist, criminal and security threats and to track and otherwise assist in managing the shipment of goods for governments and businesses worldwide through our various operating subsidiaries.

Our wholly-owned Secure Risks Ltd. subsidiary, and its wholly-owned Strategic Security Solutions International Ltd. subsidiary (“SSSI”), provide comprehensive business risk solutions and strategic and tactical security services to protect government and commercial assets worldwide.  Secure Risks and SSSI services include threat assessment, risk analysis, country risk management, business intelligence, corporate investigations, information assurance, kidnap and ransom, intellectual property and brand protection, identification of theft and investigations of fraud, money laundering, stock manipulation, as well as strategic security including executive and diplomatic security, close and force protection and training.  All of our revenues from January 1, 2004 to date have been generated by Secure Risks and SSSI, from operations outside the United States.

Our wholly-owned Shield Defense International subsidiary, and its wholly-owned Shield Defense Corporation subsidiary, focus on designing and producing non-lethal or less-lethal personal protection devices and projectiles for use by the military, law enforcement, private security and consumer personal protection markets.  Shield Defense International and Shield Defense Corporation (collectively, “Shield Defense”) has recently completed development on two products which we are currently introducing to the market.  The first of these products, the Cobra StunLight™, is a heavy duty flashlight that launches a laser-aimed stream of either OC (pepper spray) or CS (tear gas).  The second product, the Riot Defender Projectile Launcher, is a semi-automatic projectile launcher which can debilitate an assailant using a proprietary frangible projectile.  Development of the Cobra StunLight™ and Riot Defender projectile launchers have been completed, with the U.S. Navy patented projectiles pending final development and production.  We are currently developing international sales and marketing channels to facilitate the introduction of these products to the targeted markets.  As part of that effort, Shield Defense International has formed a new subsidiary, Shield Defense Europe GmbH, to focus on sales in the European market.  We have recently shipped StunLight™ products to Mexico, representing our first order for Shield Defense products.

Our wholly-owned ISR Systems Corporation subsidiary focuses on providing integrated security platforms that help mitigate terrorist and security threats against high value targets such as military installations, government buildings and critical infrastructure such as transportation networks, embassies, ports, airports, borders, and commercial and industrial facilities such as power plants, petroleum refineries and chemical plants.  ISR Systems has developed a secure, wireless and web-based security platform which can integrate automatic day/night video cameras, long-range thermal imagers, radar, sonar, chemical sensors, secure access controls, personnel identification, and license plate recognition.  ISR Systems introduced this system to the market in the first quarter of 2004, and is currently directing its marketing efforts toward the United States Navy, major defense contractors, and domestic and international port security projects in conjunction with our strategic alliance partners, EWA Information And Infrastructure Technologies, Inc., but has not had any contracts or revenues to date.

ISR Systems’ wholly-owned MeiDa subsidiary provides a radio frequency identification (RFID) solution offering a turn-key package that includes software, hardware, retailer integration and systems management that improves global supply chain logistics and operations and meets international RFID mandates.  MeiDa’s technology consolidates multiple manufacturing sites and retailer distribution centers into one snap shot for global visibility of goods movement.  While MeiDa’s RFID product is ready for commercial sales, it does not have any revenues or contracts to date.

Our majority-owned Universal Guardian Corporation subsidiary (“Guardian Corporation”), and its wholly-owned The Harbour Group, Inc. (“Harbour Group”) subsidiary, have each been inactive since Harbour Group’s subcontract with Northern NEF to provide waterside security systems for U.S. naval port facilities was terminated by Northern NEF in September 2003 as a consequence of the U.S. Navy’s termination of its master contract with Northern NEF for the “Convenience of the Government”.  We have since allowed both companies to become dormant, other than the collection of amounts claimed from the U.S. Navy under applicable U.S. Government Federal Acquisition Regulations in connection with the termination of our subcontract with Northern NEF.

Universal Guardian Corporation; Discontinued Operations; Reverse Acquisition

On December 31, 2002, we consummated a share exchange pursuant to which we acquired Guardian Corporation as our wholly-owned subsidiary, and the shareholders of Guardian Corporation acquired approximately 70% of our outstanding common shares, and 69.1% of our total capital stock.  Since the shareholders of Guardian Corporation obtained control of our company, we treated the share exchange as a recapitalization for accounting purposes, pursuant to which Universal Holdings was required, in a manner similar to reverse acquisition accounting treatment, to adopt Guardian Corporation’s historical financial statements as those of our company, including with respect to periods pre-dating the acquisition.  Accordingly, in reading the following discussion of our consolidated financial condition and results of operations, please keep in mind that, to the extent that condition and those results pre-date our acquisition of Guardian Corporation, they reflect Guardian Corporation’s consolidated financial condition and results of operations.

The sole income producing asset of Guardian Corporation was its Harbour Group subsidiary which, in turn, had one income producing asset, a subcontract with Northern NEF, Inc, which provided waterside security systems for U.S. naval port facilities.  On September 23, 2003, Harbour Group was notified that Northern NEF’s contract with the U.S. Navy was terminated for the “Convenience of the Government”, thereby terminating its subcontract with Northern NEF.  Since the termination of the subcontract, we have undertaken the development of new businesses, intellectual property and products through our Secure Risks, Shield Defense and ISR Systems subsidiaries as described above, and have allowed both Harbour Group and Guardian Corporation to become dormant companies.

Harbour Group’s and Guardian Corporation’s only business activities at the time of this prospectus are the collection of final amounts due under Harbour Group’s subcontract with Northern NEF and settlement amounts being claimed by Guardian Corporation under applicable U.S. Government Federal Acquisition Regulations.  Since our financial statements are prepared on a consolidated basis, all of the revenues and a substantial portion of the costs reflected in our consolidated financial condition and results of operations consist of those of Harbour Group.  Since Harbour Group’s subcontract with Northern NEF has been terminated and we have allowed the company to become dormant, there will be no further revenues generated by that company other than the collection of amounts claimed from the U.S. Navy in connection with that termination.

Other Acquisitions

On July 1, 2004, our Secure Risks subsidiary acquired all of the shares of SSSI pursuant to a share exchange.  All revenues recognized by the company since July 1, 2004 are those of Secure Risks arising from this acquisition.

On October 7, 2005, our ISR Systems subsidiary acquire all of the outstanding capital stock of MeiDa pursuant to a share exchange.

Accordingly, in reading the discussion of our consolidated financial condition and results of operations provided below, please keep in mind that our actual future results will likely differ considerably from our historical results as a result of these acquisitions.

Results of Operations

All of our revenues and a substantial portion of our costs since July 1, 2004 relate to the operations of our SSSI subsidiary which our Secure Risks subsidiary acquired on that date.  Since the discontinuation of the operations of our subsidiary The Harbour Group, Inc., in late fiscal 2003, and until our acquisition of SSSI July 1, 2004, we had no revenues and our expenses principally related to the development of our Cobra StunLight™ and Projectile Launcher products.  Accordingly, in reading the discussion of our consolidated financial condition and results of operations provided below, please keep in mind that our actual future results will likely differ considerably from our historical selected statement of operations data discussed below as a result of this acquisition.

Selected Statement Of Operations Data

Summarized in the table below is statement of operations data comparing the year ended December 31, 2004 with the year ended December 31, 2003:

	Year Ended December 31,		Change ($)	Change (%)
	2004	2003
Net revenue	$ 4,116,093	$ 3,746,282	$ 369,811	10%
Cost of revenue	3,119,628	3,186,886	(67,258)	(2%)
Gross profit	996,465	559,396	437,069	78%
Selling, general and administrative expenses:	4,235,193	5,759,215	(1,524,022)	(26%)
Loss from operations	(3,238,728)	(5,199,819)	(1,961,091)	(38%)
Interest expense	(2,757)	(81,973)	(79,216)	(97%)
Financing costs	—	(205,000)	(205,000)	—
Interest income	1,979	177,602	(175,623)	(99%)
Gain on settlement with former landlord	742,456	—	742,456	—
Other, net	(99,224)	—	(99,224)	—

Total other income (expense)	642,454	(109,371)	751,825	—
Loss before provision for income taxes	(2,596,274)	(5,309,190)	(2,712,916)	(51%)
Provision for income taxes	—	—	—	—
Net loss	(2,596,274)	(5,309,190)	(2,712,916)	(51%)
Preferred stock dividends	(177,969)	(117,181)	(60,788)	51%
Net loss attributable to common stockholders	$ (2,774,243)	$ (5,426,371)	(2,652,128)	(49%)

Summarized in the table below is statement of operations data comparing the nine-month interim period ended September 30, 2005 with the nine-month interim period ended September 30, 2004

	Nine Months Ended September 30,		Change ($)	Change (%)
	2005	2004
Net revenue	$ 8,833,070	$ 1,988,266	$ 6,844,804	344%
Cost of revenue	5,877,190	1,447,239	4,429,951	306%
Gross profit	2,955,880	541,027	2,414,853	446%
Selling, general and administrative expenses	7,262,154	3,552,037	3,710,117	104%
Loss from operations	(4,306,274)	(3,011,010)	(1,295,264)	(43%)
Interest expense	(9,232)	(2,062)	(7,170)	(348%)
Financing costs	(1,124,973)	—	(1,124,973)	—
Interest income	18,723	1,570	17,153	1,093%
Gain on settlement with former landlord	—	742,456	742,456	—
Other, net	35,380	43,750	(8,370)	(19%)
Total other income (expense)	(1,080,102)	785,714	(1,865,816)	—
Loss before provision for income taxes	(5,386,376)	(2,225,296)	(3,161,080)	(142%)
Provision for income taxes	—	106,434	(106,434)	—
Net loss	(5,386,376)	(2,331,730)	(3,054,646)	(131%)
Preferred stock dividends	(115,407)	(41,698)	(73,709)	(177%)
Net loss attributable to common stockholders	$ (5,501,783)	$ (2,373,428)	$ (3,128,355)	(132%)

Revenues And Gross Profits

Revenue for the year ended December 31, 2004 was $4,116,093, as compared to $3,746,282 for the same period in 2003, representing a $369,811 or10% increase.  Cost of revenue, gross profit and gross margin for the year ended December 31, 2004 were $3,119,628, $996,465 and 24%, respectively, as compared to $3,186,886, $559,396 and 15%, for the year ended December 31, 2003.

Revenue for the nine-month interim periods ended September 30, 2005 was $8,833,070, as compared to $1,988,266 for the corresponding interim period in fiscal 2004.  Cost of revenue, gross profit and gross margin for the nine-month interim ended September 30, 2005 were $5,877,190, $2,955,880 and 33%, respectively, as compared to $1,447,239, $541,027 and 27% for the corresponding interim period in fiscal 2004, respectively.

Our revenues for the year ended December 31, 2004 and the nine-month interim period ended September 30, 2005 were principally derived from contracts for security services rendered by our SSSI subsidiary after the acquisition of that company by our Secure Risks subsidiary on July 1, 2004.  Approximately 75% of these revenues derived from contracts in Afghanistan.  Included in our contracts are contracts with International Relief and Development, Inc. (IRD), the U.S. Army and CDM Constructors, each of which contract (or set of contracts) would constitute more than 10% of our revenues.

The increase in our revenues for the nine-month interim period ended September 30, 2005 was attributable to increased sales activity by our SSSI subsidiary.  As previously discussed, we had no revenues for the first six months of fiscal 2004 as a consequence of the termination of Harbour Group’s subcontract with Northern NEF in September 2003, and revenues did not recommence until the acquisition of SSSI by our Secure Risks subsidiary on July 1, 2004.  Accordingly, while our revenues for the nine-month interim period ended September 30, 2005 reflect a full nine months of operations by our SSSI subsidiary, revenues for the nine-month interim period ended September 30, 2004 reflect only the trailing three months of operations by our SSSI subsidiary following its acquisition as of July 1, 2004, indicating a greater level of growth in sales than what would have been the case were the full nine-months of operations by SSSI included in 2004 results.

The improvement in our gross margins for the nine-month interim period ended September 30, 2005 over the corresponding period in fiscal 2004 was principally attributable to steps we have taken to reduce our SSSI operating costs in fiscal 2005.

Our revenues for the year ended December 31, 2003 were principally derived from contracts for services and installation of our integrated security systems by Harbour Group in four U.S. Navy harbors in the United States and Europe.  As previously discussed, we were notified in September 2003 that Northern NEF’s contract with the U.S. Navy was terminated, thereby terminating our subcontract with Northern NEF.   We had no revenues for the six-month interim period ended June 30, 2004 as a consequence of that termination.  Since our revenues for the periods before the termination of our subcontract with Northern NEF and after our acquisition of our SSSI subsidiary arise from the provision of completely different types of services and products, no trend comparisons can be made with respect to the cost of revenues and gross margins for these periods.

Selling, General And Administrative Expenses And Loss From Operations

Summarized in the table below are selling, general and administrative expenses comparing the year ended December 31, 2004 with the year ended December 31, 2003:

	Year Ended December 31,		Change ($)	Change (%)
	2004	2003
Professional and consulting fees	$ 2,122,464	$ 2,687,816	$ (565,352)	(21%)
Payroll and related benefits	1,201,774	882,284	319,490	36%
Rent (including settlement in 2003)	67,696	1,060,708	(993,012)	(94%)
Travel	180,406	118,946	61,460	52%
Insurance	105,576	88,716	16,860	19%
Utilities	17,054	38,535	(21,481)	(56%)
Software license	—	369,720	(369,720)	(100%)
Writedown of asset	20,447	139,483	(119,036)	(85%)
Depreciation	136,896	12,503	124,393	995%
Other	382,880	360,504	22,376	6%
	$ 4,235,193	$ 5,759,215	$ (1,524,022)	(27%)

Summarized in the table below are selling, general and administrative expenses comparing the nine-month interim period ended September 30, 2005 with the nine-month interim period ended September 30, 2004:

	Nine Months Ended September 30,		Change ($)	Change (%)
	2005	2004
Professional and consulting fees	$ 3,273,543	$ 2,085,436	$ 1,188,107	57%
Payroll and related benefits	1,683,323	624,205	1,059,118	170%
Rent	193,342	38,869	154,473	397%
Travel	437,732	146,127	291,605	200%
Insurance	389,552	29,768	359,784	1,209%
Utilities	98,799	4,934	93,865	1,902%
Depreciation	359,405	48,982	310,423	634%
Other	826,458	573,716	252,742	44%
	$ 7,262,154	$ 3,552,037	$ 3,710,117	104%

Selling, general and administrative expenses for the year ended December 31, 2004 was $4,235,193, as compared to $5,759,215 for the year ended December 31, 2003, representing a $1,524,022 or 27% overall decrease. The overall decrease was principally attributable to a $993,012 decrease in rent, a $565,352 decrease in professional and consulting fees, and a decrease in the write-off of software license and asset of $369,720 and $119,036, respectively, partially offset by a $319,490 increase in payroll and related benefits, and a $124,393 increase in depreciation. The principal component of the $993,012 rent decrease was a charge of $942,456 related to the abandonment of our lease in Carlsbad, California in 2003 following the termination of The Harbour Group’s contract with the United States Navy in September 2003.  Similarly, the write-off of the software license and assets was also attributable to the termination of The Harbour Group’s contract with the United States Navy in September 2003.  The decrease in professional fees was principally attributable to a reduction in the use of outside consultants.  The increase in payroll and benefits was principally attributable to additional staffing arising from our acquisition of Secure Risks and SSSI in June 2004.

Selling, general and administrative expenses for the nine-month interim period ended September 30, 2005 was $7,262,154, as compared to $3,552,037 for the corresponding interim period in fiscal 2004, representing a $3,710,117 or 104% overall increase.  The overall increase was principally attributable to $1,188,107 increase in professional and consulting fees, a $1,059,118 increase in payroll and related benefits, a $359,784 increase in insurance, a $310,423 increase in depreciation expense, a $291,605 increase in travel, a $252,742 increase in other expense, and a $154,473 increase in rent.  The overall increase in all of our selling, general and administrative expenses was principally attributable to our formation of Secure Risks and its acquisition of SSSI in July 2004. The significant increase in dollar terms of professional and consulting fees and payroll and related benefits is a result of more professional services being retained by the corporate office and an increase in employees used by SSSI.  As discussed above in connection with sales, while our general and administrative expenses for the nine-month interim period ended September 30, 2005 reflect a full nine months of operations by our SSSI subsidiary, general and administrative expenses for the nine-month interim period ended September 30, 2004 reflect only the trailing three months of operations by our SSSI subsidiary following its acquisition as of July 1, 2004, indicating a greater level of growth in general and administrative expenses and its component parts than what would have been the case were the full nine-months of operations by SSSI included in 2004 results.

Other Income And Expense And Net Loss

Interest expense for the year ended December 31, 2004 was $2,757, as compared to $81,973 for the same period in 2003, representing a $79,216 or 97% decrease.  Interest expense relates to interest on notes payable, capital leases and interest charged by our sub-contractors for delayed payments on their invoices.  The decrease in interest expense for 2004 as compared to 2003 was interest charged by our sub-contractors for late payment on invoices and a decrease in notes payable outstanding.

Interest expense for the nine-month interim period ended September 30, 2005 was $9,232, as compared to $2,062 for the corresponding interim period in fiscal 2004, representing a $7,170 increase.  Interest expense relates to interest on notes payable, convertible debentures and capital leases.  The overall increase in interest expense for the nine-month interim period ended September 30, 2005 as compared to the corresponding interim period in fiscal 2004 was attributable to the interest charged related to the issuance of a $500,000 convertible debentures in January 2005 which was subsequently repaid in February 2005.

Financing costs for the year ended December 31, 2004 was $0, as compared to $205,000 for the same period in 2003.  The $205,000 in financing costs in 2003 related to the exercise of a put option by two investors to require Guardian Corporation to repurchase 409,999 UGC series ‘A’ preferred shares pursuant to the terms an agreement whereby the investors previously converted bridge loans extended to Guardian Corporation and accrued interest thereon into those shares.  However, Guardian Corporation was prohibited under corporate law from repurchasing the shares since its total assets were less than its total liabilities.  The financing cost of $205,000 was calculated as the difference between the $1.75 put price and the carrying amount of the put shares of $1.25 times the number of put shares.

Financing costs for the nine-month interim periods ended September 30, 2005 was $1,124,973, as compared to $0 for the corresponding interim period in fiscal 2004.  Financing costs in 2005 related to the non-registration penalty related to issuance of common stock in a private placement offering in May 2004, the amortization and write off of the beneficial conversion feature and fair value of warrants issued in connection with the $500,000 of convertible debentures in January 2005, and the value of 250,000 warrants issued to the placement agent and the commissions and fees paid in connection with the issuance of the convertible debentures.

Interest income for the year ended December 31, 2004 was $1,979, as compared to $177,602 for the same period in 2003.  Interest income in 2003 principally relates to interest we charged the Northern NEF for delaying payment on our outstanding invoices of $207,011, offset by interest charged to us by our subcontractors of $31,440.  As a result of the termination of The Harbour Group’s subcontract in September 2003, interest income decreased to $1,979 for 2004, insofar as we had small balances in our cash accounts for the year.

Interest income for the nine-month interim period ended September 30, 2005 was $18,723, as compared to $1,570 for the same period in 2004.  Interest income in 2005 principally relates to larger cash balances attributable to financings facilitated during 2005.

The $742,456 gain on settlement with former landlord for the year ended December 31, 2004 related to the settlement of our Carlsbad, California, facilities lease.  As previously discussed, we had abandoned this during the fiscal year ended December 31, 2003, and accrued the value of the future payments on this lease in the amount of $942,456.  We settled this matter during 2004, and agreed to pay our former landlord the sum of $200,000 by December 31, 2004, leading to a gain on settlement in the noted amount.

Other income for the nine-month interim period ended September 30, 2005 was $35,380, as compared to other income of $43,750 for the corresponding period in 2004.  The $35,380 in other income in 2005 principally related to the gain on disposal of fixed assets.  With respect to the nine months ended September 30, 2004, we settled a debt with a vendor in the amount of $87,500 for a cash payment of $43,750 which resulted in a gain on the forgiveness of debt of $43,750 recorded as other income.

Preferred Stock Dividends And Net Loss Attributable To Common Shareholders

Preferred stock dividends for the year ended December 31, 2004 was $177,969 as compared to $117,181 for the year ended December 31, 2003.  This increase was attributable to our obligation to pay or accrue dividends for a full fiscal year, partially offset by decreased dividend obligations attributable to the conversion of substantially all of our UGC series ‘A’ preferred shares into Universal Holdings common shares during fiscal 2004.

Preferred stock dividends for the nine-month interim period ended September 30, 2005 was $115,407, as compared to $41,698 for the corresponding interim period in fiscal 2004. This increase was attributable to the $99,657 beneficial conversion feature associated with the series ‘B’ preferred stock that has been treated in a manner similar to a preferred stock dividend partially offset by the conversion of most of our UGC series ‘A’ preferred shares into Universal Holdings common shares during the latter part of fiscal 2004.

We recorded a net loss attributable to our common shareholders of $2,774,243 during the year ended December 31, 2004, as compared to a net loss attributable to our common shareholders of $5,426,371 during the fiscal year ended December 31, 2003, representing a $2,652,128 or 49% decrease in our net loss attributable to our common shareholders.  Our net loss attributable to our common shareholders for the year ended December 31, 2004 is principally attributed to the $3,238,728 loss from operations as discussed above, partially offset by $742,456 in the gain on the settlement of a legal matter with our former landlord and $177,969 in preferred stock dividends.

We recorded a net loss attributable to our common shareholders of $5,501,783 during the nine-month interim period ended September 30, 2005, as compared to a net loss attributable to our common shareholders of $2,373,428 during the corresponding interim period in fiscal 2004, representing a $3,128,355 or 132% increase in our net loss attributable to our common shareholders.  Our net loss attributable to our common shareholders for the nine-month interim period ended September 30, 2005 is principally attributed to the $4,306,274 loss from operations as discussed above and the interest expense and financing costs of $9,232 and $1,124,973, respectively.

Liquidity and Capital Resources

Historical Sources of Cash

For the period January 1, 2004 through September 30, 2005 we principally financed our operations and acquisitions through a combination of (1) the sale of common shares for cash ($6,638,537); (2) the sale by our Guardian Corporation subsidiary of UGC series ‘A’ preferred shares for cash ($494,947); (3) the issuance of our common shares in exchange for securities of companies we have acquired ($17,000); (4) the issuance of our common shares and/or options or warrants to purchase our common shares to various consultants in payment for the provision of their services, or to other creditors in satisfaction of our indebtedness to them ($3,580,350); (5) short-term financings including the sale of debentures ($1,700,000); (6) proceeds from the exercise of common share purchase options or warrants ($277,888); (7) the sale of series ‘B’ preferred shares for cash ($513,000); and (8) revenues received from our Secure Risks subsidiary.  Included in the above are the following significant transactions:

•

On June 1, 2003, we raised $494,868 pursuant to a private placement to 21 investors of 395,894 Guardian Corporation restricted UGC series ‘A’ preferred shares.  As part of the transaction, we (1) paid $51,721 in cash commissions to Camden Securities, Inc., and (2) issued Camden Securities common share purchase warrants entitling it to purchase, through May 31, 2005, a total of 26,987 common shares at $0.875 per share. Each UGC series ‘A’ preferred share sold is convertible into one UGC common share or, at the option of the holder, one Unviersal Holdings common share.  During the period May 2004 through June 2004, the aforesaid shareholders converted 482,868 of the aforesaid UGC series ‘A’ preferred shares into 482,868 Universal Holdings common shares.

•

On July 2, 2003, we raised $50,000 pursuant to the private placement of 111,111 restricted common shares to an investor.  As part of that transaction, we issued common share purchase warrants to the investor entitling him to purchase, through July 3, 2008, 55,556 common shares at $1 per share and 55,555 shares at $1.25 per share.

•

On February 6, 2004, we raised $1,000,000 through the private placement of 3,610,108 restricted common shares to Mr. Michael Appleby and Mrs. Dominique Appleby.  As part of that transaction, we issued common share purchase warrants to Mr. and Mrs. Appleby entitling them to collectively purchase, through May 6, 2004, a number of common shares with a value of up to $500,000 at an exercise price equal to 50% of our “daily weighted average closing price” for the thirty trading days immediately preceding the date of exercise of the warrants; but not to be less than $0.30 per share.  These warrants have subsequently lapsed unexercised.

•

On May 25, 2004, we raised $1,500,000 pursuant to the private placement of 2,500,000 restricted common shares to Absolute Return Europe Fund.  As part of that transaction, we issued common share purchase warrants to Hunter World Markets, Inc. (“Hunter”), as placement agent, entitling it to purchase 625,000 unregistered common shares at $1.50 per share through May 27, 2006, and an additional 625,000 unregistered common shares at $2 per share through May 27, 2007.

•

On July 1, 2004, our Secure Risks subsidiary acquired all of the shares of SSSI in exchange for 4,101,494 unregistered Universal Holdings common shares.

•

On January 4, 2005, as part of a single transaction, we sold 100,000 restricted common shares to Mr. Michael Weiss in a private placement for cash for total gross proceeds of $100,000.  As part of that transaction, we issued to Mr. Weiss fully vested common share purchase warrants entitling him to purchase, through January 4, 2010, 25,000 common shares at $2 per share and an additional 25,000 shares at $2.50 per share.  Until July 2, 2005, we shall have the right to call or redeem the common shares underlying the warrant at the price of $3 per share for the first 25,000 shares, and $4 per share for the remaining 25,000 shares, in the event that we have registered those underlying shares, and the closing price of our common stock exceeds the applicable call price for the five consecutive days prior to our exercise of that right.

•

On January 14, 2005, as part of a single transaction, we sold short-term convertible debentures in the amount of $250,000 to The Hunter Fund Ltd. (“Hunter Fund”), $150,000 to IKZA Holding Corp. (“IKZA”) and $100,000 to Loman International SA (“Loman”).  We are obligated to pay the aggregate $500,000 in principal on the debentures, together with interest accrued thereon at the annualized rate of 24%, in cash to the debenture holders on June 30, 2005.  This amount was paid in full on February 8, 2005.

•

As additional consideration for the purchase of the debenture, we also granted to Hunter Fund, IKZA and Loman common share purchase warrants entitling them to purchase 125,000, 75,000 and 50,000 common shares, respectively, at the price of $2 per share.  These warrants lapse if unexercised by January 14, 2010.

•

The aforesaid private placement was effected through Hunter as placement agent.  Under the terms of our placement agency agreement, Hunter was paid $40,000 in cash and issued common share purchase warrants entitling it to purchase 250,000 restricted common shares at $2 per share.  These warrants lapse if unexercised on January 14, 2010.  In addition, we agreed to reduce the exercise price on 625,000 common share warrants previously issued to Hunter in May 2004 from $1.50 to $1 per share, and on an additional 625,000 common share warrants previously issued at that time from $2 to $1.25 per share.  In the event the volume average weighted price for our common shares exceeds $5 per share five consecutive days, the exercise prices will revert to that originally agreed upon.

•

On February 7, 2005, as part of a single private placement, we sold (1) a total of 1,884,375 common shares together with common share purchase warrants entitling the holder to purchase 753,750 restricted common shares to Monarch Pointe Fund, Ltd. (“Monarch”) for the sum of $3,015,000, and (2) a total of 928,125 common shares together with common share purchase warrants entitling the holder to purchase 371,250 restricted common shares to Mercator Momentum Fund, LP (“Mercator Fund”) for the sum of $1,485,000. As part of that transaction, we paid to Mercator Advisory Group, LLC (“MAG”), as investment advisor, the sum of $265,000 in cash for due diligence and legal fees and common share purchase warrants entitling it to purchase 281,250 restricted common shares.  One-half of the aforesaid warrants issued to Monarch, Mercator Fund and MAG are exercisable at $2.40 per share, while the balance is exercisable at $2 per share.  These warrants lapse if unexercised on February 7, 2008.  Notwithstanding the foregoing, the aggregate number of common shares into which Monarch and Mercator Fund can convert the aforesaid warrants, after taking into consideration all other shares held by Monarch, Mercator Fund or their affiliates, cannot exceed more than 9.99% of our outstanding common shares.

•

On August 17, 2005, we sold 4,250 series ‘B’ convertible preferred shares to Monarch, and 1,000 series ‘B’ convertible preferred shares to Mercator Momentum Fund III, LP (“Mercator Fund III”), for the aggregate sum of $525,000 as part of a single private placement.  The 4,250 series ‘B’ preferred shares issuable to Monarch are convertible into up to 432,174 unregistered common shares, while the 1,000 series ‘B’ preferred shares issuable to Mercator Fund III are convertible into up to 101,688 unregistered common shares.  Notwithstanding the foregoing, the aggregate number of common shares into which Monarch and Mercator Fund can convert the series ‘A’ preferred shares, after taking into consideration all other shares held by Monarch, Mercator Fund III or their affiliates, cannot exceed more than 9.99% of our outstanding common shares.  As part of the foregoing transaction, we paid to MAG, as investment advisor for the purchasers, the sum of $12,000 in cash to cover due diligence and legal fees.  Under the terms of the subscription agreement, we are prohibited from using the proceeds of this transaction for payment of any dividends or other sums to holders of series ‘A’ preferred shares, or from reducing or retiring any insider note or convertible debt held by an officer or director of the company.  We are also prohibited from entering into any debt or equity financing without the prior written approval of Monarch and Mercator Fund III until the common shares underlying the series ‘A’ preferred shares are registered.  We are also obligated to afford Monarch and Mercator Fund III a right of first refusal with respect to any capital raising financing (as opposed to joint ventures, acquisitions, compensatory or other non-capital raising financings) in which we sell debt or equity securities for cash until the earlier of August 17,2006 or the conversion of the series ‘B’ preferred shares.

Cash Position and Sources And Uses Of Cash

Our cash and cash equivalents position as of December 31, 2004 was $330,862, as compared to $25,648 as of December 31, 2003.  The increase in our cash and cash equivalents for the year ended December 31, 2004 was attributable to $2,403,220 in cash raised through financing activities, partially offset by $1,474,368 in cash used in operating activities and $634,691 in cash used in investing activities.

Our cash and cash equivalents position as of September 30, 2005 was $458,006 as compared to $330,862 as of December 31, 2004.  The increase in our cash and cash equivalents for the nine-month interim period ended September 30, 2005 was attributable to $4,800,755 in cash raised through financing activities, partially offset by $3,708,032 in cash used in operating activities and $975,610 in cash used in investing activities.

Our operating activities used cash in the amount of $1,474,368 for the year ended December 31, 2004, as compared to $1,002,574 for the year ended December 31, 2003.  The $1,474,368 in cash used in operating activities for 2004 reflected our net loss of $2,596,274 for that period, as decreased for non-cash deductions and a net increase in non-cash working capital balances.  The $1,002,574 of cash used in operating activities for 2003 reflected our net loss of $5,309,190 for that period, as decreased for non-cash deductions and a net increase in non-cash working capital balances.  The significant reduction in our net loss for the year ended December 31, 2004 over 2003 is attributable to the downsizing of our operations during the latter half of 2003 due to the termination of our subcontract with Northern NEF and subsequent termination of certain personnel.

Our operating activities used cash in the amount of $3,708,032 for the nine-month interim period ended September 30, 2005, as compared to $1,344,499 for the corresponding interim period in fiscal 2004.  The $2,363,533 increase in cash used in operating activities for the nine-month interim period ended September 30, 2005 reflected our net loss of $5,386,376 for that period, as decreased for non-cash deductions, such as depreciation, common stock issued for services and amortization of debt discount, and a net increase in non-cash working capital balances.  The $1,344,499 of cash used in operating activities for the nine-month interim period ended September 30, 2004 reflected our net loss of $2,331,730 for that period, as decreased for non-cash deductions and a net increase in non-cash working capital balances.  The significant increase in our net loss for the nine-month interim period ended September 30, 2005 over the corresponding period in fiscal 2004 is attributable to the upsizing of our operations during the latter half of 2004 and is due to our formation of Secure Risks and its acquisition of SSSI.

Our investing activities used cash in the amount of $634,691 for the year ended December 31, 2004, as compared to $152,061 for the year ended December 31, 2003.  The increase in our investing activities loss for the year ended December 31, 2004 over 2003 was principally attributed to the purchase of property and equipment for our SSSI subsidiary.

Our investing activities used cash in the amount of $975,610 for the nine-month interim period ended September 30, 2005, as compared to $227,946 for the corresponding interim period in fiscal 2004.  The increase in our investing activities loss for the nine-month interim period ended September 30, 2005 over the corresponding period in fiscal 2004 was principally attributed to the purchase of property and equipment for our SSSI subsidiary and is partially offset by proceeds from the sale of certain equipment of our SSSI subsidiary.

Our financing activities generated cash in the amount of $2,403,220 for the year ended December 31, 2004, as compared to $137,471 for the year ended December 31, 2003.  The principal sources of cash for 2004 was the issuance of common shares ($2,500,000) and proceeds received from the exercise of common share purchase options or warrants ($175,000), partially offset by offering costs in the amount of $261,463.  The principal sources of cash for 2003 was the issuance of UGC series ‘A’ preferred shares common stock in the amount of $494,947 and proceeds received from the exercise of common share purchase options or warrants in the amount $100,000, partially offset by payments on notes in the amount of $518,000.

Our financing activities generated cash in the amount of $4,800,755 for the nine-month interim period ended September 30, 2005, as compared to $2,412,328 for the corresponding interim period in fiscal 2004.  The principal sources of cash for the nine-month interim period ended September 30, 2005 was the issuance of common shares in the amount of $4,600,000, the issuance of series ‘B’ preferred stock in the amount of $525,000 and proceeds received from the exercise of common share purchase warrants in the amount of $3,388, partially offset by offering costs in the amount of $277,000 and the re-purchase of previously issued common stock for $20,000.  The principal sources of cash for the nine-month interim period ended September 30, 2004 was the issuance of common shares of in the amount of $2,500,000, partially offset by offering costs of $261,463.

Capital Resources Going Forward

We have approximately $450,000 of cash on hand as of the date of this prospectus to fund our operations going forward.  Our plan of operation for the twelve month period following the date of this prospectus is for our Secured Risks subsidiary and its SSSI subsidiary to continue to increase sales activities; our ISR System, Shield Defense and MeiDa subsidiaries to commence the sale of their products and services.

We believe that cash generated by the operations of our Secure Risks subsidiary and its SSSI subsidiary in conjunction with increasing our available working capital will be sufficient to continue our business for the next twelve months

Based upon projected sales estimates going forward after taking into consideration the aforesaid contemplated increased sales activities, we currently have budgeted approximately $19,837,000 in costs for the twelve month period following the date of this prospectus, including approximately  $8,746,000 in costs of goods sold; $10,821,000 in general, sales and marketing expenses, $225,000 in research and development expenses, and $45,000 for the purchase or sale of plant and significant equipment

Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, such as through an acquisition of new products or businesses, the depletion of our working capital would be accelerated.  To the extent it become necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing.  We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.  We currently do not have any binding commitments for, or readily available sources of, additional financing.  We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

Our anticipated costs are based upon our current business plan and estimates.  Our actual costs could vary materially from those estimated, particularly in the event that the projected sales revenues going forward upon which we have calculated those costs do not materialize.  Further, we could also change our current business plan resulting in a change in our anticipated costs.  See the discussion concerning forward-looking statements in that section of this prospectus captioned “Risk Factors”.

Off-Balance Sheet Arrangements

There are no guarantees, commitments, lease and debt agreements or other agreements that could trigger adverse change in our credit rating, earnings, cash flows or stock price, including requirements to perform under standby agreements.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financials statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The only critical accounting policy in the judgment of our management relates to the recognition of set up fees from contracts we enter into with our customers to provide certain services.  When an initial set up fee is charged, we recognize this fee as revenue on a monthly basis over the terms of the contracts as services are performed.  Revenue, billed monthly, is only recognized if we deem that collection is probable and other criteria of SFAS No. 48, ETIF 00-21 and SAB No. 104 are met.  For a description of those and other generally accepted accounting policies that we follow, see note 1, Organization and Significant Accounting Policies, contained in the explanatory notes to our annual consolidated financials statements included with this prospectus.

The preparation of our consolidated financial statements also requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities, although we do not consider those estimates to represent critical accounting policies.  For a description of those estimates, see note 1, Organization and Significant Accounting Policies, contained in the explanatory notes to our annual consolidated financials statements included with this prospectus.  On an ongoing basis, we evaluate our estimates, including those related to reserves, impairment of long-lived assets, value of our stock issued to consultants for services and estimates of costs to complete contracts. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (Revised), “Share-Based Payment”.  This revised statement eliminates the alternative to use APB Opinion No. 25’s intrinsic value method of accounting that was provided in SFAS No. 123 as originally issued.  Under Opinion 25, issuing stock options to employees generally resulted in recognition of no compensation cost.  This statement requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards.  For public companies that file as a small business issuer, this statement is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.  The adoption of SFAS 123 (Revised) will have an impact the consolidated financial statements. If the statement had been in effect for the years ended December 31, 2004 and 2003, the company would have recognized an additional expense of $2,106,028 and $254,361. If the statement had been in effect for the nine-month interim periods ended September 30, 2005 and 2004, the company would have recognized an additional expense of $1,301,996 and $257,558.

LEGAL PROCEEDINGS

As of the date of this prospectus, there are no material pending legal or governmental proceedings relating to our company or properties to which we are a party, and to our knowledge there are no material proceedings to which any of our directors, executive officers or affiliates are a party adverse to us or which have a material interest adverse to us, other than the following:

•

On January 11, 2005, we received a cease and desist letter from Pepperball Technologies, Inc. claiming that our prospective manufacture of frangible projectiles for our Python (now named Riot Defender) Projectile Launcher infringes on Pepperball’s patents, and further claiming that the prior President of our Shield Defense Corporation subsidiary, Mr. Dennis M. Cole, who was previously employed by Pepperball, violated his at will employment agreement by providing Universal Holdings with alleged trade secrets.  The frangible projectiles that will be manufactured by the company are protected by a patent originally issued to the U.S. Navy on November 14, 2000 (U.S. Patent No. 6,145,441).  The U.S. Navy granted Guardian Corporation the exclusive right to sell and market projectiles using this patented technology for the life of the patent pursuant to an agreement dated November 19, 2002.  In January, 2004, Guardian Corporation renewed its exclusive license to the U.S. Navy’s patent for 14 years.  We have received non-infringement opinions from patent counsel confirming that our manufacture and sale of our frangible projectiles will not infringe upon Pepperball’s intellectual property rights.  To date, we have yet to sell any frangible projectiles which undermines any claims of damages which may be asserted by Pepperball.  On January 28, 2005 we responded to Pepperball’s correspondence and we are prepared to vigorously defend its claims if necessary.  In reply, Pepperball has is demanding that we provide them with exemplars of our products so that they may make an independent determination as to whether our design infringes on their patents.  We are taking the matter under advisement.

•

On May 13, 2005, the company received notification from Colt Manufacturing Company, LLC advising that Colt will contest our application for the trademark “Python Defender”.  Colt advises that it has independently trademarked both the words “Python” and “Defender” and that our attempt to use a combination of both will create confusion in the marketplace.  Colt has therefore demanded that we cease and desist from the marketing and sale of the Python Defender product.  Colt has filed an opposition with the United States Patent and Trademark Office to our trademark application.  On or about November 2, 2005, we entered into a settlement agreement with Colt whereby we agreed, inter alia, to withdraw our trademark application and not use the trademark Python Defender.  In turn, Colt agreed to withdraw its opposition to our Python Defender trademark application and agreed not to oppose our application for the trademark “Riot Defender”.

•

On July 6, 2005, William Lowe filed an action against the company entitled, “William Lowe v. Universal Guardian Holdings, Inc.” in the Superior Court of California, County of Orange, designated Case No. 05CC07893, claiming that the company breached a promise to register shares issuable to him upon exercise of a stock option to purchase 500,000 shares of the company’s common stock at an exercise price of $0.54 per share which option was granted to him for services rendered as a member of the company’s Board of Directors.  The complaint seeks damages for breach of contract, common law and securities fraud.  The complaint also seeks declaratory relief requesting that the court order that the options granted Mr. Lowe be registered.  The company timely filed an answer to the complaint, initiated discovery and commenced an investigation as to the bases upon which it could assert counterclaims against Mr. Lowe.  On or about October 14, 2005, we entered into a Settlement Agreement and Mutual General Release with Mr. Lowe whereby he agreed to (1) grant the company as well as each of its officers, directors and agents a full and unconditional release; (2) dismiss his lawsuit with prejudice against all parties; and (3) surrender all of his right, title and interest in and to the option awarded on September 9, 2004, for his service on our board of directors.  In consideration for the foregoing, the company acknowledged Mr. Lowe’s right to exercise an option to purchase 375,000 shares of stock at an exercise price of $0.75 per share.  The terms of settlement have been performed and the lawsuit is in the process of being dismissed with prejudice.

•

We have recently received conflicting demands by Mr. Seth Kaplan and The Appleby Group and its related parties for the issuance of 250,000 common shares purportedly earned as a finder’s fee in connection with our acquisition of SSSI and, more particularly, by reason of the appointment of a former director, Mr. Michael J. Stannard, to our board.  Mr. Kaplan, formerly a principal of The Appleby Group, contends that he was singularly responsible for the introduction of Mr. Stannard to Universal Holdings and, as such, was the procuring cause of the appointment thereby entitling him to compensation under a written consulting agreement, as amended July 14, 2003.  The Appleby Group, which is currently being sued by Mr. Kaplan for fraud, among other claims, contends that one of its principals, Mr. David Kennedy, introduced Mr. Stannard to Universal Holdings and is therefore entitled to a finders’ fee.  The Appleby Group, in contrast to Mr. Kaplan, does not have a written agreement with Universal Holdings relating to the entitlement to a finders’ fee.  The Appleby Group contends, however, that the company verbally agreed to the payment of compensation upon Mr. Stannard’s appointment.  We do not believe that there is a valid enforceable agreement with either the Appleby Group or Mr. Kaplan mandating the payment of a finders’ fee and will vigorously defend any claim asserted in connection therewith.  On May 18, 2005, Mr. Kaplan filed a complaint against the company seeking damages for breach of contract and the implied covenant of good faith and fair dealing, common law and securities fraud, unjust enrichment, unfair business practices and common counts.  On July 1, 2005, we filed a petition to compel binding arbitration of Mr. Kaplan’s claims. On August 8, 2005, the court granted our petition to compel arbitration and dismissed Mr. Kaplan’s lawsuit.  To date, Mr. Kaplan has yet to initiate further proceedings against the company nor has the company received any further communications from the Appleby Group in respect to their previous demands.

•

Over one year ago, we received correspondence from Sunrise Financial Group, Inc. demanding that we issue 294,661 common shares purportedly due upon the cashless exercise of an option granted pursuant to the terms of an investment banking services agreement dated April 3, 2003.  By written agreement executed by and between Sunrise and Universal Holdings dated June 12, 2003, Sunrise agreed to cancel the option in exchange for an increase in a monthly retainer fee.  By reason of this written cancellation, we have rejected Sunrise’s demand for the issuance of the stock and will vigorously defend any claim asserted in connection therewith.

•

On July 5, 2005, our subsidiary, Secure Risks, Ltd., received a demand from solicitors for Mr. John Chase, a former Secure Risks employee, claiming that the termination of Mr. Chase’s employment breached the terms of his written employment agreement.  By reason of this alleged breach, Mr. Chase claims he is entitled to statutory damages under English law as well as contract damages for the full term of the agreement.  It is our position the termination of Mr. Chase’s employment conformed with the terms and conditions of his employment agreement and did not constitute a breach.  Our subsidiary retained an UK solicitor who responded to Mr. Chase’s demand.  Mr. Chase then filed a claim with the Employment Tribunal, an administrative agency which hears labor disputes in England and Wales.  Our subsidiary filed a timely response to Mr. Chase’s claims.  On October 26, 2005, our subsidiary received notice from the Employment Tribunal that a pre-hearing review and case management conference will be set shortly.  Our subsidiary will continue to vigorously defend Mr. Chase’s claims.

PRINCIPAL VOTING SHAREHOLDERS

The following table sets forth selected information, computed as of November 28, 2005, about the amount of shares beneficially owned by each of our “executive officers” (defined as our President, Secretary, Chief Financial Officer or Treasurer, any vice-president in charge of a principal business function, such as sales, administration or finance, or any other person who performs similar policy making functions for our company, or those of any of our subsidiaries); each of our directors (or those of our subsidiaries); each person known to us to own beneficially more than 5% of any class of our voting securities; and the group comprised of our current directors and executive officers.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose.  See footnote (1) to this table.  We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  Unless otherwise stated, the address of each person is 4695 MacArthur Court, Suite 300, Newport Beach, California 92660.

	Common Stock(1)
Name	Amount	%
Michael J. Skellern (2)(3)(4)	9,004,167(8)	21.3%
Mel R. Brashears (3)	1,300,000(8)	3.0%
Michael D. Bozarth (3)	—	—
Marian J. Barcikowski (2)	225,000(10)	*
Mark V. Asdourian (2)	328,788(11)	*
Bruce M. Braes (2)(5)	1,247,115(12)	3.0%
Kurt Schaerer (2)(6)	125,000(13)	*
Herbert P. Goertz (2)	—(14)	—
Mercator Advisory Group LLC (4)(7)	4,069,632(15)	9.3%
Directors and executive officers, as a group	12,970,070(16)	27.9%

*

Less than one-tenth of one percent.

(1)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrant or convertible preferred shares. The number of common shares outstanding as of the applicable date is 41,714,765 shares.

(2)

Executive officer.

(3)

Director.

(4)

5% shareholder.

(5)

The address for Mr. Braes is c/o Secure Risks Ltd., 36 Alie Street, London E1 8DA, United Kingdom.

(6)

The address for Mr. Schaerer is Royal Pacific Towers, 33 Canton Road, Tsimshatsui, Hong Kong, SAR, China.

(7)

The address of Mercator Advisory Group LLC is 555 South Flower Street, Suite 4200, Los Angeles, California 90071

(8)

Includes 1,054,167 common shares held by Pacific International, Inc., a corporation owned and controlled by Mr. Skellern; and 650,000 common shares issuable upon the exercise of fully vested common share purchase options.

(9)

Includes 1,300,000 common shares issuable upon the exercise of fully vested common share purchase options and warrants.

(10)

Includes 125,000 common shares issuable upon the exercise of fully vested common share purchase options.

(11)

Includes 125,000 common shares issuable upon the exercise of fully vested common share purchase warrants.

(12)

Includes 16,667 common shares issuable upon the exercise of fully vested common share purchase warrants.

(13)

Includes 75,000 common shares issuable upon the exercise of fully vested common share purchase options.

(14)

Excludes 505,051 common shares held by Linkena Anstalt, an irrevocable family trust established by another member of the Goertz family.  Although Mr. Goertz is a beneficiary of the trust, any distributions he may receive will be made at the sole discretion of the trustee without any power of Mr. Goertz to direct such distributions to himself or to any other person.  Further, Mr. Goertz has no investment control over the assets of the trust.  Mr. Goertz therefore disclaims any beneficial ownership over the common shares held by the trust.

(16)

Includes 281,250 common shares issuable upon the exercise of fully vested common share purchase warrants. Also includes 1,884,375 common shares, and 753,750 common shares issuable upon the exercise of fully vested common share purchase warrants, held by Monarch Pointe Fund LP.  Also includes 480,506 common shares issuable upon conversion of series ‘B’ preferred shares held by Monarch Pointe Fund LP and Mercator Momentum Fund III LP.  Also includes 928,125 common shares, and 371,250 common shares issuable upon the exercise of fully vested common share purchase warrants, held by Mercator Momentum Fund LP.  Mercator Advisory Group, LLC is the investment advisor for, and holds voting controls over common shares held by, Monarch Pointe Fund, Ltd., Mercator Momentum Fund LP and Mercator Momentum Fund III LP.  The common share purchase warrants granted to Monarch, Mercator Fund LP and MAG contain provisions prohibiting any exercise of the warrants that would result in these entities or their affiliates beneficially owning more than 9.99% of our outstanding common shares as determined under Section 13(d) of the Exchange Act.  As a result of these provisions, such entities disclaim beneficial ownership in excess of 9.99% of our outstanding common shares.

(16)

Includes 2,791,663 common shares issuable upon the exercise of fully vested common share purchase options and warrants.

TRANSACTIONS AND BUSINESS RELATIONSHIPS WITH
MANAGEMENT AND PRINCIPAL SHAREHOLDERS

Transactions With Executive Officers, Directors And Shareholders

Summarized below are certain transactions and business relationships since November 1, 2004 between Universal Holdings and any person named in this prospectus as an executive officer, director or holder of more than five percent of any class of our securities:

•

On August 8, 2005, we granted to Messrs. Mel R. Brashears and Michael D. Bozarth, in their capacities as a director or prospective director of Universal Holdings, respectively, and to Mr. Mark V. Asdourian, in his capacity as an executive officer of Universal Holdings, common share purchase options entitling each of them to purchase 300,000 restricted common shares at the exercise price of $1.14 per share, the fair market value of the shares as of the date of grant.  Concurrently on August 8, 2005, we also granted to Mr. Michael J. Skellern in his capacity as an executive officer of Universal Holdings, common share purchase options entitling him to purchase 500,000 restricted common shares at the exercise price of $1.14 per share, the fair market value of the shares as of the date of grant.  The foregoing options vest on December 31, 2005, and lapse to the extent unexercised on September 7, 2009.

•

On October 6, 2005, we sold 100,000 unregistered common shares to Mr. Michael D. Bozarth, a director, for gross proceeds of $99,000, representing a 10% discount to market.

DESCRIPTION OF EQUITY SECURITIES

General

Our authorized capital consists of 100,000,000 shares of common stock, par value $.001 per share (these shares are referred to in this prospectus as “common shares”), and 5,000,000 shares of “blank check” preferred stock, par value $.001 per share (these shares are referred to in this prospectus as “preferred shares”), having such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board.  Our board of directors has since designated:  (1)  600 of the preferred shares as series ‘A’ convertible preferred stock (these shares are referred to in this prospectus as “series ’A’ preferred shares”), with the rights, preferences, privileges and restrictions described below; and (2) 5,250 of the preferred shares as series ‘B’ convertible preferred stock (these shares are referred to in this prospectus as “series ’B’ preferred shares”), with the rights, preferences, privileges and restrictions described below.  As of November 28, 2005, there were issued and outstanding 41,714,765 common shares, 600 series ‘A’ preferred shares, and 5,250 series ‘B’ preferred shares.

Common Shares

Our common shareholders are entitled to one vote per share on all matters to be voted upon by those shareholders, and are also entitled to cumulative voting for the election of directors.  Subject to the rights of our preferred shares, our common shareholders are entitled to receive ratably dividends as they may be declared by our board of directors out of funds legally available for that purpose.  Subject to the rights of our preferred shares, upon the liquidation, dissolution, or winding up of our company, our common shareholders will be entitled to share ratably in all of the assets which are legally available for distribution, after payment of all debts and other liabilities.  Our common shareholders have no preemptive, subscription, redemption or conversion rights.  All of our currently outstanding common shares are, and all of our common shares offered for sale under this prospectus will be, validly issued, fully paid and non-assessable.

Preferred Shares

We may issue our preferred shares from time to time in one or more series as determined by our board of directors.  The voting powers and preferences, the relative rights of each series, and the qualifications, limitations and restrictions thereof may be established by our board of directors without any further vote or action by our shareholders.

Series ‘A’ Preferred Shares

The series ‘A’ preferred shares carry a 7% cumulative dividend, and are convertible into common shares at the company’s discretion if our common shares trading at $120 per share ($6 per share pre-split) for five consecutive days.  The series ‘A’ preferred shares are non-voting, carry no redemption rights, and carry a $300,000 liquidation preference, in additional to the payment of cumulative dividends.  As of September 30, 2005, there was $122,500 of dividends in arrears with respect to these shares.

These shares were issued in or about December 1999 to Triple Tree, an affiliate of Terra Listed, Ltd. In connection with that purchase, we purchased 4,100 shares of Triple Tree.  Based upon corporate minutes accompanying the transaction, we have the right to convert the 600 series ‘A’ preferred shares outstanding into eight common shares pursuant based an $80 per share conversion rate ($4 per share pre-1-for-20 reverse stock split effected December 3, 2002).  We also believe that Triple Tree may owe the company up to $200,000 in connection with a put right and guarantee provided by Triple Tree to the company in connection with Triple Tree shares purchased by the company, and are presently investigating the matter.  Should it be determined that the shares were so issued, we may consider canceling some or all of the series ‘A’ preferred shares and the dividends accrued to date on those shares in connection with that obligation.

Series ‘B’ Preferred Shares

The series ‘B’ preferred shares carry a $525,000 liquidation preference, are entitled to participate with our common shares with respect to dividends on an “as-if” converted basis, and as discussed below are convertible into a total of 480,506 common shares in the ordinary course of conversion, or 533,862 common shares in the event of a default with respect to our obligations under the subscription agreement governing the sale of those shares.  The series ‘B’ preferred shares are non-voting, do not accrue dividends (other than the aforesaid right to participate with common shares), and carry no redemption rights.

Under the subscription agreement, an event of default is defined as (1) the commencement by the company of a voluntary case or proceeding under the bankruptcy laws, (2) the breach by the company of any of the covenants or representations made in the subscription agreement which is not cured within ten days after delivery of written notice to the company, or (3) the company's failure to: (i) discharge or stay a bankruptcy proceeding within 60 days of such action being taken against the company, (ii) file a registration statement with the SEC registering the series ‘B’ preferred shares by October 3, 2005 (45 days after the closing, which we have satisfied), (iii) cause the registration statement to be declared effective by the SEC and the final prospectus to be filed with the SEC by December 31, 2005 (90 days after the filing of the registration statement); (iv) maintain the effectiveness of the registration statement once made effective; (v) maintain trading of the company’s common shares on the OTCBB except for any periods when the stock is listed on the Nasdaq Small Stock Market, the Nasdaq National Stock Market, the AMEX or the NYSE, (vi) pay certain costs or expenses described in the subscription agreement (which we have satisfied), (vii) timely deliver common share certificates to the purchasers under the subscription agreement (which we have satisfied), or (viii) pay any dividends when due.

Pursuant to the certificate of designation under which the series ‘B’ preferred shares were created, each series “B’ preferred share is convertible into common shares by dividing the purchase price for that preferred share ($100 per share) by a conversion price, which is fixed at $1.0926 in the ordinary course or $0.9834 in the event of default.  Accordingly, each series ‘B’ preferred share would be converted into approximately 91.5 and 101.7 common shares in the ordinary course or in the event of default, respectively, resulting in a total of 480,506 and 533,862 common shares being issued in the ordinary course or in the event of default, respectively, should all 5,250 series ‘B’ preferred shares be converted.

The holders of the series ‘B’ preferred shares also have certain contractual rights separate from those inherent to those shares.  For a description of these rights please see that section of this prospectus captioned “Management’s Discussion And Analysis Of Financial Condition And Results of Operations—Liquidity And Capital Resources”.

UGC Series ‘A’ Preferred Shares

Guardian Corporation had outstanding 18,714 shares of series ‘A’ convertible preferred stock (these shares are referred to in this prospectus as the “UGC series ‘A’ preferred shares”) as of November 28, 2005.  All of these shares are held by shareholders other than Universal Holdings, while Universal Holdings holds all 11,300,000 UGC common shares outstanding.

Each UGC series ‘A’ preferred share has both a stated value and liquidation preference of $1.25, and carries a 6% cumulative cash dividend payable on the liquidation preference annually on September 30th of each year.  Guardian Corporation has the right in its sole discretion to pay the dividends in common shares in lieu of cash. Guardian Corporation is prohibited from paying any dividends on its common shares or other preferred shares so long as any accrued dividends on the UGC series ‘A’ preferred shares remain unpaid.  As of December 31, 2004, there was approximately $900 of dividends in arrears with respect to these shares.

Beginning on the first anniversary of the issuance of any UGC series ‘A’ preferred shares, Guardian Corporation may in its sole discretion, should the shares have a market price in excess of two times the liquidation preference of the shares, redeem the shares in the amount of their liquidation preference.  Beginning on the fifth anniversary of the issuance of any UGC series ‘A’ preferred shares, Guardian Corporation may in its sole discretion, redeem the shares for their liquidation preference, notwithstanding the market price.

Each UGC series ‘A’ preferred share is convertible into one UGC common share based upon the foregoing conversion rate, subject to adjustment for merger, combination or reclassification of UGC common shares.  Each UGC series ‘A’ preferred share is also convertible into one Universal Holdings common share based upon the foregoing conversion rate, subject to adjustment as if Universal Holdings was Guardian Corporation.

Options And Warrants Convertible into Common Shares

As of November 28, 2005, there were outstanding common share purchase options or warrants entitling the holders to purchase up to 13,355,812 Universal Holdings common shares at an average weighted exercise price of $1.11 per share, of which 11,783,313 of these options or warrants are vested and currently exercisable.

EQUITY COMPENSATION PLANS

Summary Equity Compensation Plan Data

The following table sets forth information compiled on an aggregate basis as of December 31, 2004 with respect to the various equity compensation plans, including stand-alone compensation arrangements, under which we have granted or are authorized to issue equity securities to employees or non-employees in exchange for consideration in the form of goods or services:

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants Or Rights	Weighted- Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights)
Equity compensation plans approved by shareholders: Universal Guardian Holdings, Inc. 2002 Stock Compensation Program	1,125,000	$ 0.58	—
Equity compensation plans not approved by shareholders: Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan Stand-Alone Options and Warrants	1,500,000 8,583,750	$ 0.12 $ 0.79	242,570 —
Total	11,208,750	$ 0.68	242,570

Description of Equity Compensation Plans Approved By Shareholders

Universal Guardian Holdings, Inc. 2005 Stock Incentive Plan

On September 1, 2005 our board of directors adopted, and on October 6, 2005 our shareholders ratified, the Universal Guardian Holdings, Inc. 2005 Stock Incentive Plan (the “2005 Plan”).  The purpose of the plan is to provide our company with a shareholder-approved vehicle to attract, retain and motivate employees, directors and non-employee consultants upon whose judgment, initiative and effort the successful conduct or our business will be largely dependent, and to align their interests with those our of shareholders by providing incentive compensation opportunities tied to the performance of our common shares and by promoting increased ownership in our common shares by such persons.  The 2005 Plan was adopted with the intent to replace the 2002 Plan and 2003 Plan described below.

Under the 2005 Plan, a total of 10,000,000 common shares will be available for issuance through the grant of a variety of common share-based awards under the plan.  Types of awards that may be granted under the 2005 Plan include stock awards, restricted stock awards and non-qualified and incentive stock options.  As of November 28, 2005, there were no outstanding options under the 2005 Plan and 9,432,329 shares available for issuance.

Universal Guardian Holdings, Inc. 2002 Stock Compensation Program

On September 19, 2002, our board of directors and shareholders adopted the Universal Guardian Holdings, Inc. 2002 Stock Compensation Program, formerly known as the Hollywood Partners.com 2002 Stock Compensation Program (the “2002 Stock Program”), pursuant to which a total of 10,000,000 common shares were initially made available for issuance.  Effective as of October 6, 2005, as a result of the adoption of the 2005 Plan by our shareholders, no further grants will be made under the 2002 Stock Program.  As of November 28, 2005, there were 1,100,000 shares reserved for issuance under outstanding but unexercised common share purchase options granted under 2002 Stock Program prior to October 6, 2005.

Description of Equity Compensation Plans Not Approved By Shareholders

Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan

On May 12, 2003, our board of directors adopted the Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan (the “2003 Stock Plan”), pursuant to which a total of 10,000,000 common shares were initially made available for issuance.  As a result of the adoption of the 2005 Plan by our shareholders on October 6, 2005, no further grants will be made under the  2003 Stock Plan.  As of November 28, 2005, there remained 1,300,000 shares reserved for issuance under outstanding but unexercised common share purchase options granted under the 2003 Stock Plan prior to October 6, 2005.

Stand-Alone Grants

From time to time our board of directors grants common share purchase options or warrants to selected directors, officers, employees, consultants and advisors in payment of goods or services provided by such persons on a stand-alone basis outside of any of our formal stock plans.  The terms of these grants are individually negotiated.  As of November 28, 2005, there were a total of 10,955,812 shares reserved for issuance under various outstanding but unexercised common share purchase options granted on a stand-alone basis.

MARKET FOR EQUITY SECURITIES

Description Of Market

Our common shares are currently quoted on the OTCBB under the symbol “UGHO.”  The following table sets forth the quarterly high and low bid prices for our common shares on the OTCBB for the periods indicated.  The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

		Bid Price
Period	Volume	High	Low
2005:
Third Quarter	17,802,888	$ 1.48	$ 1.03
Second Quarter	13,239,910	$ 1.91	$ 1.11
First Quarter	70,920,167	2.56	1.19
2004:
Fourth Quarter	153,620,595	$ 3.65	$ 0.52
Third Quarter	117,451,496	3.65	0.43
Second Quarter	34,815,480	2.27	0.72

First Quarter	88,182,598	4.00	0.20
2003:
Fourth Quarter	10,497,012	$ 0.37	$ 0.09
Third Quarter	2,794,900	0.85	0.12

The closing price for our common shares on November 28, 2005 as reported on the OTCBB was $0.72 per share. There were 75 registered holders or persons otherwise entitled to hold our common shares as of that date pursuant to a shareholders’ list provided by our transfer agent and our records relating to issuable shares.  The number of registered shareholders excludes any estimate by us of the number of beneficial owners of common shares held in street name.  Based upon shareholder information procured in connection with last annual meeting of shareholders held in October 2005, there are approximately 5,434 beneficial holders of our common shares, including with respect to shares held in street name.

Dividend Policy

We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future.  Our current business plan is to retain any future earnings to finance the expansion development of our business.  Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board may deem relevant at that time.  We are also prohibited from using the proceeds of the recent $525,000 series ‘B’ preferred shares offering for payment of any dividends or other sums to holders of series ‘A’ preferred shares.

SELLING SHAREHOLDERS

The following table sets forth the total number of common shares beneficially owned or acquirable by each of the selling shareholders as of November 28, 2005, the total number of common shares they may sell under this prospectus, and the number of common shares they will own thereafter assuming the sale of all shares offered under this prospectus and further assuming no other acquisitions or dispositions of common shares.  The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.  See footnote (1) to this table.  We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

The selling shareholders are under no obligation to sell all or any portion of the common shares offered for sale under this prospectus.  The shares offered by sale by Argyll Equities LLC have been pledged to that selling shareholder by Mr. Michael J. Skellern as collateral to secure a loan by Argyll Equities to Mr. Skellern, and may only be sold by Argyll Equities under this Prospectus in the event of default by Mr. Skellern under that loan and subsequent sale by Argyll Equities in foreclosure under its power of sale rights.  See that section of this prospectus captioned “Plan of Distribution”.

The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations.

Unless otherwise stated below, to our knowledge no selling shareholder nor any of affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.  To our knowledge, none of the selling shareholders are a broker-dealer or an affiliate of a broker-dealer within the meaning of Rule 405.

	Common Shares Owned or Acquirable Before Sales (1)(3)						Common Shares Held After Sales (2)(3)
Selling Shareholder	Held Outright	Underlying Common Share Purchase Warrants or Options	Underlying Series ‘B’ Preferred Shares	Total	%	Common Shares Offered For Sale	Number	%
Monarch Pointe Fund, Ltd. (4)	1,884,375	753,750	432,174	3,070,299	7.2%	432,174	2,638,125	6.2%
Mercator Momentum Fund III, LP (4)	—	—	101,688	101,688	0.2%	101,688	—	—
Argyll Equities LLC	836,000	—	—	836,000	2.0%	836,000	—	—
Total	2,720,375	753,750	533,862	4,007,987	9.4%	1,369,862	2,638,125	6.2%

*

Less than one percent

(1)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any common shares as to which a shareholder has sole or shared voting power or investment power, and also any common shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrant or the conversion of series ‘A’ preferred shares, series ‘B’ preferred shares, or UGC series ‘A’ preferred shares. There were 41,714,765 common shares outstanding as of the applicable date.

(2)

Assumes the sale of all common shares offered under this prospectus.

(3)

Does not include other shares directly or indirectly held by controlling persons.

(4)

Mr. David Firestone is the controlling person of Monarch Pointe Fund, Ltd., Mercator Momentum Fund LP and Mercator Momentum Fund III LP.

REGISTRATION RIGHTS

Included in this prospectus are 432,174 common shares potentially issuable to Monarch Pointe Fund, Ltd. (“Monarch”) upon the exercise of 4,250 series ‘B’ preferred shares granted to it, and (2) 101,688 common shares potentially issuable to Mercator Momentum Fund III, LP (“Mercator Fund III”) upon the exercise of 1,000 series ‘B’ preferred shares granted to it.  These securities were purchased by Monarch and Mercator Fund for the aggregate sum of $525,000 on August 17, 2005 as part of a single private placement.  As part of that transaction, we paid to Mercator Advisory Group, LLC (“MAG”), as investment advisor for the purchasers, the sum of $12,000 in cash to cover due diligence and legal fees.

The 432,174 common shares issuable to Monarch consist of 388,981 common shares which would ordinarily be issued upon conversion, plus an additional 43,193 common shares issuable upon conversion in the event of a default in our obligations under the subscription agreement.  The 101,688 common shares issuable to Mercator Fund III consist of 91,525 common shares which would ordinarily be issued upon conversion, plus an additional 10,163 common shares issuable upon conversion in the event of a default in our obligations under the subscription agreement.  For a description of the events of default, see that section of this Prospectus captioned “Description Of Equity Securities—Series ‘B’ Preferred Shares”.  Notwithstanding the foregoing, the subscription agreement and the certificate of designation creating the series ‘B’ preferred shares provide that the aggregate number of common shares into which Monarch and Mercator Fund III can convert the series ‘B’ preferred shares, after taking into consideration all other shares held by Monarch, Mercator Fund III or their affiliates, cannot exceed more than 9.99% of our outstanding common shares as determined under Section 13(d) of the Exchange Act.  As a result of these provisions, Monarch and Mercator Fund III each disclaim beneficial ownership in excess of 9.99% of our outstanding common shares.

As part of the transaction, we agreed to file a registration statement with the SEC to register the common shares issuable upon the conversion of the series ‘B’ preferred shares.  We further agreed to pay liquidated damages in the amount of $175 per day through August 17, 2006 with respect to (1) our failure to file the aforesaid registration statement on or before October 3, 2005 (45 days after the closing) and until such time as the registration statement is filed, (2) our failure to cause the registration statement to be declared effective on or before December 12, 2005 (90 days after the filing of the registration statement) and until such time as the registration statement is declared effective; or (3) our failure to maintain a trading market for our common shares on the OTCBB or any national exchange or market and until such time as trading recommences.  We further agreed to keep the registration statement of which this prospectus forms a part continuously effective until the earlier of the date that the shares covered by this prospectus may be sold pursuant to Rule 144(k) of the Securities Act without volume limitations and the date that all of the shares registered for sale under this prospectus have been sold.  We filed the registration statement of which this prospectus is a part to satisfy the aforesaid registration obligation on October 3, 2005, thereby incurring no penalty.

The registration rights agreements with Monarch and Momentum Fund III also generally provide for cross-indemnification of the company and the selling shareholders who are a party to such agreements or their respective successors-in-interest and each party’s respective directors, officers and controlling persons against liability in connection with the offer and sale of our common shares, including liabilities under the Securities Act, and to contribute to payments the parties may be required to make in respect thereof.  We have agreed to indemnify the selling shareholders who are a party to such agreements and their respective successors-in-interest to hold them harmless from certain liabilities under the Securities Act.

Under the registration rights agreements with Monarch and Momentum Fund III, our officers, directors and 10% shareholders are precluded from selling their common shares pending the effectiveness of the registration statement.

The selling shareholders under this prospectus other than those described above do not have registration rights.

PLAN OF DISTRIBUTION

Method of Sales Under This Prospectus

Subject to limitations on sales by Michael J. Skeller as discussed below, each selling shareholder, and each of their respective donees, transferees, pledgees or other successor-in-interest (to the extent permitted under this plan of distribution as described below), may from time to time sell any or all of their common shares offered for sale under this prospectus for cash or such other consideration or value allowed under forms SB-2:  (1) on or through any public market or trading facility on which the shares are traded including on or through the OTCBB or, to the extent then applicable, on or through any other over-the-counter market or stock exchange market or the “pink sheets, or (2) in privately negotiated transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•

one or more block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker or dealer as principal and resale by the broker or dealer for its account;

•

in privately-negotiated transactions;

•

an exchange distribution in accordance with the rules of an exchange;

•

through the writing of options on the shares;

•

through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

•

through agents; or

•

in any combination of these methods.

In addition to the foregoing methods, the selling shareholders may offer their share from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods as described above or any other lawful methods.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  Each selling shareholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.  Each of the selling shareholders has represented to us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer.

The selling shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom these broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that the selling shareholders will attempt to sell common shares in block transactions to market makers or other purchasers at a price per share which may be below the then market price.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with those sales.  In such an event, any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the securities will be paid by the selling shareholders and/or the purchasers. Each selling shareholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling shareholder’s business and, at the time of its purchase of such securities such selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities. We have advised each selling shareholder that it may not use shares registered under this registration statement to cover short sales of common shares made prior to the date on which this registration statement shall have been declared effective by the Commission.  Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will need to deliver a copy of this prospectus to each purchaser at or prior to the time of sale in accordance with the prospectus delivery requirements of that Act.

The selling shareholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter.  Each selling shareholder has informed us that he or she does not have any current agreement or understanding, directly or indirectly, with any person to distribute the common shares offered by this prospectus.  If any selling shareholder were to enter into any such agreement, the company will if required under an agreement with the selling shareholder, or may in the company’s sole discretion absent such an agreement, allow such underwriter to sell those shares under this prospectus, in which event we would be required to set forth, in a post-effective amendment to this prospectus or supplement pursuant to Rule 424(b) of the Securities Act, the following information:  (1) the number of shares being offered; (2) the terms of the offering, including the name of any selling shareholder, underwriter, broker, dealer or agent; (3) the purchase price paid by any underwriter; (4) any discount, commission and other underwriter compensation; (5) any discount, commission or concession allowed or reallowed or paid to any dealer; (6) the proposed selling price to the public; and (7) other facts material to the transaction.

Subject to any agreements with the company prohibiting any of the following actions and subject to restrictions on successors-in-interest described below, the selling shareholders may also (1) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume, (2) sell the shares short and deliver these securities to close out their short positions, (3) loan or pledge the shares to broker-dealers that in turn may sell these securities, or (4) enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M of the Exchange Act.  Regulation M may limit the timing of purchases and sales of any of the common shares offered under this prospectus by the selling shareholders and any other person distributing our common shares.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of common shares to engage in market-making or market stabilization activities.  Specifically, Regulation M prohibits an issuer, its shareholders or an affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period.  The restrictive period for our common shares offered under this prospectus begins on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person’s completion of participation in the distribution.  The restrictive period will begin on the effective date of this offering.  Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods.  Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.  All of the foregoing may affect the marketability of our common shares.  To the extent required by law, we may require the selling shareholders and their brokers, if applicable, to provide a letter that acknowledges compliance with Regulation M before authorizing the transfer of the shares under this prospectus.

No persons associated with us or the selling shareholders who is not a registered broker/dealer may participate in the distribution of the shares to be offered by the selling shareholders unless they meet the safe harbor provisions of the SEC Rule 3a4-1 promulgated under the Exchange Act with respect to exemption from registration as a broker/dealer.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of their shares if they deem the purchase price to be unsatisfactory at any particular time.

We have further promised to certain of the selling shareholders that we would keep the registration statement of which this prospectus forms a part continuously effective until the earlier of the date that the shares covered by this prospectus may be sold pursuant to Rule 144(k) of the Securities Act without volume limitations and the date that all of the shares registered for sale under this prospectus have been sold.  See “Registration Rights” above.

Limitation On Sales By Argyll Equities

The shares offered by sale by Argyll Equities LLC have been pledged to that selling shareholder by Mr. Michael J. Skellern as collateral to secure a loan by Argyll Equities to Mr. Skellern, and may only be sold by Argyll Equities under this Prospectus in the event of default by Mr. Skellern under that loan and subsequent sale by Argyll Equities in foreclosure under its power of sale rights.  As such, Argyll Equities may cause the shares to be sold for cash in a public or private sale and account to the debtor for any surplus, or may cause the shares to be sold to itself in satisfaction of the indebtedness subject to rights retained by the debtor for any surplus in the value of the shares over their market price.

Sales Outside Of This Prospectus; Sales Under This Prospectus By Successors-In-Interest

The selling shareholders reserve the right, in lieu of selling their shares under this prospectus, to sell their common shares in a broker’s transaction on the public markets pursuant to Rule 144 under the Securities Act, or to otherwise sell or transfer their shares in any other manner permitted under the federal securities laws.  Rule 144 is a safe harbor which permits the limited resale on the public markets of shares originally acquired in a private placement so long as the transaction is facilitated through a broker and satisfies various other conditions, including the availability of certain current public information concerning the issuer, the resale occurring following the lapse of required holding periods under 144, and the number of shares be sold during any three-month period not exceeding certain limitations.

The following “non-sale” transactions or any combination thereof may not be facilitated under this prospectus (without otherwise limiting the ability of the selling shareholder to otherwise facilitate the transaction under the federal securities laws) unless we receive from the selling shareholder, at his or her expense, a legal opinion acceptable to the company or our legal counsel in our sole discretion or, in the alternative, a no-action letter from the SEC, to the effect that such transaction is allowable under this prospectus pursuant to the rules governing permitted transactions under registration statements on form SB-2:

•

any transfer of the shares for consideration other than cash;

•

any transfer for less than fair market value, including both complete and partial gifts and also including distributions or transfers from trusts, corporations, limited liability companies, partnerships or other entities or relationships;

•

any transfer by a selling shareholder to any entity or pursuant to any arrangement in which the selling shareholder or any affiliate of the selling shareholder retains a beneficial interest; or

•

any pledge of or grant of security interest in the shares by the selling shareholder as collateral for margin accounts or in loan transactions.

In the event of any of the foregoing “non-sale” transactions, the company will (if required under an agreement with the selling shareholder), or may in its sole discretion (absent such an agreement), add the donee, transferee, pledgee, secured party or other successor-in-interest as a selling shareholder under this prospectus through the filing under Rule 424(b)(3) or other applicable provision of the Securities Act of an amended prospectus or a prospectus supplement after our notification of such transaction, thereby allowing the aforesaid successor-in-interest to thereafter sell the shares under this prospectus, subject to the foregoing restrictions.  In such an event, the aforesaid successor-in-interest shall be deemed a “selling shareholder” for purposes of this prospectus.  With the exception of changing the names of the selling shareholders to reflect such change in ownership, this plan of distribution shall remain unchanged.  To the extent required, we may amend and/or supplement this prospectus from time to time to describe a specific plan of distribution.  Unless and until the aforesaid successor-in-interest is named as a selling shareholder through the filing of an amended prospectus or supplement as described above, he or she will not have the right to sell under this prospectus.

Compliance With State Securities Laws

In certain states the common shares offered by this prospectus may only be sold through registered or licensed brokers or dealers.  In addition, in certain states the common shares offered by this prospectus may not be sold unless they are first registered or qualified for sale in that state or an exemption from the registration or qualification requirement is available and is complied with by the selling shareholder.  We do not presently intend to obtain qualification of the sales in any state in reliance upon exemptions from state securities registrations requirements insofar as is practicable, and make no representations or undertakings to effect “blue sky” clearance for any particular state.  Selling shareholders must contact the company or their own counsel to determine if sales are permitted in any given jurisdiction.

Distribution Expenses And Proceeds of Sale

We have agreed to pay all costs and expenses incurred in connection with the registration of the shares offered by this  prospectus including, but not limited to, legal, accounting, printing and mailing fees.  The selling shareholders and/or the purchasers participating in any sale under this prospectus will be responsible for any applicable underwriting commissions and expenses, brokerage fees and stock transfer taxes, as well as the fees and disbursements of their legal counsel and experts.  We will receive no proceeds from any resales of the shares offered under this prospectus.

Indemnification

We have entered into registration rights agreements with certain of the selling shareholders providing for cross-indemnification in connection with sale of the shares offered by this prospectus.  See that section of this prospectus captioned “Registration Rights”.

Other Matters

In the event that a selling shareholder is subject to the provisions of Section 16 of the Exchange Act, he or she will remain subject to such provisions, including filing and short-swing profit disgorgement obligations, notwithstanding his or her ability to sell shares under this prospectus.  It shall be solely up to the selling shareholder to ascertain his or her obligations under Section 16, if any.

Any NASD member participating in the distribution of the shares offered under this prospectus will be subject to compliance with NASD rules and regulations, including rules governing the timely filing of documents and disclosures with the Corporate Finance Department of the NASD prior to any sales pursuant to NASD Rule 2710(b), limitations on the payment of underwriting compensation under NASD Rules 2710(c) and 2710(i), and restrictions on the sale, transfer, assignment or hypothecation of unregistered shares acquired by the member for a period of six months from the effective date of the registration statement of which this prospectus is a part pursuant to NASD Rule 2710(g).

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.  These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell the common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On March 8, 2005, we formally terminated the engagement of Stonefield Josephson, Inc. (“Stonefield Josephson”) as our independent auditors.  The decision to dismiss Stonefield Josephson was recommended by the audit committee of our board of directors and approved by our board of directors.

Stonefield Josephson audited our financial statements for our two fiscal years ended December 31, 2003.  Stonefield Josephson’s reports on these financial statements were qualified as to uncertainty that the company would continue as a going concern.  Other than the foregoing, Stonefield Josephson’s reports on the financial statements for those fiscal years did not contain an adverse opinion or disclaimer of opinion and was not otherwise qualified or modified as to any other uncertainty, audit scope or accounting principles.  During those two fiscal years and also during the subsequent period through the date of Stonefield Josephson’s replacement as indicated above:  (1) there were no disagreements between Universal Holdings and Stonefield Josephson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; and (2) Stonefield Josephson provided no advice to Universal Holdings that (i) internal controls necessary to develop reliable financial statements did not exist, (ii) information had come to the attention of Stonefield Josephson which made it unwilling to rely on management’s representations, or unwilling to be associated with the financial statements prepared by management, or (iii) the scope of the audit should be expanded significantly, or information had come to the attention of Stonefield Josephson that it concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent audited financial statements.

On March 3, 2005, we formally appointed AJ. Robbins, P.C. (“A.J. Robbins”) as our new independent auditors.  The decision to engage AJ. Robbins was recommended by the audit committee of our board of directors and approved by our board of directors.  Prior to engaging AJ. Robbins, we did not consult with AJ. Robbins regarding the application of accounting principles to a specified completed or contemplated transaction, or the type of opinion that might be rendered regarding our financial statements, nor did we consult AJ. Robbins with respect to any accounting disagreement or any reportable event at any time prior to the appointment of that firm.

TRANSFER AGENT

The transfer agent for our common shares is Stalt, Inc., 671 Oak Grove Avenue, Suite C, Menlo Park, California 94025.  We act as our own transfer agent with regard to our series ‘A’ and series ‘B’ preferred shares and our outstanding common share purchase options and warrants, as well as the securities of our subsidiaries.

LEGAL MATTERS

The validity of the prospective issuance of the common shares to be sold by the selling shareholders under this prospectus, was passed upon for our company by John M. Woodbury, Jr.

EXPERTS

Our consolidated financial statements for the years ended December 31, 2004 and 2003, in this prospectus have been audited by AJ. Robbins, P.C., independent registered public accounting firm, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are required under our bylaws to indemnify our directors, officers and employees to the fullest extent permitted under the laws of the state of Delaware.

Our certificate of incorporation provides that none of our directors shall be personally liable to us for monetary damages for any breach of their fiduciary duties in their capacity as a director, with the following exceptions to the extent allowed under applicable law, for:  (1) any breach of his or her duty of loyalty to our company or our shareholders; (2) acts or omissions not in good faith or which involve his or her intentional misconduct or knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law Delaware for unlawful payments of dividends or unlawful stock purchases; (4) any transaction under which he or she derived an improper personal benefit.  Our certificate of incorporation further provide that no amendment or repeal of this provision shall adversely affect the right or protection of any director in respect of any act or omission occurring prior to such amendment or repeal.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our certificate of incorporation are necessary to attract and retain qualified persons for these positions. Messrs. Skellern and Cole have been named as defendants and are entitled to indemnification in a lawsuit filed by a former employee in which he is alleging securities and common law fraud, breach of contract and rescission, and wrongful termination.  Except for the preceding sentence, no pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

The provisions of our bylaws and certificate of incorporation regarding indemnification are not exclusive of any other right of ours to indemnify or reimburse our officers, directors or employees in any proper case, even if not specifically provided for in our bylaws and certificate of incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REPORTS TO SECURITY HOLDERS

We file annual and quarterly reports with the U.S. Securities and Exchange Commission (SEC). In addition, we file additional reports for matters such as material developments or changes.  Our executive officers, directors and beneficial owners of 10% or more of our common shares also file reports relative to the acquisition or disposition of our common shares or acquisition, disposition or exercise of our common shares purchase options or warrants.. These filings are a matter of public record and any person may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. We are not required to deliver an annual report with this prospectus, nor will we do so. However, you may obtain a copy of our annual report, or any of our other public filings, by contacting the Company or from the SEC as mentioned above.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission at the Public Reference Room, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

This prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus

UNIVERSAL GUARDIAN HOLDINGS, INC.

ANNUAL CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
(AUDITED)

Contents

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AJ. ROBBINS, P.C.

Certified Public Accountants

216 Sixteenth Street

Suite 600

Denver, Colorado 80202

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders of
Universal Guardian Holdings, Inc.
Newport Beach, California

We have audited the accompanying consolidated balance sheet of Universal Guardian Holdings, Inc. and Subsidiaries as of December 31, 2004, and the related consolidated statements of operations and other comprehensive loss, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2004 and 2003.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Universal Guardian Holdings, Inc. and Subsidiaries as of December 31, 2004, and the consolidated results of their operations and other comprehensive loss and consolidated cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ AJ. Robbins PC.

AJ. Robbins PC

Certified Public Accountants

Denver Colorado
March 11, 2005

1

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2004

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 330,862
Accounts receivable, net of allowance for doubtful accounts of $0	651,406
TOTAL CURRENT ASSETS	982,268
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $137,555	768,269
GOODWILL	3,525,093
DEPOSITS AND OTHER ASSETS	62,554
TOTAL ASSETS	$ 5,338,184
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$ 1,107,222
Accrued expenses	1,159,569
Accrued expenses - related parties	212,222
Accrued registration obligation	30,000
Deferred revenue	506,391
Accrued obligation under abandoned lease	200,000
Notes payable, related parties	30,633
TOTAL CURRENT LIABILITIES	3,246,037
SERIES ‘A’ CONVERTIBLE PREFERRED STOCK OF SUBSIDIARY - UNIVERSAL GUARDIAN CORPORATION	41,367
COMMITMENTS AND CONTINGENCIES	—
STOCKHOLDERS’ EQUITY
Series ‘A’ convertible preferred stock, cumulative 7%; $0.001 par value, 5,000,000 shares authorized; 600 shares issued and outstanding ($106,750 of dividends in arrears)	1
Common stock; $0.001 par value; 50,000,000 shares authorized; 35,878,398 shares issued and outstanding	35,878
Additional paid-in capital	11,642,985
Prepaid consulting fee	(62,500)
Accumulated other comprehensive (loss)	(61,917)
Accumulated deficit	(9,503,667)
TOTAL STOCKHOLDERS’ EQUITY	2,050,780
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 5,338,184

The accompanying notes are an integral part of these consolidated financial statements

2

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Operations And Other Comprehensive Loss

	December 31, 2004	December 31, 2003

NET REVENUE	$ 4,116,093	$ 3,746,282
COST OF REVENUE	3,119,628	3,186,886
GROSS PROFIT	996,465	559,396
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,235,193	5,759,215
LOSS FROM OPERATIONS	(3,238,728)	(5,199,819)
OTHER INCOME (EXPENSE)
Interest expense	(2,757)	(81,973)
Financing costs	—	(205,000)
Interest income	1,979	177,602
Gain on settlement with former landlord	742,456	—
Other	(99,224)	—
TOTAL OTHER INCOME (EXPENSE)	642,454	(109,371)
LOSS BEFORE PROVISION FOR INCOME TAXES	(2,596,274)	(5,309,190)
PROVISION FOR INCOME TAXES	—	—
NET LOSS	(2,596,274)	(5,309,190)
OTHER COMPREHENSIVE (LOSS)
Foreign currency translation	(61,917)	—
COMPREHENSIVE (LOSS)	$ (2,658,191)	$ (5,309,190)
PREFERRED STOCK DIVIDENDS	(177,969)	(117,181)
NET LOSS ATTRIBUTED TO COMMON STOCKHOLDERS	$ (2,774,243)	$ (5,426,371)
NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.09)	$ (0.31)
WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	31,413,261	17,697,954

The accompanying notes are an integral part of these consolidated financial statements

3

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Stockholders’ Equity (Deficit)

For The Years Ended December 31, 2004 And 2003

	Series ‘A’ Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Prepaid Consulting Fees	Accumulated Other Comprehensive (Loss)	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount

Balance, December 31, 2002	600	$ 1	16,148,014	$ 16,148	$ -	$ -	$ -	$ (1,441,234)	$ (1,425,085)

Common stock issued for services	—	—	4,218,280	4,218	1,191,788	—	—	—	1,196,006
Services rendered to pay for exercise price of options	—	—	110,000	110	22,390	—	—	—	22,500
Common stock issued for cash, net of offering costs of $10,000	—	—	211,111	211	64,789	—	—	—	65,000
Exercise of warrants for cash	—	—	300,000	300	99,700	—	—	—	100,000
Warrants issued to consultants, at fair value	—	—	—	—	99,785	—	—	—	99,785
Common stock issued for conversion of related party note payable and accrued interest	—	—	1,404,167	1,405	167,095	—	—	| —	168,500
Warrants issued in connection with a consulting agreement, at fair value	—	—	—	—	682,968	—	—	—	682,968
Net loss	—	—	—	—		—	—	(5,309,190)	(5,309,190)
Balance, December 31, 2003	600	1	22,391,572	22,392	2,328,515	—	—	(6,750,424)	(4,399,516)

Common stock issued for services	—	—	2,259,413	2,259	1,292,716	(22,500)	—	—	1,272,475
Common stock issued for acquisitions	—	—	4,153,402	4,153	3,256,027	—	—	—	3,260,180
Common stock issued for cash, net of offering costs of $261,463	—	—	6,110,108	6,110	2,232,427	—	—	—	2,238,537
Conversion of series ‘A’ preferred stock of Universal Guardian Corporation to common stock	—	—	1,644,635	1,645	2,003,903	—	—	—	2,005,548

The accompanying notes are an integral part of these consolidated financial statements

4

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Stockholders’ Equity (Deficit)

For The Years Ended December 31, 2004 And 2003 Operations

(Continued)

	Series ‘A’ Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Prepaid Consulting Fees	Accumulated Other Comprehensive (Loss)	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Cancellation of shares issued in connection with the acquisition of The Harbour Group, Inc.	—	—	(1,100,000)	(1,100)	(9,900)	—	—	—	(11,000)
Exercise of warrants for cash and services	—	—	419,268	419	174,581	—	—	—	175,000
Warrants issued to consultants, at fair value	—	—	—	—	159,716	—	—	—	159,716
Cancellation of put option on series ‘A’ preferred stock of Universal Guardian Corporation	—	—	—	—	205,000	—	—	—	205,000
Prepaid consulting fees associated with series ‘A’ preferred stock of Universal Guardian Corporation	—	—	—	—	—	(130,000)	—	—	(130,000)
Amortization of prepaid consulting fees	—	—	—	—	—	90,000	—	—	90,000
Foreign currency translation adjustment	—	—	—	—	—	—	(61,917)	—	(61,917)
Dividends on series ‘A’ preferred stock of Universal Guardian Corporation	—	—	—	—	—	—	—	(156,969)	(156,969)
Net loss	—	—	—	—	—	—	—	(2,596,274)	(2,596,274)
Balance, December 31, 2004	600	$ 1	35,878,398	$ 35,878	$ 11,642,985	$ (62,500)	$ (61,917)	$ (9,503,667)	$ 2,050,780

The accompanying notes are an integral part of these consolidated financial statements

5

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Cashflow

	Year Ended
	December 31,	December 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (2,596,274)	$ (5,309,190)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	256,896	92,053
Inventory reserve	—	91,893
Impairment of property and equipment	—	20,832
Common stock issued for compensation and services	1,272,475	1,196,006
Services rendered to pay for exercise price of options	—	22,500
Fair value of options and warrants issued to consultants	159,716	782,753
Impairment of software development costs	—	242,970
Impairment of goodwill	—	29,912
Financing costs relating to preferred stock of subsidiary	—	205,000
Debt issuance costs	—	—
Exchange gain	(72,970)	—
(Increase) decrease in:
Accounts receivable	(406,140)	809,924
Inventory	—	24,594
Deposits and other assets	(42,107)	56,871
Increase (decrease) in:
Accounts payable	17,578	(358,046)
Accrued expenses - related parties	59,492	101,413
Accrued expenses	133,031	45,485
Accrued registration obligation	30,000	—
Deferred revenue	456,391	—
Accrued obligation under abandoned lease	(742,456)	942,456
Net cash provided by (used in) operating activities	(1,474,368)	(1,002,574)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(725,822)	(7,304)
Cash acquired with acquisition of subsidiary	91,131	—
Payments for software development costs	—	(144,757)
Net cash provided by (used in) investing activities	$ (634,691)	$ (152,061)

 (continued on next page)

The accompanying notes are an integral part of these consolidated financial statements

6

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Cashflow

(continued)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options and warrants	$ 175,000	$ 100,000
Proceeds from issuance of common stock	2,500,000	75,000
Payment of offering costs	(261,463)	(10,000)
Proceeds from sales of series ‘A’ preferred stock of Universal Guardian Corporation, net	—	494,947
Payment on capital lease obligation	(10,317)	(4,476)
Payment on notes payable	—	(518,000)
Net cash provided by financing activities	2,403,220	137,471

EFFECT OF EXCHANGE RATE CHANGES ON CASH	11,053	—

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	305,214	(1,017,164)

CASH AND CASH EQUIVALENTS, Beginning of year	25,648	1,042,812
CASH AND CASH EQUIVALENTS, End of year	$ 330,862	$ 25,648
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$ —	$ 1,507
Income taxes paid	$ —	$ —

Supplemental Schedule of Non-Cash Investing and Financing Activities:

During the year ended December 31, 2004 the Company (1) issued 2,259,413 common shares to consultants and professionals for services valued at $1,294,975 of which $22,500 is shown as prepaid consulting fees; (2) issued 400,000 common share purchase warrants to advisory board members for services valued at $123,500; (3) issued 50,000 common share purchase warrants to consultants for services valued at $36,216; (4) converted 1,644,635 UGC series ‘A’ preferred shares valued at $2,005,548 into 1,644,635 common shares; (5) issued 51,908 common shares valued at $20,000 for the acquisition of Emerging Concepts, Inc.; (6) issued 4,101,494 common shares valued at $3,240,180 for the acquisition of Strategic Security Solutions International Ltd.; (7) issued 83,157 common shares upon the cashless exercise of 125,000 common share purchase warrants; (8) cancelled 1,100,000 common shares as a result of the settlement of a legal matter; and (9) converted a $205,000 liability related to a put option into equity.

During the year ended December 31, 2003, the Company (1) issued 4,218,280 common shares to consultants for services valued at $1,196,006; (2) issued 110,000 common shares from the exercise of stock options (the exercise price of $22,500 were paid via services provided to the Company); (3) issued 1,075,000 common shares purchase warrants to consultants for services valued at $773,821; (4) converted accounts payable of $518,000 into a note payable; (5) converted two bridge loans and accrued interest in the amount of $700,000 and $17,500, respectively, into 574,000 shares of Universal Guardian Corporation series ‘A’ preferred stock; (6) converted $150,000 of a note payable and $18,500 of accrued interest to a related party into 1,404,167 common shares; and (7) recognized financing costs of $205,000 resulting from a holder of Universal Guardian Corporation series ‘A’ preferred stock of exercising a put option requiring Universal Guardian Corporation to repurchase 409,999 shares of series ‘A’ preferred stock (See Note 7).The accompanying notes are an integral part of these consolidated financial statements.

7

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2004 And 2003

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

References

The terms “common shares”, “preferred shares”, and “series ‘A’ preferred shares” used in this prospectus refer to Universal Holdings’ common stock, par value $0.001 per share, “blank check” preferred stock, par value $.001 per share, and series ‘A’ convertible preferred stock, par value $0.001 per share, respectively.  The term “UGC series ‘A’ preferred shares” refers to series ‘A’ convertible preferred stock, par value $0.001 per share, issued by the Company’s Universal Guardian Corporation subsidiary.

Line of Business

Universal Guardian Holdings, Inc. (the “Company” or “Universal Holdings”) is a holding company which provides security products and services to mitigate terrorist, criminal and security threats, for governments and businesses worldwide through its various operating subsidiaries.  Universal Holdings Secure Risks Ltd. subsidiary (“Secure Risks”), and its Strategic Security Solutions International Ltd. subsidiary (“SSSI”), provide comprehensive business risk solutions and strategic security services to protect government and commercial assets worldwide.  Secure Risks and SSSI services include threat assessment, risk analysis, country risk management, business intelligence, corporate investigations, information assurance, kidnap and ransom, intellectual property and brand protection, identification theft and investigations of fraud, money laundering, stock manipulation, as well as strategic security including executive and diplomatic protection and training.  Secure Risks and SSSI are the only two Universal Holdings subsidiaries which have generated revenues during fiscal 2004.

Universal Holdings’ Shield Defense International Ltd. subsidiary, and its Shield Defense Corporation subsidiary, focus on designing and producing non-lethal or less-lethal personal protection devices and projectiles for use by the military, law enforcement, private security and consumer personal protection markets.  Shield Defense International and Shield Defense Corporation (collectively, “Shield Defense”) have recently completed development on two products which they have recently introduced to the market.  The first of these products, the Cobra StunLight™, is a laser-directed flashlight that can target and temporarily blind and disorient an assailant with a high-pressure stream of either OC (pepper spray) or CS (tear gas).  The second product, the Riot Defender Projectile Launcher, is a semi-automatic projectile launcher which can debilitate an assailant using a proprietary frangible projectile.  A frangible projectile is one which breaks-up upon impact, thereby reducing the risk of injury to the suspect.  Shield Defense is currently developing international manufacturing, sales and marketing channels to facilitate the introduction of these products to the targeted markets.

Universal Holdings’ ISR Systems Corporation subsidiary (“ISR Systems”) focuses on providing integrated security platforms that help mitigate terrorist and security threats against high value targets such as military installations, government buildings and critical infrastructure such as transportation networks, embassies, ports, airports, borders, and commercial and industrial facilities such as power plants, petroleum refineries and chemical plants.  ISR Systems has developed a secure, wireless and web-based security platform which can integrate automatic day/night video cameras, long-range thermal imagers, radar, sonar, chemical sensors, secure access controls, personnel identification, and license plate recognition. The interoperable command, control and communications functions of the platform integrates surveillance, detection, tracking and response capabilities to provide shared situational awareness, coordinated operational planning and execution, and optimized force deployment among military, law enforcement, government and emergency services organization.  ISR Systems has not had any revenues through December 31, 2004.

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2004 And 2003

Organization

Universal Holdings was incorporated under the laws of Delaware during 1989 under the name Guideline Capital Corporation.  Effective September 13, 1999, pursuant to a Share Exchange and Reorganization Agreement, the Company acquired all of the issued and outstanding shares of Hollywood Partners, Inc., and changed its name to Hollywood Partners.com, Inc.

On December 6, 2002, the Company changed its name from Hollywood Partners.com to Universal Guardian Holdings, Inc.  Effective December 31, 2002, pursuant to a Share Exchange and Reorganization Agreement between the Company and Guardian Corporation, the former shareholders of Guardian Corporation acquired 11,300,000 newly issued common shares.  At the date of consummation of this transaction, these shareholders effectively controlled 70% of the Company’s outstanding common shares and 69.1% of the Company’s total capital stock after taking into consideration outstanding shares of series ‘A’ preferred stock.  Since the shareholders of Guardian Corporation obtained control of the Company, according to FASB Statement No. 141, “Business Combinations,” this acquisition was treated as a recapitalization for accounting purposes, in a manner similar to reverse acquisition accounting.  In accounting for this transaction:  (1) Guardian Corporation is deemed for accounting purposes to be the purchaser and surviving company.  Accordingly, Guardian Corporation’s net assets are included in the balance sheet at their historical book values and the results of operations of Guardian Corporation have been presented in these financial statements for the comparative prior period; and (2) control of the net assets and business of the Company was acquired by the shareholders of Guardian Corporation effective December 31, 2002.  This transaction has been treated for accounting purposes as a purchase of the assets and liabilities of the Company by Guardian Corporation.  The historical cost of the Company’s net liabilities assumed by Guardian Corporation was $103,855.

Guardian Corporation was incorporated under the laws of the state of Nevada on March 28, 2001.  Guardian Corporation was in the business of protecting human life and military, government and commercial assets, by providing services, systems and technology to detect, assess and defend against security and terrorists threats worldwide.

Prior to the share exchange transaction, the Company had 4,848,014 and 600 common shares and series ‘A’ preferred shares outstanding, respectively, and 1,779,875 common share purchase options/warrants outstanding.  Guardian Corporation had 11,300,000 and 350,000 common shares and series ‘A’ preferred shares outstanding, respectively, and 2,175,000 common share purchase options/warrants outstanding.  Pursuant to the transaction, the 11,300,000 Guardian Corporation common shares were converted into 11,300,000 Universal Holdings common shares.  Additionally, the Company agreed that the 350,000 Guardian Corporation series ‘A’ preferred shares outstanding could be converted into common shares of the Company on a one for one basis, and that the 2,175,000 Guardian Corporation common share purchase options/warrants outstanding could be exercised for a like number of Universal Holdings common share purchase options/warrants on the same terms.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Guardian Corporation (including its wholly owned subsidiary, The Harbour Group, Inc.), Shield Defense Corporation, Shield Defense Technologies, Inc., Shield Defense International, Inc., ISR Systems,  and Secure Risks (including its wholly owned subsidiary, SSSI).  All material inter-company accounts and transactions have been eliminated.

Stock Based Compensation

Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered.  The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2004 And 2003

compensation.  The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation issued to employees.  For options granted to employees where the exercise price is less than the fair value of the stock at the date of grant, the Company recognizes an expense in accordance with APB 25.

For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant or the value of services, whichever is more determinable.  For stock-based awards the value is based on the market value for the stock on the date of grant and if the stock has restrictions as to transferability a discount is provided for lack of tradability.  Stock option awards are valued using the Black-Scholes option-pricing model.

If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company’s net loss and loss per share would be increased to the pro forma amounts indicated below for the year ended December 31, 2004 and 2003:

	2004	2003
Net loss:
As reported	$ (2,596,274)	$ (5,309,190)
Compensation recognized under APB 25	—	—
Compensation recognized under SFAS 123	(2,106,028)	(254,361)
Pro forma	$ (4,702,302)	$ (5,563,551)
Basic and diluted loss per common share:
As reported	$ (0.09)	$ (0.31)
Pro forma	$ (0.16)	$ (0.32)

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2004 and 2003:  risk-free interest rate of 3.5% and 3.5%; dividend yields of 0% and 0%; volatility factors of the expected market price of the Company’s common shares of 317% and 187%; and a weighted average expected life of the option of 5 and 5 years, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods.  As of December 31, 2004, the Company used estimates in determining the realization of its accounts receivable, intangible assets, accrued expenses, deferred revenue and the fair value of equity instruments issued for services.  Actual results could differ from these estimates.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, none of which are held for trading purposes, including cash, accounts receivable, notes payable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities.

The amounts shown for notes payable also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2004 And 2003

Reclassification

Certain reclassifications have been made to the balances as of December 31, 2003 to conform to the December 31, 2004 presentation.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and accounts receivables.  The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit.  The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.  For the years ended December 31, 2004 and 2003, 24% and 76% of the Company’s revenue was generated from 53 customers from foreign countries and the United States Government, respectively.

The Company conducts substantial operations outside of the United States in the United Kingdom and Afghanistan.  The following table contains a summary of the respective operations in those locales:

	United States	Foreign	Total
Total Assets	$ 2,674,438	$ 2,663,746	$ 5,338,184
Revenues	$ —	$ 4,116,093	$ 4,116,093
Net Loss	$ (2,523,325)	$ (72,949)	$ (2,596,274)

Impairment of Long-Lived Assets

In October 2001, the FASB issued SFAS No. 144, “Accounting for Impairment of Disposal of Long-Lived Assets”, which supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of”, and the accounting and reporting provision of APB Opinion No. 30, “Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions”, for the disposal of a segment of a business.

This statement also amends ARB No. 51, “Consolidated Financial Statements”, to eliminate the exception to consolidation for a subsidiary for which control is likely to be impaired.  SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations.  SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction.  SFAS No. 144 also establishes a “primary-asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used.  This statement is effective for fiscal years beginning after December 15, 2001.  The Company’s adoption did not have a material impact to the Company’s financial position or results of operations.

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2004 And 2003

Property and Equipment

Property and equipment are stated at cost.  Depreciation is computed using the straight-line method based on estimated useful lives from 3 to 7 years.  Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized.  Gains and losses on disposals are included in the results of operations.

Intangible Assets

Intangible assets consist of goodwill purchased in connection with the acquisition of SSSI.  In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” the Company evaluates intangible assets and other long-lived assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

Revenue Recognition

The Company generates revenue by providing business risk solutions and strategic and tactical security services to protect governmental and commercial assets worldwide.  Generally, the Company enters into contracts with its customers to provide certain services.  When an initial set up fee is charged, this fee is recognized as revenue over the terms of the contracts.  The Company recognizes revenue for the service fee on a monthly basis as services are performed.  Revenue, billed monthly, is only recognized if the Company deems that collection is probable and other criteria of SFAS No. 48, ETIF 00-21 and SAB No. 104 are met.

In 2003, the Company recognized revenue for the sale of purchased parts under its firm fixed price contracts after the customer inspects the purchased parts and agrees to take title to the parts, no material performance is necessary and payments are reasonably assured.  Revenue for services performed under its firm fixed price contracts is generally recognized as services are performed with no material obligations outstanding and if payments are reasonably assured.

Deferred Revenue

Certain contracts include need assessment analysis fees which are charged to the customer.  For revenue recognition purposes, the Company defers these fees and amortizes these fees into income on a straight-line basis over the life of the contract in accordance with EITF 00-21.

Advertising and Marketing Costs

The Company expenses costs of advertising and marketing as incurred.  Advertising and marketing expense for the years ended December 31, 2004 and 2003 were $37,554 and $7,183, respectively.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.”  Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences.

Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2004 And 2003

Earnings Per Share

In accordance with SFAS No. 128, ”Earnings Per Share,” the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At December 31, 2004 and 2003, the only potential dilutive securities were 8,900,000 and 2,931,250 compensatory common share purchase options granted to directors, officers and employees, and 3,187,862 and 1,623,973 common share purchase warrants/options granted to consultants or in connection with investments, respectively.  In addition at December 31, 2004 and 2003, the Company’s Guardian Corporation subsidiary had outstanding 31,531 and 1,559,894 UGC series ‘A’ preferred shares that could be converted into 31,531 and 1,559,894 Universal Holdings common shares, respectively.  Due to the net loss, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive.

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” requires the reporting of comprehensive income (loss) in addition to net income (loss) from operations. Comprehensive income (loss) is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income (loss).

The following table presents the components of other comprehensive income (loss):

Years ended December 31, (net of tax)	2004	2003
Foreign Currency Translation (Loss)	$ (61,917)	$ —

Recently Issued Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs— An Amendment of ARB No. 43, Chapter 4”.  SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing [June 1953]”, to clarify the accounting for “abnormal amounts” of idle facility expense, freight, handling costs, and wasted material [spoilage].  Before revision by SFAS No. 151, the guidance that existed in ARB No. 43 stipulated that these type items may be “so abnormal” that the appropriate accounting treatment would be to expense these costs as incurred [i.e., these costs would be current-period charges].   SFAS No. 151 requires that these type items be recognized as current-period charges without regard to whether the “so abnormal” criterion has been met.  Additionally, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.  The adoption of SFAS 151 did not impact the consolidated financial statements.

In December 2004, the FASB issued SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions—An Amendment of FASB Statements No. 66 and 67”.  SFAS No. 152 amends SFAS No. 66 to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2.  SFAS No. 152 also amends SFAS No. 67 to state that the guidance for (1) incidental operations and (2) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions.  The accounting for those operations and costs is subject to the guidance of SOP 04-2.  This statement is effective for financial statements for fiscal years beginning after June 15, 2005. The adoption of SFAS 152 did not impact the consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets— An Amendment of APB Opinion No.29”.  SFAS No. 153 amends Opinion 29 to eliminate the exception for nonmonetary exchanges of nonmonetary assets that do not have commercial substance.  A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The adoption of SFAS 153 did not impact the consolidated financial statements.

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2004 And 2003

In December 2004, the FASB issued SFAS No. 123 (Revised), “Share-Based Payment”.  This revised statement eliminates the alternative to use APB Opinion No. 25’s intrinsic value method of accounting that was provided in SFAS No. 123 as originally issued.  Under Opinion 25, issuing stock options to employees generally resulted in recognition of no compensation cost.  This statement requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards.  For public companies that file as a small business issuer, this statement is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.  The adoption of SFAS 123 (Revised) will have an impact the consolidated financial statements.  If the statement had been in effect for the years ended December 31, 2004 and 2003, the company would have recognized an additional expense of $2,106,028 and $254,361.

NOTE 2 – ACQUISITIONS

Emerging Concepts, Inc.

On February 13, 2004, the Company acquired all the issued and outstanding common stock of Emerging Concepts, Inc. (subsequently renamed ISR Systems Corporation) in exchange for 51,908 common shares.  The fair market value of the common shares issued in this transaction was $0.385 per share, or $20,000, as determined by the market value of the common shares traded on the OTCBB.  This transaction has been accounted for by the purchase method of accounting; accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on the estimated fair values at the date of acquisition.

The fair value of the assets acquired and liabilities assumed is summarized as follows:

Cash	$ 1,597
Intangible assets	20,447
Current liabilities	(2,044)
Purchase price	$ 20,000

Pro forma financial information is not presented since the amounts are immaterial.

During the year ended December 31, 2004, the Company recognized an impairment of $20,447 related to the intangible assets that was acquired in this acquisition.

Strategic Security Solutions International Ltd.

On July 1, 2004, the Company, through its Secure Risks Ltd. subsidiary, acquired all the issued and outstanding common stock of SSSI in exchange for 4,101,494 common shares.  The fair market value of the common shares issued in this transaction was $0.79 per share, or $3,240,180, as determined by the market value of the common shares traded on the OTCBB.  The company also paid $37,500 in legal fees associated with this transaction that has been included as part of the purchase price.  This transaction was accounted for by the purchase method of accounting, as required by SFAS No. 141, “Business Combinations,” and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based upon the estimated fair values at the date of acquisition..

The fair value of the assets acquired and liabilities assumed and allocation of the purchase price is summarized as follows:

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2004 And 2003

Cash	$ 127,034
Accounts receivable	220,767
Other current assets	24,497
Property and equipment	177,847
Goodwill	3,525,093
Accounts payable	(361,140)
Deferred revenue	(50,000)
Other current liabilities	(386,418)
Purchase price	$ 3,277,680

The Company purchased SSSI because of its ability to provide comprehensive business risk solutions and strategic and tactical security services to protect government and commercial assets worldwide.  The Company also believes that it can offer other products and services to SSSI’s customer base.  The purchase price in excess of the net tangible assets has been allocated to SSSI’s goodwill.

The operating results of SSSI are included in the Company’s consolidated results of operations from July 1, 2004. The following unaudited proforma summary presents the consolidated results of operations as if the acquisition of SSSI had occurred on January 1, 2003.  These proforma results have been presented for comparative purposes only and are not indicative of what would have occurred had the acquisition been made as of January 1, 2003, appropriately, or of any potential results which may occur in the future.

	Years Ended December 31,
	2004	2003
Net revenue	$ 6,117,682	$ 4,872,919
Gross profit	1,734,975	759,760
Operating expenses	4,898,167	6,084,473
Net loss attributable to common stockholders	(2,660,625)	(5,570,382)
Loss per share	$ (0.07)	$ (0.26)

NOTE 3 – PROPERTY AND EQUIPMENT

The cost of property and equipment at December 31, 2004 consisted of the following:

Machinery and equipment	$ 349,289
Armored vehicles	349,840
Office equipment	206,695
905,824
Less accumulated depreciation	(137,555)
$ 768,269

Depreciation expense for the years ended December 31, 2004 and 2003 was $136,896 and $12,053, respectively.  In addition during the year ended December 31, 2003, the Company recognized an impairment expense totaling $20,832 relating to property and equipment that are no longer being used (see Note 11).

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2004 And 2003

NOTE 4 – NOTES PAYABLE

On January 14, 2003, the holders of the bridge loans to Guardian Corporation converted the entire balance of $700,000 and $17,500 of accrued interest into 574,000 shares of Guardian Corporation series ‘A’ preferred stock.

On March 7, 2003, the Company converted an outstanding accounts payable balance with a significant vendor into a promissory note for $518,000.  The Company made a required payment on the note in the amount of $225,000 due on the date of the note.  The remaining note balance requires payment in full over four monthly installments commencing April 17, 2003.  The note accrues an interest rate of 6% per annum.  In October 2003, the Company made the final payment on this note and at December 31, 2003, and the note is no longer outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

Accrued Expenses – Related Party

Accrued expenses – related party consist of amounts due to the Company’s CEO for past due payroll and related benefits, unreimbursed travel expenses and accrued interest on a note payable and amounts due to directors of the Company’s SSSI subsidiary.

Notes payable – Related Parties

Notes payable at December 31, 2004 consist of a demand note to an officer that accrues interest at 9% per annum.  The note is unsecured and is payable on demand.  In December 2003, $150,000 of this note and $18,500 of accrued interest were converted into 1,404,167 common shares.  The balance of this note and related accrued interest at December 31, 2004 was $30,633 and $11,571, respectively.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Leases

The Company leased a facility for its Guardian Corporation corporate office under a non-cancelable operating lease.  During 2003, Guardian Corporation abandoned this lease.  The former landlord filed a complaint for breach of the lease and is stating that the Company owed approximately $925,000 relating to the lease.  During fiscal 2003, the Company accrued $942,456 related to this lease obligation.  See “Litigation” below relating to the settlement of this matter is fiscal 2004.

The Company currently leases its corporate office space located in Newport Beach, California under a non-cancelable operating lease that expires on July 31, 2007. Our Secure Risks subsidiary currently leases its principal executive offices located in London, England.  This lease agreement which expires on April 30, 2006.

Future minimum lease payments under non-cancelable operating leases with initial or remaining terms of one year or more are as follows:

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2004 And 2003

Operating Leases
Year ending December 31,
2005	$ 149,191
2006	107,586
2007	43,392
$ 300,169

Litigation

On March 5, 2003, Mr. Michael Zilles, a former employee of the company’s Harbour Group subsidiary, filed an action against Guardian Corporation and several of its officers in the U.S. District Court for the Central District of California entitled Zilles v. Michael Skellern, et al., designated Case No. SACV-03-231 GLT (ANx).  The complaint alleged a number of claims including, but not limited to, civil RICO violations, securities and common law fraud, breach of contract and rescission, and wrongful termination.   Mr. Zilles sought monetary and punitive damages as well as injunctive relief.  On September 11, 2003, the federal court granted the company’s motion to dismiss and entered an order dismissing with prejudice all of Mr. Zilles’ RICO claims.  Guardian Corporation then answered the complaint and filed a counterclaim against Mr. Zilles for fraud and rescission among other claims.  On June 14, 2004, a notice of settlement was filed with the court whereby all claims asserted by and against Mr. Zilles were resolved. The settlement provides for, inter alia, (1) the payment to Mr. Zilles $255,000 in cash, including the payment of past due commissions in the amount of $192,474, (2) the release to Mr. Zilles of 600,000 restricted common shares currently held by the company which were originally issued in connection with Guardian Corporation’s acquisition of The Harbour Group on August 31, 2002, (3) Mr. Zilles’ agreement to subject any sales of the released shares to a dribble-out schedule; and (4) the company’s agreement to immediately render an opinion allowing Mr. Zilles to freely sell the released shares on the public markets in installments pursuant to the dribble-out schedule pursuant to Rule 144 upon his provision of customary seller’s and broker’s representation letters specifying compliance with the Rule.  Mr. Zilles, in turn, would surrender any claims with respect to an additional 1,100,000 common shares held by the company, which would be cancelled.  Upon issuance and delivery of the common shares to Mr. Zilles, the action would be dismissed with prejudice.  Since the settlement, Mr. Zilles attempted to invalidate the settlement on the basis of fraud by alleging that the Company could have registered the shares to allow them to be freely tradable under a registration statement that had been recently filed with the SEC, notwithstanding that Rule 144 was fully available to facilitate the public sale of the shares pursuant to the dribble out schedule.  The Company denied that it had breached the settlement agreement, and a hearing to address Mr. Zilles’ claims was set for December 2004.  On December 14, 2004, the parties entered into a stipulated settlement and order providing for the issuance of an additional 20,000 common shares to Mr. Zilles. On January 10, 2005, the stipulated order was entered and the entire action was dismissed with prejudice.

On October 22, 2003, AC Pacific View Corporate Center, Inc., Guardian Corporation’s former landlord, filed a complaint for breach of lease for Guardian Corporation’s former office space in an action entitled AC Pacific View Corporate Center, Inc. v. Universal Guardian Corporation, et al, designated case no. GIN 033428.  Guardian Corporation had previously entered into a lease termination agreement and surrendered possession of these premises to AC Pacific View on or about September 23, 2003.  AC Pacific View alleged in the complaint that Guardian Corporation owed approximately $925,000 under the lease.  On June 3, 2004, Guardian Corporation entered into a stipulated settlement with AC Pacific View whereby the company agreed to pay the sum of $200,000 to AC Pacific View on or before December 31, 2004 in full satisfaction of all of the company’s obligations arising under the lease.  In the event payment is not made by that date, AC Pacific View is entitled to enter judgment against Guardian Corporation for the sum of $200,000, less any amount(s) paid.  The Company has adjusted its estimated accrued liability related to this settlement to $200,000 resulting in a gain of $742,456 and in included in the statement of operations.  As of December 31, 2004, the $200,000 had not been paid.

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2004 And 2003

On September 17, 2003, Mr. Joseph Celano, a former employee of Guardian Corporation, filed claims for unpaid wages, car allowance, expenses and accrued vacation totaling $79,070 and related penalties with the California Labor Commissioner.  The Company believes that Mr. Celano’s claims are without merit, and has claimed affirmative defenses for various causes of action including misappropriation of trade secrets and breach of fiduciary duties.  A hearing is scheduled for January 5, 2005 before the Labor Commissioner.  The Company has accrued the claimed amounts in the accompanying consolidated financial statements.

On October 15, 2003, Mr. Richard E. Fields, a former employee of Guardian Corporation, filed claims for unpaid wages, car allowance, expenses and accrued vacation totaling $39,455 and related penalties with the California Labor Commissioner.  The Company believes that Mr. Field’s claims are without merit, and has claimed affirmative defenses for various causes of action including, but not limited to, breach of fiduciary duty, misappropriation of trade secrets, tortious interference with contract and prospective economic advantage and conversion.  A hearing is scheduled for January 5, 2005 before the Labor Commissioner.  The Company has accrued the claimed amounts in the accompanying consolidated financial statements.

The Company is involved in certain legal proceedings and claims that arise in the normal course of business.  Management does not believe that the outcome of these matters will have a material adverse effect on the Company’s financial position or results of operations.

NOTE 7 – STOCKHOLDERS’ EQUITY

Common Stock

For the year ended December 31, 2004:

On February 6, 2004, the Company issued a total of 3,610,108 common shares for cash in the amount of $1,000,000, net of $106,462 in fees and commissions.

On February 13, 2004, the Company issued 51,908 common shares for all the issued and outstanding common stock of Emerging Concepts, Inc. (subsequently renamed ISR Systems Corporation).  The fair market value of the common shares issued in this transaction was $0.385 per share, or $20,000, as determined by the market value of the common shares traded on the OTCBB.

In 2004, holders of the UGC series ‘A’ preferred shares converted 1,644,635 of those shares into 1,644,635 common shares.

On May 25, 2004, the Company issued a total of 2,500,000 common shares for cash in the amount of $1,500,000 net of $155,000 in commissions and fees.  In addition, the Company granted to the placement agent warrants entitling it to purchase 625,000 common shares at the price of $1.50 per share and warrants entitling it to purchase an additional 625,000 common shares at the price of $2 per share.  According to the terms of the underlying common stock purchase agreement and common share purchase, the company shall file a registration statement to register the common shares sold and shares underlying the warrants by July 9, 2004, and to use its best efforts to cause the registration statement to be declared effective by September 24, 2004.  If the registration statement is not declared effective by the SEC by the target effective date (September 24, 2004), or it does not remain effective and available for use, the Company must pay the investors a cash payment of $15,000, such amount being equal to 1% of the purchase price. If the Company’s failure to procure the effectiveness of the registration statement or to maintain the effectiveness of the registration statement shall continue for more than 30 days, the Company must pay the investor $15,000 each month thereafter until the delinquency no longer continues, or 12 months after the closing, whichever is first.  As of December 31, 2004, the registration statement had not been declared effective.  The Company has paid $30,000 for this penalty and accrued an additional $30,000 for the months of November and December, 2004.

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2004 And 2003

In June 2004, the Company canceled 1,100,000 common shares in connection with the settlement of a legal matter.  The value placed on these canceled shares was $11,000 which was the value assigned to the shares when they were issued in 2002.

On July 1, 2004, the Company, through its Secure Risks Ltd. subsidiary, acquired all the issued and outstanding common stock of SSSI in exchange for 4,101,494 common shares.  The fair market value of the common shares issued in this transaction was $0.79 per share, or $3,240,180, as determined by the market value of the common shares traded on the OTCBB.  The Company paid an additional $37,500 to cover attorneys fees incurred by SSSI in this transaction.

During the year ended December 31, 2004, the Company issued a total of 2,259,413 common shares to consultants and professional for services valued at $1,294,975 of which $22,500 is record as deferred consulting fees at December 31, 2004.  The common shares were valued based on their fair value at the date of issuance based on the closing trading price for the company’s common shares as quoted on the OTCBB or the value of the services provided, whichever was more determinable.  In addition, the Company also issued a total of 400,000 common share purchase options to members of the advisory board for services valued at $123,500.  These options were valued using the Black-Scholes option pricing model using the following assumptions:  term of 5 years, a risk-free interest rate of 3.5%, a dividend yield of 0% and volatility of 187%.  The Company also issued a total of 50,000 common share purchase warrants to consultants for services valued at $36,216.  These warrants were valued using the Black-Scholes option pricing model using the following assumptions:  term of 2 years, a risk-free interest rate of 3.5%, a dividend yield of 0% and volatility of 178%.

During the year ended December 31, 2004, the Company received $175,000 upon the exercise of 336,111 options and warrants.  The Company also issued 83,157 common shares upon the cashless exercise of 125,000 common share purchase warrants.

For the year ended December 31, 2003:

The Company issued a total of 211,111 common shares for cash in the amount of $75,000, with related offering costs totaling $10,000.

A warrant holder exercised 300,000 warrants to purchase 300,000 common shares for $100,000 in cash.

The Company issued a total of 4,218,280 common shares to consultants for services valued at $1,196,006.  The common shares were valued based on the most readily determinable price of the fair value of the common shares at the date of issuance based on the closing trading price as quoted on the OTCBB or the value of the services provided if this amount was determinable.

The Company issued 110,000 common shares to consultants from the exercise of common shares purchase options.  The exercise price of $22,500 was paid via services provided to the Company.

The Company issued a total of 1,075,000 warrants to purchase 1,075,000 common shares to consultants for services valued at $782,753.  Of the warrants issued for services 500,000 warrants valued at $682,968 were for services to be performed over a period of 24 months; therefore the value of these warrants will be amortized over the 24 months period of the agreement.  The 500,000 warrants were subsequently canceled in consideration for shortening the contract period, therefore in accordance with EITF 00-23, the unamortized portion of the warrant value was expensed.  These warrants were valued using the Black-Scholes option pricing model using the following assumptions:  term of 5 years, a risk-free interest rate of 3.5%, a dividend yield of 0% and volatility of 44% (see Note 8).

As discussed in Note 5, Related Party Transaction, notes payable in the amount of $150,000 and accrued interest of $18,500 were converted into 1,404,167 common shares in December 2003.  The common shares were valued based on the fair value of the common shares at the date of issuance based on the closing trading price as quoted on the OTCBB.

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2004 And 2003

Series ‘A’ Preferred Stock of Subsidiary - Universal Guardian Corporation

At December 31, 2004, Guardian Corporation had 31,531 UGC series ‘A’ preferred shares outstanding.  This has been presented on the accompanying financial statements in a manner similar to minority interest.

On April 8, 2004, Guardian Corporation declared a dividend on the series ‘A’ preferred shares and issued to the holders of these securities a total of 116,272 UGC series ‘A’ preferred shares valued at $156,968.  Since the UGC series ‘A’ preferred shares are convertible into Universal Holdings common shares on a one-for-one basis, the value of the 116,272 UGC series ‘A’ preferred shares issued as a dividend was determined to be $1.35, based upon the market value of the common shares on April 8, 2004.

During 2004, holders of the UGC series ‘A’ preferred shares converted 1,644,635 of those shares into 1,644,635 common shares, including 409,999 UGC series ‘A’ preferred shares converted pursuant to a put option as discussed below.

As part of an agreement with two investors to convert bridge loans extended to Guardian Corporation and accrued interest thereon into UGC series ‘A’ preferred shares, Guardian Corporation issued to the investors a put option that, if exercised, would require Guardian Corporation to repurchase from the investors the series ‘A’ preferred shares issued at $1.50 per share if exercised between April 15, 2003 and May 15, 2003, and at $1.75 per share if exercised between May 16, 2003 and June 30, 2003.  The put option expired on June 30, 2003.  The put option was exercised prior to the expiration date with respect to 409,999 UGC series ‘A’ preferred shares at $1.75 per share price.  During 2003, the Company recognized as a financing expense the excess of the $1.75 put price and the original offering price of the series ‘A’ preferred shares of $1.25 amounting to $205,000, which was included in current liabilities.

During the quarter ended June 30, 2004, the two investors holding the put option converted all of their UGC series ‘A’ preferred shares, including the 409,999 shares with respect to which they exercised their put rights, into common shares.  As a consequence of this conversion, Guardian Corporation no longer has any obligation to pay cash under the put option, and the company has removed the $205,000 liability and increased additional paid in capital.

During the year ended December 31, 2003, Guardian Corporation issued the following series ‘A’ preferred stock at $1.25 per share:  (1) 574,000 shares in exchange for two bridge loans aggregating $700,000 and accrued interest of $17,500 (see Note 4); (2) 192,000 shares for a 24 month consulting agreement valued at $240,000 (See Note 8); and (3) 443,894 shares for cash of $494,947, net of offering costs of $59,921.

Description of Stock Plans

On September 19, 2002, the board of directors and shareholders of the Company adopted the Hollywood Partners.com 2002 Stock Compensation Program (the “2002 Stock Program”) which permits the award of common share based compensation to directors, officers, employees and consultants.  The 2002 Program is composed of seven separate plans:  (1) the Incentive Plan under which common share purchase options qualifying for special tax treatment under Section 422 of the Internal Revenue Code, known as an “incentive stock options”, are granted; (2) the Nonqualified Plan under which common share purchase options which do not qualify as incentive stock options are granted; (3) the Restricted Plan under which common shares subject to earning or forfeiture conditions are granted, (4) the Employee Stock Purchase Plan under which employees may purchase common shares; (5) the Non-Employee Director Stock Option Plan under which common shares purchase options are granted to non-employee directors; (6) the Stock Appreciation Rights Plan under which stock appreciation rights may be granted, and (7) the Stock Rights Plan under which (i) units representing the equivalent of common shares (“performance shares”) are granted; (ii) payments of compensation in the form of common shares (“stock  payments”) are granted; or (iii) rights to receive cash or common shares based on the value of dividends paid with respect to common shares  (“dividend equivalent rights”) are granted.  A total of 1,125,000 common shares were reserved for issuance under the 2002 Stock Program.  The maximum number of common shares issuable to any single participant under the plan in any given fiscal year is 50,000 shares.  If any awards granted under the program are forfeited for any reason before they have been exercised, vested or issued in full, the unused common shares subject to those expired, terminated or forfeited awards will again be available for purposes

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2004 And 2003

of the program.  No awards may be issued after September 19, 2012, the termination date for the program.  As of December 31, 2004, 76,000 options had been issued under the 2002 Stock Program.

On April 21, 2003, the board of the Company adopted the Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan (the “2003 Stock Plan”) which permits the award of common share based compensation to directors, officers, employees and consultants.  The 2003 Stock Plan provides for (1) the grant of common shares purchase options, (2) the grant of stock awards pursuant to which recipients may purchase common shares, or (3) the grant of common shares  bonuses as compensation.  Common shares purchase options granted under the plan may be either incentive stock options which qualify for special tax treatment under Section 422 of the Internal Revenue Code, or non-qualifying stock options.  The Company must procure shareholder approval for the 2003 Plan by no later than April 20, 2004 in order for any past or future options granted under the plan to qualify as an incentive stock option.  A total of 10,000,000 common shares were reserved for issuance under the 2003 Stock Plan.  If any awards granted under the plan are forfeited for any reason before they have been exercised, vested or issued in full, the unused common shares subject to those expired, terminated or forfeited awards will again be available for purposes of the plan.  No awards may be issued after April 21, 2013, the termination date for the plan.  As of December 31, 2004, 8,071,993 common shares were issued or reserved for issuance under the 2003 Stock Program.

Summary Of Options Granted to Directors, Officers and Employees

The following table summarizes compensatory options granted to directors, officers and other employees for the periods or as of the dates indicated, both under the aforesaid stock plans and in the form of free-standing grants:

	Options Granted	Weighted Average Exercise Price
Balance, December 31, 2002	1,681,250	$ 0.60
Cancelled	(750,000)	$ 0.08
Granted	2,000,000	$ 0.12
Balance, December 31, 2003	2,931,250	$ 0.40
Exercised	(200,000)	$ 0.13
Cancelled	(251,250)	$ 0.64
Granted	6,420,000	$ 0.67
Balance, December 31, 2004	8,900,000	$ 0.59
Exercisable, December 31, 2004	5,930,000	$ 0.51

The weighted average remaining contractual life of compensatory options outstanding for directors, officers and employees is 4.60 years at December 31, 2004.  The exercise price for compensatory options outstanding for directors, officers and employees at December 31, 2004 were as follows:

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2004 And 2003

Number of Options	Exercise Price
300,000	$0.01
2,000,000	$0.12
3,450,000	$0.47 - $0.54
870,000	$0.75 - $0.79
1,880,000	$0.85 – $1.02
400,000	$1.20 – $10.00
8,900,000

No compensation expense was recognized as a result of the issuance of compensatory stock options issued to directors, officers and employees of the Company.

For compensatory options granted to directors, officers and employees during the year ended December 31, 2004 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $0.64 and the weighted-average exercise price of such options was $0.67.  No options were granted during the year ended December 31, 2004, where the exercise price was less than the stock price at the date of the grant or the exercise price was greater than the stock price at the date of grant.

For compensatory options granted to directors, officers and employees granted during the year ended December 31, 2003 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $0.12 and the weighted-average exercise price of such options was $0.13.  No options were granted during the year ended December 31, 2003, where the exercise price was less than the stock price at the date of the grant or the exercise price was greater than the stock price at the date of grant.

Summary of Warrants Granted

The following table summarizes warrants granted for the periods or as of the dates indicated, including both compensatory options/warrants (referred to herein as warrants) granted to consultants under the aforesaid stock plans and in the form of free-standing grants as well as non-compensatory warrants sold or granted.

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2004 And 2003

	Warrants	Weighted Average Exercise Price
Balance, December 31, 2002	2,273,625	$ 2.37
Exercised	(410,000)	$ 0.30
Cancelled	(1,777,750)	$ 3.14
Granted	1,538,098	$ 1.68
Balance, December 31, 2003	1,623,973	$ 1.40
Exercised	(261,111)	$ 0.90
Cancelled	(375,000)	$ 0.75
Granted	2,200,000	$ 1.27
Balance, December 31, 2004	3,187,862	$ 1.41
Exercisable, December 31, 2004	3,187,862	$ 1.41

The weighted average remaining contractual life of the common share purchase outstanding is 3.64 years at December 31, 2004.  The exercise price for common share purchase outstanding at December 31, 2004 were as follows:

Number of Warrants	Exercise Price
50,000	$0.01
328,375	$0.19 – $0.20
400,000	$0.35
234,487	$0.75 – $1.00
1,125,000	$1.20 – $1.50
1,050,000	$1.75 – $5.00
3,187,862

During the years ended December 31, 2004 and 2003, the Company issued a total of 450,000 and 1,075,000 common share purchase warrants to a consultant for services valued at $159,716 and $773,821, respectively.

NOTE 8 – CONSULTING AGREEMENT

In April 2003, the Company entered into a two-year consulting agreement with Sunrise Financial Group, Inc.  Payment for the services to be provided consisted of the issuance of 500,000 warrants entitling it to purchase common shares at $2.70 per share and a $10,000 per month fee for 24 months payable in advance.  The fair value of the 500,000 common share purchase using the Black-Scholes pricing model was $682,968.  Concurrently, the President of Sunrise Financial purchased 240,000 shares of Guardian Corporation’s series ‘A’ preferred stock for $300,000, which was placed in Guardian Corporation’s escrow account.  Upon the closing of escrow, the agent was instructed to pay from escrow, $240,000 to Sunrise Financial, which represents the 24 monthly payments due on the agreement.  Therefore, the total payment of $922,968 for Sunrise Financial’s services were, in essence, paid with equity instruments consisting of common share purchase totaling $682,968 and with 192,000 shares of Guardian Corporation series ‘A’ preferred valued

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2004 And 2003

at $1.25 per share.  Due to the decline in the value of the Company’s stock, this agreement was modified to cancel the 500,000 common share purchase in consideration for reducing the terms of the agreement by two months.  In accordance with EITF 00-23, the unamortized portion of the value of the 500,000 common share purchase was expensed in 2003 upon the modification of the agreement.  The unamortized portion of the consulting fees related to the issuance of Guardian Corporation series ‘A’ preferred stock has been shown as an offset to stockholders’ equity in the amount of $40,000 at December 31, 2004 as these series ‘A’ preferred shares were converted to common shares in 2004.

NOTE 9 – INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2004 are as follows:

Deferred tax assets:
Net operating loss carryforward	$ 1,141,127
Less valuation allowance	(527,086)
614,041
Deferred tax liabilities -
Accrued legal	(376,982)
Accrued salaries	(53,350)
Allowance for bad debt	(146,952)
Inventory reserve	(36,757)
Net deferred tax liability	$ —

The Components of deferred income tax expense (benefit) are as follows:

	December 31, 2004	December 31, 2003
Accrued legal	$ 376,982	$ (376,982)
Accrued salaries	53,350	(94,558)
Allowance for bad debts	146,952	(146,952)
Inventory reserve	36,757	(36,757)
Net operating loss carryforward	(1,141,127)	(1,249,476)
Increase in valuation allowance	527,086	1,904,725
Income tax expense	$ —	$ —

Following is a reconciliation of the amount of income tax expense (benefit) that would result from applying the statutory federal income tax rates to pre-tax income and the reported amount of income tax expense (benefit):

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2004 And 2003

	December 31, 2004	December 31, 2003
Tax benefit at federal statutory rates	$ (820,299)	$ (1,805,125)
Accrual of abandoned office lease	(252,435)	320,435
Accrued officer salary	26,017	104,298
Consulting fees	—	232,209
Accrued vacation	2,707	—
Depreciation	—	4,408
Meals and entertainment	3,060	1,849
Put option expense	—	69,700
Registration penalty expense	10,200	—
Stock based compensation	54,303	—
Writedown of goodwill	6,489	10,170
Increase in valuation allowance	969,958	1,062,056
Income tax expense	$ —	$ —

At December 31, 2004, the Company has provided a valuation allowance for the deferred tax assets since management has not been able to determine that the realization of that asset is more likely than not.  The net change in valuation allowance for the year ended December 31, 2004 was an increase of $527,086.  Net operating loss carryforwards of approximately $5,900,000 expire starting in 2016.

NOTE 11 – IMPAIRMENT EXPENSE

During the years ended December 31, 2004 and 2003, the Company recognized the following impairment expense (these amounts are included in selling, general and administrative expenses in the accompanying consolidated statement of operations):

	2004	2003
Goodwill	$ 20,447	$ 29,912
Property and equipment	—	120,832
Software development costs	—	242,970
Total impairment expense	$ 20,447	$ 393,714

NOTE 12 – SUBSEQUENT EVENTS

On January 4, 2005, as part of a single transaction, the Company sold 100,000 restricted common shares to Mr. Michael Weiss in a private placement for cash for total gross proceeds of $100,000.  As part of that transaction, the Company issued to Mr. Weiss fully vested common share purchase warrants entitling him to purchase, through January 4, 2010, 25,000 common shares at $2 per share and an additional 25,000 shares at $2.50 per share.  Until July 2, 2005, the Company shall have the right to call or redeem the common shares underlying the warrant at the price of $3 per share for the first 25,000 shares, and $4 per share for the remaining 25,000 shares, in the event that the

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2004 And 2003

Company have registered those underlying shares, and the closing price of the common shares exceeds the applicable call price for the five consecutive days prior to the exercise of that right.

On January 14, 2005, as part of a single transaction, the Company sold short-term convertible debentures in the amount of $250,000 to The Hunter Fund Ltd. (“Hunter Fund”), $150,000 to IKZA Holding Corp. (“IKZA”) and $100,000 to Loman International SA (“Loman”).  The Company is obligated to pay the aggregate $500,000 in principal on the debentures, together with interest accrued thereon at the annualized rate of 24%, in cash to the debenture holders on June 30, 2005.  This amount was paid in full on February 8, 2005.

As additional consideration for the purchase of the debenture, the Company also granted to Hunter Fund, IKZA and Loman common share purchase warrants entitling them to purchase 125,000, 75,000 and 50,000 common shares, respectively, at the price of $2 per share.  These warrants lapse if unexercised by January 14, 2010.

The aforesaid private placement was effected through Hunter as placement agent.  Under the terms of the placement agency agreement, Hunter was paid $40,000 in cash and issued common share purchase warrants entitling it to purchase 250,000 restricted common shares at $2 per share.  These warrants lapse if unexercised on January 14, 2010. In addition, the Company agreed to reduce the exercise price on 625,000 common share warrants previously issued to Hunter in May 2004 from $1.50 to $1 per share, and on an additional 625,000 common share warrants previously issued at that time from $2 to $1.25 per share.  In the event the volume average weighted price for the common shares exceeds $5 per share five consecutive days, the exercise prices will revert to that originally agreed upon.

On February 7, 2005, as part of a single private placement, the Company sold (1) a total of 1,884,375 common shares together with common share purchase warrants entitling the holder to purchase 753,750 restricted common shares to Monarch Pointe Fund, Ltd. (“Monarch”) for the sum of $3,015,000, and (2) a total of 928,125 common shares together with common share purchase warrants entitling the holder to purchase 371,250 restricted common shares to Mercator Momentum Fund, LP (“Mercator Fund”) for the sum of $1,485,000.  As part of that transaction, the Company paid to Mercator Advisory Group, LLC (“MAG”), as investment advisor, the sum of $265,000 in cash for due diligence and legal fees and common share purchase warrants entitling it to purchase 281,250 restricted common shares.  One-half of the aforesaid warrants issued to Monarch, Mercator Fund and MAG are exercisable at $2.40 per share, while the balance is exercisable at $2 per share.  These warrants lapse if unexercised on February 7, 2008.

In addition, from the period from January 1, 2005 to March 31, 2005, the Company issued an additional 240,657 shares of common stock as follows:  12,817 upon the conversion of UGC series ‘A’ preferred stock; 114,563 for professional services rendered; and 113,277 upon the exercise of options and warrants (a total of 188,300 options and warrants were exercised of which 135,000 were cashless exercises resulting in the issuance of 59,977 shares of the Company’s common stock).

Guardian Corporation did not pay the sum of $200,000 due to AC Pacific View by December 31, 2004 in accordance with the terms of its stipulated settlement with AC Pacific View.  AC Pacific View has since noticed Guardian Corporation’s default under the stipulation but has yet to enter judgment, and Guardian Corporation is presently negotiating an extension of time in respect to the entry of judgment.  Management does not believe that the judgment, if filed by AC Pacific View, will be enforceable against Universal Holdings or any other subsidiary of Universal Holdings other than Guardian Corporation.

On January 18, 2005, the California Labor Commissioner issued award in favor of Mr. Celano and Fields in the amounts of $104,563 and $61,133, respectively, against Guardian Corporation and Mr. Michael J. Skellern.  The Company has agreed to indemnify Mr. Skellern with respect to these claims.  On February 3, 2005, Guardian Corporation and Mr. Skellern filed an appeal of the orders with the San Diego County Superior Court.  A trial de novo on April 25, 2005 with respect to both matters has been set before the court.

On January 11, 2005, Universal Holdings received a cease and desist letter from Pepperball Technologies, Inc. claiming that the Company’s prospective manufacture of frangible projectiles for its Riot Defender Projectile Launcher infringes on Pepperball’s patents, and further claiming that the prior President of the Company’s Shield Defense Corporation

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2004 And 2003

subsidiary, Mr. Dennis M. Cole, who was previously employed by Pepperball, violated his at will employment agreement by providing Universal Holdings with alleged trade secrets.  The frangible projectiles that will be manufactured by the Company are subject to a patent originally issued to the U.S. Navy on November 14, 2000 (U.S. Patent No. 6,145,441).  The U.S. Navy granted Guardian Corporation the exclusive right to sell and market projectiles using this patented technology for the life of the patent in an agreement dated November 19, 2002.  In January of 2004, Guardian Corporation renewed its exclusive license to the U.S. Navy’s patent for 14 years.  The Company has received non-infringement opinions from patent counsel confirming that the manufacture and sale of the frangible projectiles will not infringe upon Pepperball’s intellectual property rights.  To date, the Company has yet to sell any frangible projectiles which undermines any claims of damages which may be asserted by Pepperball.  On January 28, 2005, the Company responded to Pepperball’s correspondence and is prepared to vigorously defend these claims if necessary.  To date, the Company has yet to receive a reply from Pepperball’s counsel.

Guardian Corporation has recently received conflicting demands by Mr. Seth Kaplan and The Appleby Group for the issuance of 200,000 common shares purportedly earned as a finder’s fee in connection with the acquisition of SSSI by Secure Risks and, more particularly, by reason of the appointment of a former director, Mr. Michael J. Stannard, to the Company’s board of directors.  Mr. Kaplan, formerly a principal of The Appleby Group, contends that he was singularly responsible for the introduction of Mr. Stannard to Universal Holdings and, as such, was the procuring cause of the appointment thereby entitling him to compensation under a written consulting agreement, as amended July 14, 2003.  The Appleby Group, which is currently being sued by Mr. Kaplan for fraud, among other claims, contends that one of its principals, Mr. David Kennedy, introduced Mr. Stannard to Universal Holdings and is therefore entitled to a finders’ fee.  The Appleby Group, in contrast to Mr. Kaplan, does not have a written agreement with Universal Holdings relating to the entitlement to a finders’ fee.  The Appleby Group contends, however, that the Company verbally agreed to the payment of compensation upon Mr. Stannard’s appointment.  Both the Appleby Group and Mr. Kaplan have threatened litigation, though neither has initiated a formal action against the Company.  Universal Holdings does not believe that there is a valid enforceable agreement with either the Appleby Group or Mr. Kaplan mandating the payment of a finders’ fee and will vigorously defend any claim asserted in connection therewith.

Universal Holdings has received a demand from Sunrise Financial Group, Inc. demanding that the Company issue 294,661 common shares purportedly due upon the cashless exercise of an option granted pursuant to the terms of an investment banking services agreement dated April 3, 2003.  By written agreement executed by and between Sunrise and Universal Holdings dated June 12, 2003, Sunrise agreed to cancel the option in exchange for an increase in a monthly retainer fee.  By reason of this written cancellation, the Company has rejected Sunrise’s demand for the issuance of the stock and will vigorously defend any claim asserted in connection therewith.

UNIVERSAL GUARDIAN HOLDINGS, INC.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2005
(UNAUDITED)

Contents

-

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

(Unaudited)

September 30, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 458,006
Accounts receivable, net of allowance for doubtful accounts of $0	786,911
Unbilled receivables	243,640
Inventory	30,743
Other current assets	220,906
TOTAL CURRENT ASSETS	1,740,206
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $496,960	1,415,649
GOODWILL	3,525,093
DEPOSITS AND OTHER ASSETS	22,103
TOTAL ASSETS	$ 6,703,051
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$ 1,457,267
Accrued expenses	636,019
Accrued expenses—related parties	112,728
Deferred revenue	475,015
Accrued obligation under abandoned lease	200,000
TOTAL CURRENT LIABILITIES	2,881,029
SERIES ‘A’ CONVERTIBLE PREFERRED STOCK OF SUBSIDIARY— UNIVERSAL GUARDIAN CORPORATION	25,264
COMMITMENTS AND CONTINGENCIES	—
STOCKHOLDERS’ EQUITY

Preferred stock, 5,000,000 ‘blank check’ shares authorized, $0.001 par value, 600 shares designated as series ‘A’ convertible preferred stock and 5,250 shares designated as series ‘B’ convertible preferred stock

Series ‘A’ convertible preferred stock, cumulative 7%; 600 shares issued and outstanding ($122,500 of dividends in arrears)	1
Series ‘B’ convertible preferred stock, 5,250 shares issued and outstanding	5
Common stock; $0.001 par value; 100,000,000 shares authorized; 39,732,094 shares issued and outstanding	39,732
Additional paid-in capital	19,207,262
Prepaid consulting fee	(408,656)
Accumulated other comprehensive (loss)	(51,886)
Accumulated deficit	(14,989,700)
TOTAL STOCKHOLDERS’ EQUITY	3,796,758
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 6,703,051

The accompanying notes are an integral part of these consolidated financial statements

1

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Operations And Other Comprehensive Loss

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004

NET REVENUE	$ 3,169,246	$ 1,988,266	$ 8,833,070	$ 1,988,266
COST OF REVENUE	2,126,415	1,447,239	5,877,190	1,447,239
GROSS PROFIT	1,042,831	541,027	2,955,880	541,027
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,945,682	1,638,068	7,262,154	3,552,037
LOSS FROM OPERATIONS	(1,902,851)	(1,097,041)	(4,306,274)	(3,011,010)
OTHER INCOME (EXPENSE)
Interest expense	—	(695)	(9,232)	(2,062)
Financing costs	—	—	(1,124,973)	—
Interest income	1,987	1,121	18,723	1,570
Gain on settlement with former landlord	—	—	—	742,456
Other, net	259	—	35,380	43,750
TOTAL OTHER INCOME (EXPENSE)	2,246	426	(1,080,102)	785,714
LOSS BEFORE PROVISION FOR INCOME TAXES	(1,900,605)	(1,096,615)	(5,386,376)	(2,225,296)
PROVISION FOR INCOME TAXES	—	—	—	106,434
NET INCOME (LOSS)	$ (1,900,605)	$ (1,096,615)	$ (5,386,376)	$ (2,331,730)
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation	$ 12,874	$ 335	$ 10,031	$ 335
COMPREHENSIVE INCOME (LOSS)	$ (1,887,731)	$ (1,096,280)	$ (5,376,345)	$ (2,331,395)
PREFERRED STOCK DIVIDENDS	$ (104,907)	$ (5,250)	$ (115,407)	$ (41,698)
NET INCOME (LOSS) ATTRIBUTED TO COMMON STOCKHOLDERS	$ (2,005,512)	$ (1,101,865)	$ (5,501,783)	$ (2,373,428)
NET INCOME (LOSS) PER SHARE: BASIC AND DILUTED	$ (0.05)	$ (0.03)	$ (0.14)	$ (0.08)
WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	39,681,228	35,509,001	38,765,596	29,888,117

The accompanying notes are an integral part of these consolidated financial statements

2

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statement Of Stockholders’ Equity

(Unaudited)

	Series ‘A’ Convertible Preferred Stock		Series ‘B’ Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Prepaid Consulting Fees	Accumulated Other Compre- hensive (Loss)	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2004	600	$ 1	—	$ —	35,878,398	$ 35,878	$ 11,642,985	$ (62,500)	$ (61,917)	$ (9,503,667)	$ 2,050,780
Common stock issued for services	—	—	—	—	114,563	115	169,285	—	—	—	169,400
Common stock issued for legal settlement	—	—	—	—	58,519	58	89,742	—	—	—	89,800
Common stock issued for cash, net of offering costs of $265,000	—	—	—	—	2,912,500	2,912	4,332,088	—	—	—	4,335,000
Cancellation of unissued shares of common stock originally accrued for issuance in connection with acquisition of subsidiary	—	—	—	—	(51,908)	(52)	(19,948)	—	—	—	(20,000)
Conversion of Universal Guardian Corporation series A preferred stock into common stock	—	—	—	—	12,817	13	16,008	—	—	—	16,021
Exercise of warrants for cash, services and cashless exercises	—	—	—	—	807,205	808	65,080	—	—	—	65,888
Series ‘B’; convertible preferred stock issued for cash, net of offering costs of $12,000	—	—	5,250	5	—	—	512,995	—	—	—	513,000
Fair market value of re-priced warrants	—	—	—	—	—	—	12,516	—	—	—	12,516

The accompanying notes are an integral part of these consolidated financial statements

3

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statement Of Stockholders’ Equity

(Unaudited)

(Continued)

	Series ‘A’ Convertible Preferred Stock		Series ‘B’ Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Prepaid Consulting Fees	Accumulated Other Compre- hensive (Loss)	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount	Shares	Amount
Fair value of warrants issued in connection with issuance of convertible debentures	—	—	—	—	—	—	254,887	—	—	—	254,887
Value of beneficial conversion feature associated with the issuance of convertible debentures	—	—	—	—	—	—	245,113	—	—	—	245,113
Value of beneficial conversion feature associated with the issuance of series ‘B’ convertible preferred stock	—	—	—	—	—	—	99,657	—	—	(99,657)	—
Fair value of warrants issued to placement agent in connection with issuance of convertible debentures	—	—	—	—	—	—	519,937	—	—	—	519,937
Fair value of warrants issued to consultant	—	—	—	—	—	—	1,266,917	(1,266,917)	—	—	—
Amortization of prepaid consulting fees	—	—	—	—	—	—	—	920,761	—	—	920,761
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	10,031	—	10,031
Net loss	—	—	—	—	—	—	—	—	—	(5,386,376)	(5,386,376)
Balance, September 30, 2005	600	$ 1	5,250	$ 5	39,732,094	$39,732	$ 19,207,262	$ (408,656)	$ (51,886)	$ (14,989,700)	$ 3,796,758

The accompanying notes are an integral part of these consolidated financial statements

4

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (5,386,376)	$ (2,331,730)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	359,405	430,117
Amortization of prepaid consulting fee	920,761	—
Common stock issued for compensation and services	169,400	1,309,462
Common stock issued for legal settlement	89,800	—
Services rendered to pay for exercise price of options	62,500	—
Fair value of options and warrants issued to consultants/ placement agent	519,937	159,716
Value of re-priced warrants	12,516	—
Amortization of debt discounts	500,000	—
Gain on disposal of fixed assets	(31,175)	—
(Increase) decrease in:
Accounts receivable	(135,505)	(657,676)
Unbilled receivables	(243,640)	—
Inventory	(30,743)	—
Deposits and other assets	(180,455)	(22,103)
Increase (decrease) in:
Accounts payable	350,045	(12,512)
Accrued expenses - related parties	(99,494)	(141,854)
Accrued expenses	(523,632)	365,310
Accrued registration obligation	(30,000)	—
Accrued obligation under abandoned lease	—	(742,456)
Deferred taxes	—	20,326
Deferred revenue	(31,376)	278,901
Net cash (used in) operating activities	(3,708,032)	(1,344,499)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,023,311)	(319,077)
Proceeds from the sale of property and equipment	47,701	—
Cash acquired with acquisition of subsidiary	—	91,131
Net cash (used in) investing activities	(975,610)	(227,946)

The accompanying notes are an integral part of these consolidated financial statements

5

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Cash Flows

(Unaudited)

 (continued)

	Nine Months Ended September 30,
	2005	2004
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options and warrants	3,388	175,000
Proceeds from issuance of common stock	4,600,000	2,500,000
Proceeds from sale of series ‘B’ preferred stock	525,000	—
Proceeds from issuance of convertible notes payable	500,000	—
Payments on convertible notes payable	(500,000)	—
Payment of offering costs	(277,000)	(261,463)
Cancellation of previously issued common stock	(20,000)	—
Payment on capital lease obligation	—	(1,209)
Payment on notes payable – related party	(30,633)	—
Net cash provided by financing activities	4,800,755	2,412,328

EFFECT OF EXCHANGE RATE CHANGES ON CASH	10,031	335

NET INCREASE IN CASH AND CASH EQUIVALENTS	127,144	840,218

CASH AND CASH EQUIVALENTS, Beginning of period	330,862	25,648

CASH AND CASH EQUIVALENTS, End of period	$ 458,006	$ 865,866

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$ 83,323	$ 2,062
Income taxes paid	$ —	$ 800

The accompanying notes are an integral part of these consolidated financial statements

6

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Cash Flows

(Unaudited)

 (continued)

Supplemental Schedule of Non-Cash Investing and Financing Activities:

During the nine months ended September 30, 2005 the company (1) issued 114,563 shares of common stock to consultants and professionals for services valued at $169,400; (2) issued 50,000 shares of common stock upon the exercise of warrants for which the exercise price was paid via services valued at $62,500; (3) issued 703,905 shares of common stock upon the cashless exercise of 885,000 options/warrants; (4) recognized an expense of $12,516 related to the re-pricing of 1,250,000 warrants; (5) recognized discounts on the issuance of convertible notes payable in the amount of $500,000; (6) issued 250,000 warrants to the placement agent in connection with the issuance of the convertible debentures that were valued at $519,937; (7) converted 12,817 shares of Universal Guardian Corporation series ‘A’ preferred stock valued at $16,021 into 12,817 shares of the company’s common stock; and (8) issued 1,000,000 warrants to consultants for services valued at $1,266,917.

During the nine months ended September 30, 2004 the company (1) issued 2,280,788 common shares to consultants and professionals for services valued at $1,309,462; (2) issued 400,000 common share purchase warrants to advisory board members for services valued at $123,500; (3) converted 1,644,635 UGC series ‘A’ preferred shares valued at $2,005,547 into 1,644,635 common shares; (4) issued 51,908 common shares valued at $20,000 for the acquisition of ISR Systems, Inc, (formerly Emerging Concepts, Inc.); (5) issued 4,101,494 common shares valued at $3,240,180 for the acquisition of Strategic Security Solutions International Ltd.; (6) issued 83,157 common shares upon the cashless exercise of 125,000 common share purchase warrants; (7) cancelled 1,100,000 common shares as a result of the settlement of a legal matter; and (8) converted a $205,000 liability related to a put option into equity.

The accompanying notes are an integral part of these consolidated financial statements

7

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Interim Consolidated Financial Statements

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis Of Presentation

These unaudited interim consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission.  The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods.  Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations.  These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes for the Company for its year ended December 31, 2004 included in the Company’s Annual Report on Form 10-KSB for that year, as it may be amended.  The results for the nine months ended September 30, 2005 are not necessarily indicative of the results to be expected for the full year ending December 31, 2005.

Management’s Plans

The Company incurred a significant net loss for the nine months ended September 30, 2005 and, at September 30, 2005, had an accumulated deficit and a working capital deficit.  The Company plans to increase sales activities for its SSSI subsidiary and to commence the sale of their products and services for their ISR System, Shield Defense and MeiDa subsidiaries.  The Company believes the increased sales along with the Company’s increased working capital will provide enough cash to continue business for the next twelve months.

To the extent it becomes necessary to raise additional cash in the future as the Company’s current cash and working capital resources are depleted, the Company will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing.  The Company may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.  The Company currently does not have any binding commitments for, or readily available sources of, additional financing.

Stock Based Compensation

Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered.  The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation.  The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation issued to employees.  For options granted to employees where the exercise price is less than the fair value of the stock at the date of grant, the Company recognizes an expense in accordance with APB 25.

For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant or the value of services, whichever is more determinable.  For stock-based awards the value is based on the market value for the stock on the date of grant.  Stock option awards are valued using the Black-Scholes option-pricing model.

8

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Interim Consolidated Financial Statements

(Unaudited)

 (continued)

If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company’s net loss and loss per share would be increased to the pro forma amounts indicated below for the three-month and nine-month interim periods ended September 30, 2005 and 2004:

	Three-Months Ended		Nine Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Net income (loss):
As reported	$ (1,900,605)	$ (1,096,615)	$ (5,386,376)	$ (2,331,730)
Compensation recognized under APB 25	—	—	—	—
Compensation recognized under SFAS 123	(1,301,996)	(257,558)	(2,494,115)	(440,269)
Pro forma	$ (3,202,601)	$ (1,354,173)	$ (7,880,491)	$ (2,771,999)
Basic and diluted income (loss) per common share:
As reported	$ (0.05)	$ (0.03)	$ (0.14)	$ (0.08)
Pro forma	$ (0.08)	$ (0.04)	$ (0.20)	$ (0.09)

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for options granted in 2005 and 2004:  risk-free interest rate of 4.5% and 3.5%; dividend yields of 0% and 0%; volatility factors of the expected market price of the Company’s common shares of 340% and 317%; and a weighted average expected life of the option of 10 and 5 years, respectively.

Reclassifications

Certain amounts in the previously issued unaudited financial statements have been reclassified to conform to the 2005 presentation.

Recently Issued Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (Revised), “Share-Based Payment”.  This revised statement eliminates the alternative to use APB Opinion No. 25’s intrinsic value method of accounting that was provided in SFAS No. 123 as originally issued.  Under Opinion 25, issuing stock options to employees generally resulted in recognition of no compensation cost.  This statement requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards.  For public companies that file as a small business issuer, this statement is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.  The adoption of SFAS 123 (Revised) will have an impact on the consolidated financial statements.  If the statement had been in effect for the nine-month interim periods ended September 30, 2005 and 2004, the Company would have recognized an additional expense of $2,494,115 and $440,269, respectively.

In May 2005, the FASB issued SFAS No. 154, entitled “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3”.  This Statement replaces APB Opinion No. 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements”, and changes the requirements for the accounting for and reporting of a change in accounting principle.  This statement applies to all voluntary changes in accounting principle.  It also applies to changes required by an accounting pronouncement in the

9

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Interim Consolidated Financial Statements

(Unaudited)

 (continued)

unusual instance that the pronouncement does not include specific transition provisions.  Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.  This statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.   This statement defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity.  This Statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error.  The adoption of SFAS 154 did not impact the consolidated financial statements.

NOTE 2 - LOSS PER SHARE

In accordance with SFAS No. 128, ”Earnings Per Share,” the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At September 30, 2005 and 2004, the only potential dilutive securities were 8,760,000 and 5,375,000 common stock options and 5,595,812 and 2,880,223 common stock warrants/other options, respectively.  In addition at September 30, 2005 and 2004, the Company had outstanding 18,714 and 31,531, respectively, shares of Guardian Corporation’s series ‘A’ preferred stock that can be converted into 18,714 and 31,531 shares of the Company’s common stock, respectively.  Also, at September 30, 2005 the Company had outstanding 5,250 shares of its series ‘B’ convertible preferred stock that can be converted into 480,493 shares of the Company’s common stock.  Due to the net loss, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive.

NOTE 3 – PROPERTY AND EQUIPMENT

The cost of property and equipment at September 30, 2005 consisted of the following:

Machinery and equipment	$ 459,679
Armored vehicles	1,010,257
Office equipment	442,673
1,912,609
Less accumulated depreciation	(496,960)
$ 1,415,649

Depreciation expense for the nine-month interim periods ended September 30, 2005 and 2004 was $359,405 and $48,982, respectively.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2005, the Company repaid a note payable and other accrued expenses to its CEO totaling $146,444.

10

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Interim Consolidated Financial Statements

(Unaudited)

 (continued)

NOTE 5 – CONVERTIBLE DEBENTURES

On January 14, 2005, as part of a single transaction, the Company sold short-term convertible debentures in the amount of $250,000 to The Hunter Fund Ltd. (“Hunter Fund”), $150,000 to IKZA Holding Corp. (“IKZA”) and $100,000 to Loman International SA (“Loman”).  The Company was obligated to pay the aggregate $500,000 in principal on the debentures, together with interest accrued thereon at the annualized rate of 24%, in cash to the debenture holders on June 30, 2005.  This amount was paid in full on February 8, 2005.

As additional consideration for the purchase of the debenture, the Company also granted to Hunter Fund, IKZA and Loman common share purchase warrants entitling them to purchase 125,000, 75,000 and 50,000 common shares, respectively, at the price of $2 per share.  These warrants lapse if unexercised by January 14, 2010.  In accordance with EITF 00-27, the Company first determined the value of the debenture and the fair value of the detachable warrants issued in connection with this debenture.  The estimated value of the warrants of $519,937 was determined using the Black-Scholes option pricing model and the following assumptions:  term of 5 years, a risk free interest rate of 3.5%, a dividend yield of 0% and volatility of 342%.  The face amount of the debenture of $500,000 was proportionately allocated to the debenture and the warrants in the amounts of $245,113 and $254,887, respectively.  The value of the debenture was then allocated between the debenture and the beneficial conversion feature, which amounted to $0 and $245,113, respectively.  The combined total discount is $500,000 and is being amortized over the term of the debenture. The entire debenture was repaid in February 2005 and the entire discount was charged to financing cost in the first quarter of 2005.

The aforesaid private placement was effected through Hunter World Markets, Inc. (“Hunter”), as placement agent.  Under the terms of the placement agency agreement, Hunter was paid $40,000 in cash and issued common share purchase warrants entitling it to purchase 250,000 restricted common shares at $2 per share that were valued at $519,937.  These warrants were valued using the Black-Scholes option pricing model using the following assumptions:  term of 5 years, a risk-free interest rate of 3.5%, a dividend yield of 0% and volatility of 342%.  The value of these warrants was charged to financing costs during the first quarter of 2005.  In addition, the Company agreed to reduce the exercise price on 625,000 common share warrants previously issued to Hunter in May 2004 from $1.50 to $1 per share, and on an additional 625,000 common share warrants previously issued at that time from $2 to $1.25 per share.  In the event the volume average weighted price for the common shares exceeds $5 per share five consecutive days, the exercise prices will revert to that originally agreed upon.  The Company has recognized an expense of $12,516 related to the re-pricing of these warrants.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Litigation

On January 11, 2005, the Company received a cease and desist letter from Pepperball Technologies, Inc. claiming that the Company’s prospective manufacture of frangible projectiles for its Python Projectile Launcher infringed on Pepperball’s patents, and further claiming that the prior President of the Company’s Shield Defense Corporation subsidiary, Mr. Dennis M. Cole, who was previously employed by Pepperball, violated his at will employment agreement by providing the Company with alleged trade secrets.  The frangible projectiles that will be manufactured by the Company are protected by a patent originally issued to the U.S. Navy on November 14, 2000 (U.S. Patent No. 6,145,441).  The U.S. Navy granted Guardian Corporation the exclusive right to sell and market projectiles using this patented technology for the life of the patent pursuant to an agreement dated November 19, 2002.  In January 2004, Guardian Corporation renewed its exclusive license to the U.S. Navy’s patent for 14 years.  The Company has received non-infringement opinions from patent counsel confirming that its manufacture and sale of the frangible projectiles will not infringe upon Pepperball’s intellectual property rights.  To date, the Company has yet to sell any frangible projectiles which undermines any claims of damages which may be asserted by Pepperball.  On January 28, 2005 the Company responded to Pepperball’s correspondence and is prepared to vigorously defend its claims if necessary. In reply, Pepperball is demanding that the Company provide them with examples of its products so that they may make an

11

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Interim Consolidated Financial Statements

(Unaudited)

 (continued)

independent determination as to whether the Company’s design infringes on their patents.  The Company is taking the matter under advisement.

On May 13, 2005, the Company received notification from Colt Manufacturing Company, LLC advising that Colt will contest the Company’s application for the trademark “Python Defender”.  Colt advised that it independently trademarked both the words “Python” and “Defender” and that the Company’s attempt to use a combination of both would create confusion in the marketplace.  Colt therefore demanded that the Company cease and desist from the marketing and sale of the Python Defender product, and filed an opposition with the United States Patent and Trademark Office to the Company’s trademark application.  On or about November 2, 2005, the Company entered into a settlement agreement with Colt whereby the Company agreed, inter alia, to withdraw its trademark application and not use the trademark Python Defender.  In turn, Colt agreed to withdraw its opposition to the Company’s Python Defender trademark application and agreed not to oppose the Company’s application for the trademark “Riot Defender”.

On July 5, 2005, the Company’s Secure Risks, Ltd. subsidiary received a demand from solicitors for Mr. John Chase, a former Secure Risks employee, claiming that the termination of Mr. Chase’s employment breached the terms of his written employment agreement.  By reason of this alleged breach, Mr. Chase claims he is entitled to statutory damages under English law as well as contract damages for the full term of the agreement.  It is the Company’s position the termination of Mr. Chase’s employment conformed with the terms and conditions of his employment agreement and did not constitute a breach.  Secure Risks retained an UK solicitor who responded to Mr. Chase’s demand.  Mr. Chase then filed a claim with the Employment Tribunal, an administrative agency which hears labor disputes in England and Wales. Secure Risks filed a timely response to Mr. Chase’s claims.  On October 26, 2005, Secure Risks received notice from the Employment Tribunal that a pre-hearing review and case management conference will be set shortly.  Secure Risks will continue to vigorously defend Mr. Chase’s claims.

On July 6, 2005, Mr. William Lowe, a past director of the Company, filed an action against the Company entitled, “William Lowe v. Universal Guardian Holdings, Inc.” in the Superior Court of California, County of Orange, designated Case No. 05CC07893, claiming that the Company breached a promise to register shares issuable to him upon exercise of a stock option granted to him for services rendered.  The complaint seeks damages for breach of contract, common law and securities fraud.  The complaint also seeks declaratory relief requesting that the court order that the options granted Mr. Lowe be registered.  The Company’s response to the complaint is due on or before September 6, 2005.  The Company timely filed an answer to the complaint, initiated discovery and commenced an investigation as to the bases upon which it could assert counterclaims against Mr. Lowe.  On October 17, 2005, the Company settled its litigation with Mr. William Lowe.  Under the terms of the settlement agreement, the Company and Mr. Lowe agreed to (1) cancel previously-granted options entitling Mr. Lowe as a director to purchase 500,000 shares of common stock at $0.54 per share, while (2) rescinding the prior termination of previously-granted options entitling Mr. Lowe as a director to purchase 375,000 shares of common stock at $0.75 per share.  As part of the settlement, the Company agreed to register the latter options under a form S-8 registration statement, while Mr. Lowe agreed that the termination date for those options would be accelerated to November 4, 2005.  Mr. Lowe has subsequently exercised the options on a timely basis.

The Company has recently received conflicting demands by Mr. Seth Kaplan and The Appleby Group and its related parties for the issuance of 250,000 common shares purportedly earned as a finder’s fee in connection with the Company’s acquisition of SSSI and, more particularly, by reason of the appointment of Mr. Michael J. Stannard to the Company’s board.  Mr. Kaplan, formerly a principal of The Appleby Group, contends that he was singularly responsible for the introduction of Mr. Stannard to Universal Holdings and, as such, was the procuring cause of the appointment thereby entitling him to compensation under a written consulting agreement, as amended July 14, 2003.  The Appleby Group, which is currently being sued by Mr. Kaplan for fraud, among other claims, contends that one of its principals, Mr. David Kennedy, introduced Mr. Stannard to Universal Holdings and is therefore entitled to a finders’ fee.  The Appleby Group, in contrast to Mr. Kaplan, does not have a written agreement with Universal Holdings relating to the entitlement to a finders’ fee.  The Appleby Group contends, however, that the Company verbally agreed to the payment of compensation upon Mr. Stannard’s appointment.  The Company does not believe that there is a valid enforceable

12

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Interim Consolidated Financial Statements

(Unaudited)

 (continued)

agreement with either the Appleby Group or Mr. Kaplan mandating the payment of a finders’ fee to either or any of them and will vigorously defend any claim asserted in connection therewith.  On May 18, 2005, Mr. Kaplan filed a complaint against the Company seeking damages for breach of contract and the implied covenant of good faith and fair dealing, common law and securities fraud, unjust enrichment, unfair business practices and common counts.  The Company is preparing its answer to this complaint.  On July 1, 2005, the Company filed a petition to compel binding arbitration of Mr. Kaplan’s claims. On August 8, 2005, the court granted the Company’s petition to compel arbitration and dismissed Mr. Kaplan’s lawsuit.  To date, Mr. Kaplan has yet to initiate further proceedings against the Company nor has the Company received any further communications from the Appleby Group in respect to their previous demands.

Over one year ago, the Company received correspondence from Sunrise Financial Group, Inc. demanding that the Company issue 294,661 common shares purportedly due upon the cashless exercise of an option granted pursuant to the terms of an investment banking services agreement dated April 3, 2003.  By written agreement executed by and between Sunrise and Universal Holdings dated June 12, 2003, Sunrise agreed to cancel the option in exchange for an increase in a monthly retainer fee. By reason of this written cancellation, the Company has rejected Sunrise’s demand for the issuance of the stock and will vigorously defend any claim asserted in connection therewith.

The Company is involved in certain legal proceedings and claims that arise in the normal course of business.  Management does not believe that the outcome of these matters will have a material adverse effect on the Company’s financial position or results of operations.

NOTE 7 – STOCKHOLDERS’ EQUITY

Common Stock

On January 4, 2005, as part of a single transaction, the Company sold 100,000 restricted common shares to Mr. Michael Weiss in a private placement for cash for total gross proceeds of $100,000.  As part of that transaction, the Company issued to Mr. Weiss fully vested common share purchase warrants entitling him to purchase, through January 4, 2010, 25,000 common shares at $2 per share and an additional 25,000 shares at $2.50 per share.

On February 7, 2005, as part of a single private placement, the Company sold (1) a total of 1,884,375 common shares together with common share purchase warrants entitling the holder to purchase 753,750 restricted common shares to Monarch Pointe Fund, Ltd. (“Monarch”) for the sum of $3,015,000, and (2) a total of 928,125 common shares together with common share purchase warrants entitling the holder to purchase 371,250 restricted common shares to Mercator Momentum Fund, LP (“Mercator Fund”) for the sum of $1,485,000. As part of that transaction, the Company paid to Mercator Advisory Group, LLC (“MAG”), as investment advisor agent, the sum of $265,000 in cash for due diligence and legal fees and common share purchase warrants entitling it to purchase 281,250 restricted common shares.  One-half of the aforesaid warrants issued to Monarch, Mercator Fund and MAG are exercisable at $2.40 per share, while the balance are exercisable at $2 per share.  These warrants lapse if unexercised on February 7, 2008.

In January 2005, the Company granted to a consultant as compensation for providing legal services in connection with regulatory and other approvals relating to the marketing of the Company’s products, fully vested common shares purchase options entitling him to purchase 100,000 shares of common stock at the exercise price of $1.60 per share that were valued at $159,942.  These options vest in equal amounts at the end of the first through twelfth month of the provision of services by the consultant.  These options expire January 11, 2010.  These options were valued using the Black-Scholes option pricing model using the following assumptions: term of 5 years, a risk-free interest rate of 3.5%, a dividend yield of 0% and volatility of 317%.  The value of these options is being amortized into expense over the twelve month period of the contract.

In April 2005, the Company granted to a consultant as compensation for providing accounting and financial related services common shares purchase options entitling him to purchase 100,000 shares of common stock at the exercise

13

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Interim Consolidated Financial Statements

(Unaudited)

 (continued)

price of $1.40 per share that were valued at $99,759.  These options vest quarterly in equal amounts over a two year period.  These options expire April 28, 2010.  These options were valued using the Black-Scholes option pricing model using the following assumptions: term of 2 years, a risk-free interest rate of 4.2%, a dividend yield of 0% and volatility of 147%.  The value of these options is being amortized into expense over the twenty-four month vesting period.

On April 1, 2005, the Company cancelled 51,908 unissued shares of common stock previously reserved for issuance to the prior shareholders of ISR Systems in payment of the $20,000 purchase price for their shares in ISR Systems as a result of the election by those shareholders of their right to require payment in cash in lieu of Company shares.

On August 28, 2005, the Company issued 18,519 shares of common stock with a value of $25,000 in settlement of litigation.

In August 2005, the Company granted to two consultants as compensation for providing investor relation services common shares purchase options entitling them to purchase an aggregate of 800,000 shares of common stock at exercise prices ranging from $1.35 to $1.85 per share.  These options expire in August 2007.  These options were valued at $1,007,216 using the Black-Scholes option pricing model using the following assumptions:  term of 2 years, a risk-free interest rate of 4.5%, a dividend yield of 0% and volatility of 341%.  The value of these options is being amortized into expense over the term of the consulting agreement.  As of September 30, 2005 the Company has amortized $705,051 to expense.

On September 9, 2005, the Company issued 50,000 shares of common stock upon the exercise of common share purchase options.

Also during the nine months ended, the Company issued 114,563 common shares to consultants and professionals for services valued at $169,400.  The Company also issued 757,205 common shares upon the exercise of warrants:  50,000 shares for which the exercise price was paid for by services valued at $62,500; 703,905 shares upon the cashless exercise of 885,000 warrant shares; and 3,300 shares for $2,888 in cash.

Series ‘B’ Preferred Stock

On August 17, 2005, as part of a single private placement, the Company sold (1) 4,250 unregistered shares of series ‘B’ convertible preferred stock to Monarch Pointe Fund, Ltd. (“Monarch”) for the sum of $425,000, and (2) 1,000 unregistered shares of series ‘B’ convertible preferred stock to Mercator Momentum Fund III, LP (“Mercator Fund III”) for the sum of $100,000. The 5,250 series ‘B’ preferred shares are convertible at the option of the holders into a total of 480,493 common shares in the ordinary course of conversion, or 533,862 common shares in the event of a default with respect to the Company’s obligations under the subscription agreement governing the sale of those shares..  Under the subscription agreement, an event of default is defined as (1) the commencement by the Company of a voluntary case or proceeding under the bankruptcy laws, (2) the breach by the Company of any of the covenants or representations made in the subscription agreement which is not cured within ten days after delivery of written notice to the Company, or (3) the Company's failure to: (i) discharge or stay a bankruptcy proceeding within 60 days of such action being taken against the Company, (ii) file a registration statement with the SEC registering the series ‘B’ preferred shares by October 3, 2005 (45 days after the closing, which the Company has satisfied), (iii) cause the registration statement to be declared effective by the SEC and the final prospectus to be filed with the SEC by December 12, 2005 (90 days after the filing of the registration statement); (iv) maintain the effectiveness of the registration statement once made effective; (v) maintain trading of the Company’s common shares on the OTCBB except for any periods when the stock is listed on the Nasdaq Small Stock Market, the Nasdaq National Stock Market, the AMEX or the NYSE, (vi) pay certain costs or expenses described in the subscription agreement (which the Company has satisfied), (vii) timely deliver common share certificates to the purchasers under the subscription agreement (which the Company has satisfied), or (viii) pay any dividends when due.

14

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Interim Consolidated Financial Statements

(Unaudited)

 (continued)

As part of the transaction, the Company paid to Mercator Advisory Group, LLC (“MAG”), as investment advisor for the purchasers, the sum of $12,000 in cash to cover due diligence and legal fees.  The issuance of the series ‘B’ preferred stock is convertible into shares of common stock at a rate of $1.09 per share which resulted in the recognition of a beneficial conversion feature at the date of the series ‘B’ shares were issued.  The Company calculated the beneficial conversion feature to be $99,657 which has been recorded directly to accumulated deficit.

As part of the transaction, the Company agreed to file a registration statement with the SEC on or before October 3, 2005 to register the common shares issuable upon the conversion of the series ‘B’ preferred shares.  The Company further agreed to pay liquidated damages in the amount of $525 per month through August 17, 2006 with respect to (1) the Company’s failure to file the aforesaid registration statement, or (2) the failure to maintain a trading market for the Company’s common shares on the OTCBB or any national exchange or market.  The Company filed the registration statement on October 3, 2005, and the registration statement is currently under review by the SEC.

Series ‘A’ Preferred Stock of Subsidiary - Universal Guardian Corporation

At September 30, 2005, Guardian Corporation had 18,714 UGC series ‘A’ preferred shares outstanding.  This has been presented on the accompanying financial statements in a manner similar to minority interest.

During the nine months ended September 30, 2005, holders of the UGC series ‘A’ preferred shares converted 12,817 of those shares into 12,817 common shares of the Company.

NOTE 8 – SUBSEQUENT EVENTS

On October 6, 2005, we sold 100,000 unregistered common shares to Mr. Michael D. Bozarth, a director, for gross proceeds of $99,000.

On October 7, 2005, the Company’s ISR Systems Corporation subsidiary acquired all of the outstanding capital stock of MeiDa Information Technology, Ltd., a Hong Kong corporation (“MeiDa”) from its ten shareholders pursuant to a Share Exchange Agreement and Plan of Reorganization entered into on August 31, 2005.  As consideration, ISR Systems agreed to pay 2,272,727 Universal Holdings common shares to MeiDa’s shareholders in two tranches, of which 1,000,000 shares were delivered at the closing on October 7, 2005, and the balance will be delivered on or before October 31, 2006.  In the event ISR Systems is unable to deliver the balance of the shares due by October 31, 2006 ISR Systems will have the option to pay the sum of $1,680,000.  The Company valued the transaction at $3,000,000 based on the volume average weighted price (“VAWP”) of the Company’s common shares for the 15 days preceding the entering into of the Share Exchange Agreement and Plan of Reorganization.  The terms of the exchange were determined by the parties on an arms-length negotiated basis.  No independent valuation was sought from a business and technology appraiser or other third party due to financial constraints.

On October 17, 2005 the Company’s ISR Systems Corporation subsidiary entered into an Executive Employment Agreement with Mr. Herbert P. Goertz as President of ISR System.  The agreement has an initial term of 42 months, and renews automatically thereafter for successive one-year terms, unless either Mr. Goertz or the Company provides at least one months’ notice prior to the expiration of the pending term of their election not to renew.  Mr. Goertz’s compensation under the agreement consists of an initial base salary of $198,000 per year, subject to annual increases as determined by Universal Holdings.  Mr. Goertz is also entitled to an automobile allowance of not less than $650 per month.  Mr. Goertz will also be entitled to share, with other employees of ISR Systems and its subsidiary, in a cash and option bonus plan to be established based upon gross margin and revenue targets.

On October 28, 2005 the Company issued 15,000 shares to consultants as compensation for services performed.

On November 5, 2005 the Company issued 375,000 shares for $281,250 upon exercise of common share purchase options originally given to a consultant for the provision of services.

15

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Interim Consolidated Financial Statements

(Unaudited)

 (continued)

On October 6, 2005 the shareholders of the Company approved the 2005 Stock Incentive Plan (the “2005 Plan”), which had been previously approved by the board of directors of the Company on September 1, 2005.  Under the 2005 Plan, a total of 10,000,000 shares of common stock will be available for issuance through the grant of a variety of common share-based awards under the plan, including stock awards, restricted stock awards and non-qualified and incentive stock options.  The compensation committee of the board will administer the 2005 Plan and have the authority to grant awards under the 2005 Plan.

16

PART II

Item 24.

Indemnification of Directors and Officers

We are required under our bylaws to indemnify our directors, officers and employees to the fullest extent permitted under the laws of the state of Delaware.

Our certificate of incorporation provides that none of our directors shall be personally liable to us for monetary damages for any breach of their fiduciary duties in their capacity as a director, with the following exceptions to the extent allowed under applicable law, for:  (1) any breach of his or her duty of loyalty to our company or our shareholders; (2) acts or omissions not in good faith or which involve his or her intentional misconduct or knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law Delaware for unlawful payments of dividends or unlawful stock purchases; (4) any transaction under which he or she derived an improper personal benefit.  Our certificate of incorporation further provide that no amendment or repeal of this provision shall adversely affect the right or protection of any director in respect of any act or omission occurring prior to such amendment or repeal.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our certificate of incorporation are necessary to attract and retain qualified persons for these positions. Messrs. Skellern and Cole have been named as defendants and are entitled to indemnification in a lawsuit filed by a former employee in which he is alleging securities and common law fraud, breach of contract and rescission, and wrongful termination.  Except for the preceding sentence, no pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

The provisions of our bylaws and certificate of incorporation regarding indemnification are not exclusive of any other right of ours to indemnify or reimburse our officers, directors or employees in any proper case, even if not specifically provided for in our bylaws and certificate of incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

Item 25.

Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses which we expect to incur with respect to the offering and sale or distribution of common shares under this registration statement.  We have agreed to pay all of these expenses.

SEC registration fee	$ 144.09
Financial printer fees to EDGARize and print registration statement	—
Transfer Agent Fees, including Printing and Engraving Stock Certificates	—
Legal fees and expenses	25,000.00 *
Accounting fees and expenses	15,000.00 *

Miscellaneous	1,000.00 *
Total	$ 41,144.09
* estimated

Item 26.

Recent Sales of Unregistered Securities

Rule 506

We have sold or issued the following securities not registered under the Securities Act of 1933 by reason of the exemption afforded under SEC Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act during the three year period ending on the date of filing of this registration statement, categorized by the purpose of the offering.  The offer and sale of the securities in each offering was exempt from the registration requirements of the Securities Act under Rule 506 insofar as:  (1) except as stated below, each of the investors was accredited within the meaning of Rule 501(a); (2) pursuant to Rule 506(b)(2)(i), there were no more than 35 non-accredited investors in the offering; (3) pursuant to Rule 506(b)(2)(ii), each purchaser in the offering who was not accredited either alone or with his purchaser representative had such knowledge and experience in financial and business matters to be capable of evaluating the merits and risk of the investment, or the company reasonably believed immediately prior to making the sale that such investor came with this description; (4) no offers or sales under the offering was effected through any general solicitation or general advertising within the meaning of Rule 502(c); and (5) the transfer of the securities in the offering were restricted by the company in accordance with Rule 502(d).  Except as stated below, no underwriting discounts or commissions were payable with respect to any of the offerings.

Compensatory

•

On December 2, 2002, we granted to a consultant, Mr. Seth H. Kaplan, fully vested warrants entitling him to purchase 100,000, 100,000 and 100,000 restricted common shares at the exercise prices of $2, $3 and $4 per share, respectively. These warrants expire on the 45th, 90th and 125th day following the registration of the underlying shares, respectively.  These warrants were granted as compensation for consulting with us regarding management, strategic planning, corporate organization and structure, expansion of services, acquisitions and business opportunities.  We valued the grant at $7,110 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On December 2, 2002, we granted to a consultant, Mr. Shai Z. Stern, a fully vested warrant entitling him to purchase 50,000 restricted common shares at the exercise price of $1.20 per share.  These warrants expire on December 1, 2012.  These warrants were granted as compensation for providing us with business development services.  We valued the grant at $9,987 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On December 2, 2002, we granted 50,000 restricted common shares to an officer and director, Ms. Valerie Broadbent, for services provided to the company.  We valued the grant at $108,000 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On December 2, 2002, we granted to an officer and director, Ms. Valerie Broadbent, a fully vested option entitling her to purchase 40,000 restricted common shares at the exercise price of $1.20 per share. These warrants expire on December 1, 2004.  These options were granted as a bonus and valued at $4,000 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On December 2, 2002, we issued to two consultants, Messrs. Mark Beychok and Mel Beychok, 213,716 and 119,870 restricted common shares, respectively (4,274,320 and 2,397,400 pre-reverse shares, respectively) in satisfaction of $42,743.26 and $23,974.09 of the company’s indebtedness to those individuals, respectively, arising from the provision of services to the company.

•

On December 2, 2002, we granted to a consultant, Brandin Trust, a fully vested warrant entitling it to purchase 80,000 restricted common shares at the exercise price of $1.75 per share. These warrants expire on

December 1, 2012.  These warrants were granted as compensation for Mark Beychok providing consulting services.  We valued the grant at $8,000 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On December 3, 2002, we granted to Mr. Thomas J. Pernice in his capacity as a director, fully vested common shares purchase options entitling him to purchase 125,000, 125,000 and 125,000 Guardian Corporation shares at the exercise prices of $1.20, $1.50 and $1.75 per share, respectively.  These options expire on December 1, 2012.  We have since granted Mr. Pernice the right to purchase Universal Holdings common shares under the option in lieu of UGC common shares on the same terms including exercise price. We valued the grant at $76,160 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On April 1, 2003, we issued 80,658 restricted common shares to Mr. Erick Richardson in settlement of $62,107 in indebtedness arising from the provision of legal services by his firm.

•

On April 3, 2003, we entered into a two-year consulting agreement with Sunrise Financial Group, Inc. for the provision of financial public relations services.  Under the agreement, we agreed that Sunrise Financial Services would be compensated as follows:  (1) payment of a $10,000 per month cash fee for 24 months, payable in advance, and (2) the grant of fully vested warrants entitling Sunrise Financial to purchase 500,000 restricted Universal Holdings common shares at the exercise price of $2.70 per share. These warrants expire on April 3, 2008, and provide cashless exercise rights until such time as the underlying common shares are registered.  Prior to this transaction, Mr. Nathan Low, the President of Sunrise Financial, had purchased 240,000 shares of Guardian Corporation series ‘A’ preferred shares for gross proceeds of $300,000 in a private placement with Guardian Corporation.  We agreed to escrow these gross proceeds and to apply $240,000 of such proceeds to satisfy the prepayment obligation under the consulting agreement with Sunrise Financial.  On June 12, 2003, we agreed to cancel the warrants issued to Sunrise Financial Group in consideration of a $1,000 per month increase in our cash payments to Sunrise Financial Group under the consulting agreement.  We valued the share grant at $240,000, and the warrant grant at $682,968 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On May 15, 2003, we issued 50,000 restricted common shares to Richardson & Patel LLP in settlement of $47,000 in indebtedness arising from the provision of legal services by that firm.

•

On June 3, 2003, we issued 106,121 restricted common shares to Richardson & Patel LLP in settlement of $108,243 in indebtedness arising from the provision of legal services by that firm.

•

On July 1, 2003, we granted to a consultant, Stern & Co., a fully vested warrant entitling him to purchase 75,000 restricted common shares at the exercise price of $1.00 per share. These warrants expire on June 30, 2006.  These warrants were granted as compensation for the provision of strategic business planning services to the company.  We valued the grant at $26,107 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On July 2, 2003, we issued restricted 60,222 restricted common shares to Mr. Erick Richardson in settlement of $45,167 in indebtedness arising from the provision of legal services by his firm.

•

On July 30, 2003, we granted to Dr. Mel R. Brashears, as compensation for providing consulting services, fully vested common shares purchase warrants entitling him to purchase 300,000 Guardian Corporation shares at the exercise price of $0.19 per share.  These options expire on July 30, 2008.  We valued the grant at $54,361 for pro forma financial statement purposes using the Black-Scholes pricing model.  We have granted Dr. Brashears the right to purchase Universal Holdings common shares under the option in lieu of UGC common shares on the same terms including exercise price.

•

On October 14, 2003, we issued 440,895 restricted common shares to Mr. Erick Richardson in settlement of $85,974 in indebtedness arising from the provision of legal services by his firm.

•

On October 15, 2003, we issued 75,000 restricted common shares to a consultant, Stern & Co., as compensation for the provision of strategic business planning services to the company.  We valued the grant at $63,750 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On December 22, 2003, we granted to Messrs. Dennis M. Cole and Thomas J. Pernice and Dr. Mel R. Brashears, in their capacities as directors of Universal Holdings, and to Mr. Michael J. Skellern in his capacity as an executive officer of Universal Holdings, fully vested common shares purchase options entitling them to each purchase 500,000 shares at the exercise price of $0.12 per share.  These options, which were granted as compensation for acting as a director during fiscal 2003, expire on December 22, 2008.  We valued each grant at $57,985 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On February 1, 2004, we granted to Mr. Dennis M. Cole, a director and the President of Shield Defense, pursuant to the terms of his employment agreement, a common share purchase option entitling him to purchase 150,000 restricted common shares at the exercise price of $0.47 per share. These options vest on February 1, 2005, and expire on February 1, 2014.  We valued the grant at $68,130 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On February 11, 2004, we granted 50,000 restricted common shares to a past officer and director, Ms. Valerie Broadbent, for services provided to the company.  We valued the grant at $40,000.

•

On May 1, 2004, we granted to Mr. Kurt Schaerer, in his capacity as managing director of our Shield Defense International subsidiary, a common share purchase option entitling him to purchase 150,000 restricted common shares at the exercise price of $0.75 per share.  One-half of these options vest on the first anniversary of the grant date, and the balance vest on the second anniversary  These options lapse to the extent unexercised on April 30, 2009.  We valued the options at $99,308 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On June 15, 2004, we granted to Mr. Marion J. Barcikowski, in his capacity as our chief financial officer pursuant to the terms of his employment agreement, a common share purchase option entitling him to purchase 100,000 restricted common shares at the exercise price of $0.92 per share. One-half of these options vest on the first anniversary of the grant date, and the balance vest on the second anniversary.  These options lapse to the extent unexercised on May 30, 2009.  We valued the options at $81,212 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On August 1, 2004, we granted to Mr. William Glanton, in his capacity as managing director of Secure Risks pursuant to the terms of his employment agreement, a common share purchase option entitling him to purchase 100,000 restricted common shares at the exercise price of $0.76 per share. One-half of these options vest on the first anniversary of the grant date, and the balance vest on the second anniversary.  These options lapse to the extent unexercised on May 30, 2009.  We valued the options at $67,088 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On September 8, 2004, we granted to Messrs. Dennis M. Cole, Mel R. Brashears, Thomas J. Pernice and William C. Lowe, in their capacity as directors of Universal Holdings, and to Mr. Michael J. Skellern in his capacity as an executive officer of Universal Holdings, common share purchase options entitling each of them to purchase 500,000 restricted common shares at the exercise price of $0.54 per share. One-half of these options vest upon grant and the balance vest on January 1, 2005.  These options, which were granted as compensation for acting as a director during fiscal 2004, lapse to the extent unexercised on September 7, 2009.  We valued the options to each director at $269,902 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On September 8, 2004, we granted to Mr. Marion J. Barcikowski, in his capacity as our chief financial officer, a common share purchase option entitling him to purchase 400,000 restricted common shares at the exercise price of $0.54 per share.  The grant of these options is contingent upon Mr. Barcikowski entering into a mutually acceptable amended employment agreement with Universal Holdings.  Subject to satisfaction of that condition, 75,000, 75,000, 125,000 and 125,000 of these options vest on October 1, 2005 through October 1, 2008, respectively.  These options lapse to the extent unexercised on September 30, 2009.  We valued the options at $215,922 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On September 8, 2004, we granted to Mr. Mark V. Asdourian, in his capacity as our general counsel, a common share purchase option entitling him to purchase 500,000 restricted common shares at the exercise price of $0.54 per share.  The grant of these options is contingent upon Mr. Asdourian entering into a mutually acceptable employment agreement with Universal Holdings.  Subject to satisfaction of that condition, 125,000 of these options vest on each of October 1, 2005 through October 1, 2008, respectively.  These options lapse to the extent unexercised on September 30, 2009.  We valued the options at $269,902 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On September 8, 2004, we granted to Messrs. Dennis M. Cole, Mel R. Brashears, Thomas J. Pernice and William C. Lowe, in their capacity as directors of Universal Holdings, and to Mr. Michael J. Skellern in his capacity as an executive officer of Universal Holdings, common share purchase options entitling each of them to purchase 500,000 restricted common shares at the exercise price of $0.54 per share. One-half of these options vest upon grant and the balance vest on January 1, 2005.  These options lapse to the extent unexercised on September 7, 2009.  We valued the options to each director at $269,902 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On July 1, 2005, we granted to an employee common share purchase options entitling him to purchase 75,000 restricted common shares at the exercise price of $1.17 per share.  These options vest in three equal annual increments commencing July 1, 2006, and lapse to the extent unexercised on July 1, 2010. We valued the options at $87,487 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On August 8, 2005, we granted to Messrs. Mel R. Brashears and Michael D. Bozarth, in their capacity as directors of Universal Holdings, common share purchase options entitling each of them to purchase 300,000 restricted common shares at the exercise price of $1.14 per share.  These options vest on December 31, 2005, and lapse to the extent unexercised on August 7, 2015.  We valued the options to each director at $342,000 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On August 8, 2005, we granted to Mr. Michael J. Skellern, in his capacity as an executive officer of Universal Holdings, common share purchase options entitling him to purchase 500,000 restricted common shares at the exercise price of $1.14 per share.  These options vest on September 8, 2005, and lapse to the extent unexercised on August 7, 2015.  We valued the options at $570,000 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On August 8, 2005, we granted to Mr. Bruce Braes, in his capacity as Managing Director of Secure Risks, common share purchase options entitling him to purchase 100,000 restricted common shares at the exercise price of $1.14 per share.  These options vest in two equal trances on December 16, 2005 and June 16, 2006, and options lapse to the extent unexercised on August 7, 2015.  We valued the options at $114,000 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On August 8, 2005, we granted to Mr. Mark V. Asdourian, in his capacity as an executive officer of Universal Holdings, common share purchase options entitling him to purchase 300,000 restricted common shares at the exercise price of $1.14 per share.  These options vest on September 8, 2005, and lapse to the extent unexercised on August 7, 2015.  We valued the options at $342,000 for pro forma financial statement purposes using the Black-Scholes pricing model.

Capital Raising Or Payment Of Indebtedness Other Than In Connection With Provision Of Services

•

On June 1, 2003, we closed a private placement to 21 investors pursuant to which we sold 443,894 Guardian Corporation restricted UGC series ‘A’ preferred shares for gross cash proceeds of $554,868, and net cash proceeds of $494,947.  Each UGC series ‘A’ preferred share sold is convertible into one UGC common share or, at the option of the holder, one Universsal Holdings common share.  On April 8, 2004, Guardian Corporation issued 41,433 UGC series ‘A’ preferred shares to the aforesaid shareholders as dividends on their preferred shares.  During the period May 2004 through June 2004, the aforesaid shareholders converted 472,507 of the aforesaid UGC series ‘A’ preferred shares into 472,507 Universal Holdings common shares.  As part of the foregoing private placement, we (1) paid $51,721 in cash commissions to the placement agent for the offering, Camden Securities, Inc., and (2) issued Camden Securities common share purchase warrants entitling it to purchase, through May 31, 2006, a total of 26,987 common shares at $0.875 per share.  We valued the warrants at $25,933 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On February 25, 2003, in consideration for the performance of consulting services, we granted to Messrs. Edward Meyer, Jr. and Edward T. Whelan, fully vested common shares purchase warrants entitling them to each purchase 100,000 restricted common shares in four different tranches of 25,000 shares each at the exercise prices of $3.50, $4, $4.50 and $5, respectively.  These options expire on February 25. 2005.  We valued the total grant at $57,636 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On July 2, 2003, we agreed to issue 111,111 restricted common shares to Mr. Michael H. Weiss in a private placement for cash for total gross proceeds of $50,000.  As part of that transaction, we issued common share purchase warrants to Mr. Weiss entitling him to purchase, through July 3, 2008, 55,556 common shares at $1 per share and 55,555 shares at $1.25 per share.

•

On September 15, 2003, we agreed to issue 50,000 restricted common shares to The Amara Group, Inc. as compensation for its agreement to lend $12,500 to the company for three months.  We valued the grant at $12,500.

•

On February 6, 2004, we agreed to issue 3,610,108 restricted common shares to Mr. and Mrs. Michael Appleby in a private placement for cash for total gross proceeds of $1,000,000.  As part of that transaction, we issued common share purchase warrants to Mr. and Mrs. Appleby entitling them to collectively purchase, through May 6, 2004, a number of common shares with a value of up to $500,000 at an exercise price equal to 50% of our “daily weighted average closing price” for the thirty trading days immediately preceding the date of exercise of the warrants; but not to be less than $0.30 per share.  Based upon the foregoing formula, the maximum number of common shares Mr. and Mrs. Appleby could collectively purchase under the warrants was 1,666,666 shares.

•

On May 25, 2004, we sold 2,500,000 restricted common shares to Absolute Return Europe Fund in a private placement for cash for total gross proceeds of $1,500,000.  As part of that transaction, we issued common share purchase warrants to Hunter World Markets, Inc., as placement agent, entitling it to purchase 625,000 unregistered common shares at $1.50 per share through May 27, 2006, and an additional 625,000 unregistered common shares at $2 per share through May 27, 2007.  We valued the warrants granted to Hunter World Markets at $883,298 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On January 4, 2005, we sold 100,000 restricted common shares to Mr. Michael H. Weiss in a private placement for cash for total gross proceeds of $100,000.  As part of that transaction, we issued to Mr. Weiss fully vested common share purchase warrants entitling him to purchase, through January 4, 2010, 25,000 common shares at $2 per share and an additional 25,000 shares at $2.50 per share.  Until July 2, 1004, we shall have the right to call or redeem the common shares underlying the warrant at the price of $3 per share for the first 25,000 shares, and $4 per share for the remaining 25,000 shares, in the event that we have registered those underlying shares, and the closing price of our common stock exceeds the applicable call price for the five consecutive days prior to our exercise of that right.  These warrants lapse if unexercised by January 4, 2010.

•

On January 14, 2005, as part of a single transaction, we sold short-term convertible debentures in the amount of $250,000 to The Hunter Fund Ltd. (“Hunter Fund”), $150,000 to IKZA Holding Corp. (“IKZA”) and $100,000 to Loman International SA (“Loman”).  We are obligated to pay the aggregate $500,000 in principal on the debentures, together with interest accrued thereon at the annualized rate of 24%, in cash to the debenture holders on June 30, 2005.  This amount was paid in full on February 8, 2005.  For so long as the debenture is unpaid, the debenture holders are entitled to convert the outstanding indebtedness (principal plus accrued interest) on the debentures into common shares at a $1.25 per share conversion rate.  As additional consideration for the purchase of the debenture, we also granted to Hunter Fund, IKZA and Loman warrants entitling them to purchase 125,000, 75,000 and 50,000 common shares, respectively, at the price of $2 per share.  These warrants lapse if unexercised by January 14, 2010.

•

The private placement described above was effected through Hunter World Markets, Inc. (“Hunter”) as placement agent.  Under the terms of our placement agency agreement, Hunter was paid $40,000 in cash and issued common share purchase warrants entitling it to purchase 250,000 restricted common shares at $2 per share.  These warrants lapse if unexercised on January 14, 2010.  In addition, we agreed to reduce the exercise price on 625,000 common share warrants previously issued to Hunter in May 2004 from $1.50 to $1 per share, and on an additional 625,000 common share warrants previously issued at that time from $2 to $1.25 per share.  In the event the volume average weighted price for our common shares exceeds $5 per share five consecutive days, the exercise prices will revert to that originally agreed upon.  We valued the warrants granted to Hunter at $519,937 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On February 7, 2005, as part of a single private placement, we sold (1) a total of 1,884,375 common shares together with common share purchase warrants entitling the holder to purchase 753,750 restricted common shares to Monarch Pointe Fund, Ltd. (“Monarch”) for the sum of $3,015,000, and (2) a total of 928,125 common shares together with common share purchase warrants entitling the holder to purchase 371,250 restricted common shares to Mercator Momentum Fund, LP (“Mercator Fund”) for the sum of $1,485,000. As part of that transaction, we paid to Mercator Advisory Group, LLC (“MAG”), as investment advisor, the sum of $250,000 in cash and common share purchase warrants entitling it to purchase 281,250 restricted common shares.  One-half of the aforesaid warrants issued to Monarch, Mercator Fund and MAG are exercisable at $2 per share, while the balance is exercisable at $2.40 per share.  These warrants lapse if unexercised on February 7, 2008.  We valued the warrants granted to MAG at $278,947 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On August 17, 2005, we sold 4,250 series ‘B’ convertible preferred shares to Monarch, and 1,000 series ‘B’ convertible preferred shares to Mercator Fund, for the aggregate sum of $525,000 as part of a single private placement.  The 4,250 series ‘B’ preferred shares issuable to Monarch are convertible into up to 432,174 unregistered common shares, while the 1,000 series ‘B’ preferred shares issuable to Mercator Fund are convertible into up to 101,688 unregistered common shares.  As part of that transaction, we paid to MAG, as investment advisor for the purchasers, the sum of $12,000 in cash to cover due diligence and legal fees.

•

On October 6, 2005, we sold 100,000 unregistered common shares to Mr. Michael D. Bozarth, a director, for gross proceeds of $99,000, representing a 10% discount to market.

Acquisition Of Business Through Share Exchange

•

On August 31, 2005, our ISR Systems subsidiary entered into a Share Exchange Agreement and Plan of Reorganization to acquire MeiDa Information Technology, Ltd.  Pursuant to the Share Exchange Agreement and Plan of Reorganization, ISR Systems will acquire all of the outstanding capital stock of MeiDa from its ten shareholders in consideration for the issuance of 2,272,727 unregistered Universal Holdings common shares in two tranches, of which 1,000,000 shares will be delivered at the closing date scheduled for October 7, 2005, and the balance will be delivered on or before October 31, 2006.  In the event we are unable to deliver the balance of the shares due by October 31, 2006, we will have the option to pay the sum of $1,680,000.   Assuming the delivery of all shares, the shares will be distributed to MeiDa’s shareholders as follows:  Euro China Group AG–505,051 shares; Linkena Anstalt–505,051 shares; Transgaria Stiftung, Vaduz–336,701 shares; Christopher John & Alexa-Katrin Terry–336,700 shares; Thomas Goertz—336,700 shares; Wettstein URS–126,263 shares; Timo Kipp–31,566 shares; Guenter Guest Supplies Ltd.– 31,565 shares; Roman Kainz as trustee for Hans Deiter.– 31,565 shares; and Roman Kainz as trustee for Deitmar Lillig– 31,565.

Rule 505

We have sold or issued the following securities not registered under the Securities Act of 1933 by reason of the exemption afforded under SEC Rule 505 of Regulation D promulgated under Section 3(b) of the Securities Act during the three year period ending on the date of filing of this registration statement, categorized by the purpose of the offering.  The offer and sale of the securities in each offering was exempt from the registration requirements of the Securities Act under Rule 505 insofar as:  (1) pursuant to Rule 505(b)(2)(i), the aggregate offering price for the offering did not exceed $5,000,000, less the offering price of all securities sold within the twelve months preceding the start of and during the offering of securities under Rule 505 or in reliance upon any exemption under Section 3(b) of the Securities Act of 1933 or in violation of Section 5 of the Securities Act of 1933; (2) pursuant to Rule 505(b)(2)(ii), there were no more than 35 non-accredited investors in the offering; (3) no offers or sales under the offering was effected through any general solicitation or general advertising within the meaning of Rule 502(c); and (4) the transfer of the securities in the offering were restricted by the company in accordance with Rule 502(d).  Except as stated below, no underwriting discounts or commissions were payable with respect to any of the offerings.

Compensatory

•

On December 1, 2002, we granted to a consultant, Mr. Neil P. White, a fully vested warrant entitling him to purchase 25,000 restricted common shares (500,000 shares pre-reverse) at the exercise price of $1.20 per share. These warrants expire on December 1, 2012.  These warrants were granted as compensation for providing legal services to the company and to Guardian Corporation in the amount of approximately $25,000.

•

On December 2, 2002, we granted to a consultant, Hasinta Investments, Ltd., fully vested warrants entitling it to purchase 120,000 restricted common shares at the exercise price of $1.20 per share, an additional 120,000 restricted common shares at the exercise price of $1.50 per share, and an additional 120,000 restricted common shares at the exercise price of $1.75 per share. These warrants expire on December 1, 2012.  These warrants were granted as compensation for the owners of Hasinta Investments, Messrs. Nikolas Konstant and Efstathios Basios.  We valued the grants at $36,000 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On December 2, 2002, we granted to an employee, Ms. Linda Dellavechia, a fully vested option entitling her to purchase 10,000 restricted common shares at the exercise price of $1.20 per share.  These options expire on December 1, 2012.  These options were granted as consideration for Ms. Dellavechia forgiving approximately $28,000 of past due wages.

•

On December 3, 2002, we issued 50,000 restricted common shares to a consultant, Mr. Neil P. White, in consideration of the provision of legal services.  We valued the grant at $40,000.

•

On December 6, 2002, we granted to Mr. Kevin Pickard a fully vested warrant entitling him to purchase 50,000 restricted common shares at the exercise price of $1.24 per share. These warrants expire on December 5, 2007.  These warrants were granted as compensation for providing accounting services to the company.  We valued the grant at $5,000 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On December 6, 2002, we granted to a consultant, Mr. Kurt Martin, a fully vested warrant entitling him to purchase 50,000 restricted common shares at the exercise price of $1.24 per share. These warrants expired on May 6, 2003.  These warrants were granted as compensation for providing European business contacts to the company.  We valued the grant at $5,000 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On December 6, 2002, we granted to Mr. Aaron Grunfield a fully vested warrant entitling him to purchase 25,000 restricted common shares at the exercise price of $1.24 per share. These warrants expired on May 6, 2003.  These warrants were granted as compensation for providing legal services to the company.  We valued the grant at $2,500 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On January 16, 2003, we issued 15,000 restricted common shares to Resch Polster Alpert & Berger LLP in settlement of $15,000 of the company’s indebtedness to that law firm.

•

On January 16, 2003, we issued 25,000 restricted common shares to Mr. Aaron Grunfield in settlement of approximately $25,000 in legal fees.

•

On January 29, 2003, we issued 124,800 restricted common shares to a consultant, Bendheim Enterprises, in settlement of approximately $76,000 of indebtedness to that company arising from the provision of consulting services.

•

On August 27, 2003, we granted to a consultant, Mr. Kevin Pickard, as compensation for providing accounting services to the company, fully vested common shares purchase options entitling him to purchase 25,000 shares at the exercise price of $0.20 per share.  These options expire August 27, 2008.  We valued the grant at $4,341 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On January 22, 2004, we granted to Messrs. Richard Clarke, Roger Cressey, William Glanton and Major General John Admire, Ret., as compensation for providing services as members of our advisory board, fully vested common shares purchase options entitling them to each purchase 100,000 shares at the exercise price of $0.35 per share.  These options expire on January 22, 2009.  We valued each grant at $30,875 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On March 25, 2004, we granted to Mr. William C. Lowe, a director, as compensation for services, fully vested common shares purchase options entitling him to purchase 500,000 shares at the exercise price of $0.75 per share.  These options expire on March 24, 2009.  We valued the grant at $374,781 for pro forma financial statement purposes using the Black-Scholes pricing model.  We subsequently cancelled 375,000 of these options retroactive to March 25, 2005, leaving a balance of 125,000 options.

•

On January 12, 2005, we granted to a consultant, Mr. Thomas Raines, as compensation for providing legal services in connection with regulatory and other approvals relating to the marketing of our products, fully vested common shares purchase options entitling him to purchase 100,000 shares at the exercise price of $1.60 per share.  These options vest in equal amounts at the end of the first through twelfth month of the provision of services by Mr. Raines.  These options expire January 11, 2010.  We valued the grant at $159,942 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On April 28, 2005, we granted to Mr. Kevin Pickard a fully vested option entitling him to purchase 100,000 restricted common shares at the exercise price of $1.40 per share.  These options were granted as compensation for providing accounting and financial related services to the company.  These options vest in equal amounts at the end of the first through eighth quarter of the provision of services by Mr. Pickard, and expire on April 28, 2010 to the extent not previously exercised or forfeited.  We valued the grant at $99,759 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On July 1, 2005, we granted to an employee common share purchase options entitling him to purchase 75,000 restricted common shares at the exercise price of $1.17 per share.  These options vest in three equal annual increments commencing July 1, 2006, and lapse to the extent unexercised on July 1, 2010.  We valued the options at $87,487 for pro forma financial statement purposes using the Black-Scholes pricing model.

Capital Raising Or Payment Of Indebtedness Other Than In Connection With Provision Of Services

•

On December 18, 2002, we issued to Messrs. Guiseppe Giorgette and Constantinos Zavos and to Tudor Management 203,669, 84,820 and 93,828 restricted common shares, respectively, in settlement of $244,403, $101,785 and $112,594 of the company’s indebtedness to those parties, including interest, respectively.

•

On December 23, 2002, we issued 24,547 restricted common shares to a consultant, PJ Co Company, in settlement of $50,000 of the company’s indebtedness to that company.

•

On June 15, 2004, we granted to a consultant, Homeland Security Stocks.com, a fully vested warrant entitling it to purchase 25,000 restricted common shares at $1.50 per share, and an additional 25,000 common shares at $2 per share. These warrants expire on June 14, 2009.  These warrants were granted as compensation for assistance with daily online industry news, corporate profiling, product reviews, interviews and news.  We valued the grant at $36,216 for pro forma financial statement purposes using the Black-Scholes pricing model.

Acquisition Of Business Through Share Exchange

•

On December 30, 2002, we issued 11,300,000 restricted common shares to the shareholders of Guardian Corporation in connection with our acquisition of the common shares of that corporation.  The shares were issued to Messrs. Michael J. Skellern (4,475,000 shares), Dennis M. Cole (960,000 shares), Michael Briola (950,000 shares), Dennis Zilles (1,700,000 shares) and the UG Incentive Trust (3,215,000 shares).  We valued the shares issued at $104,855 based upon the historical cost of our net liabilities assumed on the pro forma financial statements of Guardian Corporation.

•

On February 20, 2004, we issued 51,908 restricted common shares to the shareholders of Emerging Concepts, Inc. in connection with our acquisition of the common shares of that corporation.  The shares were issued to Messrs. Oscar E. Hayes (43,675 shares), Delmar Kintner (5,840 shares) and Carlos Garza (2,393 shares).  We valued the shares at $20,000.

Regulation S

We have sold or issued the following securities not registered under the Securities Act of 1933 by reason of the exemption afforded under SEC Regulation S during the three year period ending on the date of filing of this registration statement, categorized by the purpose of the offering.  The offer and sale of the securities in each offering was exempt from the registration requirements of the Securities Act under Regulation S insofar as (1) none of the investors were U.S. persons, (2) all of the issuances were effected outside the United States in offshore transactions, (3) there were no directed selling efforts within the United States, and (4) we implemented offering restrictions, including placing restricted stock legends on the shares.  Except as stated below, no underwriting discounts or commissions were payable with respect to any of the offerings.

•

On June 1, 2004, our Secure Risks subsidiary granted to Mr. Michael J. Stannard, in his capacity as managing director of Secured Risks pursuant to the terms of his employment agreement, a common share purchase option entitling him to purchase 1,250,000 Universal Holdings restricted common shares at the exercise price of $0.85 per share.  One-half of these options vest on grant, and the balance vest on the first anniversary of grant.  These options lapse to the extent unexercised on May 30, 2009.  We valued the options at $937,908 for pro forma financial statement purposes using the Black-Scholes pricing model.  This grant was conditional upon the closing of our pending acquisition of Secure Risks.

•

On June 1, 2004, our Secure Risks subsidiary granted to Mr. Howard Cottrell, in his capacity as an employee of Secure Risks, common share purchase options entitling him to purchase 300,000 Universal Holdings restricted common shares at the exercise price of $0.85 per share.  These options vest in equal increments on the date of grant and the first anniversary date of grant, and lapse to the extent unexercised on May 30, 2009.  We valued the aggregate options at $254,901 for pro forma financial statement purposes using the Black-Scholes pricing model.  This grant was conditional upon the closing of our pending acquisition of Secure Risks.

•

On June 3, 2004, our Secure Risks subsidiary granted to Mr. Andy Inglis, in his capacity as an employee of Secure Risks, common share purchase options entitling him to purchase 50,000 Universal Holdings restricted common shares at the exercise price of $1.02 per share.  These options vest in equal increments on the date of grant and the first anniversary date of grant, and lapse to the extent unexercised on June 2, 2009.  We valued the aggregate options at $50,891 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On June 8, 2004, our Secure Risks subsidiary granted to Mr. Graham Dick, in his capacity as an employee of Secure Risks, common share purchase options entitling him to purchase 150,000 Universal Holdings restricted common shares at the exercise price of $0.99 per share.  These options vest in equal increments on the first and second anniversary dates of grants, and lapse to the extent unexercised on June 7, 2009.  We valued the aggregate options at $148,443 for pro forma financial statement purposes using the Black-Scholes pricing model.  This grant was conditional upon the closing of our pending acquisition of Secure Risks.

•

On July 1, 2004, we issued 4,101,494 restricted common shares to the shareholders of Strategic Security Solutions International Ltd. in connection with our acquisition of the common shares of that corporation.  The shares were issued to Messrs. Bruce M. Braes (1,230,448 shares), Ian Schriek (1,230,448 shares), Richard Kuhn (820,299 shares), John Chase (615,224 shares) and Richard Lumpkin (205,075 shares).  We valued the shares at $3,240,180.

•

On July 1, 2004, our Secure Risks subsidiary granted to Messrs. Charles McKinnon Johnston, Graham Cumming, Christian Moore and David Hopps in their capacity as employees of Secure Risks, common share purchase options entitling them to purchase 200,000, 150,000 10,000 and 10,000 Universal Holdings restricted common shares, respectively, at the exercise price of $0.79 per share.  These options vest in equal increments on the first and second anniversary dates of grants, and lapse to the extent unexercised on June 30, 2009.  We valued the options at $157,940, $118,455, $7,897 and $7,897, respectively, for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On July 2, 2004, our Secure Risks subsidiary granted to Messrs. Bruce Braes, Richard Kuhn, John Chase, Ian Schriek and Mark Lumpkin, in their capacity as officers of Secure Risks, common share purchase options entitling each of them to purchase 50,000 Universal Holdings restricted common shares at the exercise price of $0.79 per share.  These options vest in equal increments on the first through third anniversary dates of grants, and lapse to the extent unexercised on July 1, 2009.  We valued the options granted to each officer at $39,485 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On September 15, 2004, our Secure Risks subsidiary granted to Mr. Nicolas P. Ware, in his capacity as an employee of Secure Risks, common share purchase options entitling him to purchase 150,000 Universal Holdings restricted common shares at the exercise price of $0.54 per share.  These options vest in equal increments on the first and second anniversary dates of grants, and lapse to the extent unexercised on September 14, 2009.  We valued the aggregate options at $80,971 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On January 1, 2005, our Secure Risks subsidiary granted to Mr. Michael J. Stannard, as compensation for serving as a director of Universal Holdings, fully vested common share purchase options entitling him to purchase 250,000 Universal Holdings restricted common shares at the exercise price of $0.54 per share, reflecting the terms of the grant previously approved by Universal Holdings with respect to members of the board on September 8, 2004.  These options, which were granted as compensation for acting as a director during fiscal 2004, lapse to the extent unexercised on September 7, 2009.  We valued the options at $347,391 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On August 31, 2005, our ISR Systems subsidiary entered into a Share Exchange Agreement and Plan of Reorganization to acquire MeiDa Information Technology, Ltd.  See “Rule 506—Acquisition Of Business Through Shares Exchange” above. With the exception of Christopher Terry and Alexa Terry, none of the shareholders of MeiDa are U.S. persons.

Item 27.

Exhibits

2.1

Share Exchange Agreement and Plan of Reorganization dated September 13, 1999 between Guideline Capital Corporation, Vitafort International Corporation and Hollywood Partners, Inc. (1)

2.2

Share Exchange Agreement And Plan Of Reorganization dated December 4, 2002 between Hollywood Partners.Com, Inc., Universal Guardian Corporation, and the shareholders of Universal Guardian Corporation (3)

2.3

Amendment To Share Exchange Agreement And Plan Of Reorganization dated December 16, 2002 between Hollywood Partners.Com, Inc., Universal Guardian Corporation, and the shareholders of Universal Guardian Corporation (3)

3.1

Restated And Amended Certificate Of Incorporation Of Guideline Capital Corporation as filed with the Delaware Secretary of State on September 20, 1999 (1)

3.2

Bylaws of Hollywood Partners.Com Inc. (1)

3.3

Certificate Of Amendment Of Certificate Of Incorporation Of Hollywood Partners.Com, Inc. as filed with the Delaware Secretary of State on December 3, 2002 (6)

3.4

Certificate Of Amendment Of Certificate Of Incorporation Of Hollywood Partners.Com, Inc. as filed with the Delaware Secretary of State on December 6, 2002 (6)

3.5

Certificate of Designation of Preferences, Rights and Limitations  of Universal Guardian Corporation Series ‘A’ Preferred Stock as filed with the Delaware Secretary of State on March 14, 2003 (6)

3.6

Certificate of Designations of Preferences and Rights of Series B Convertible Preferred Stock as filed with the Delaware Secretary of State on August 17, 2005 (9)

4.

Legal opinion by John M. Woodbury, Jr., Esq. (15)

5.1

Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan As Adopted April 21, 2003 (4)

5.2

Hollywood Partners.com 2002 Stock Compensation Program (consisting of the Hollywood Partners.com, Inc. 2002 Non-Qualified Stock Option Plan, the Hollywood Partners.com, Inc. 2002 Restricted Share Plan, the Hollywood Partners.com, Inc. 2002 Employee Stock Purchase Plan, the Hollywood Partners Inc. Stock Appreciation Rights Plan, and the Hollywood Partners.com, Inc. 2002 Other Stock Rights Plan (2)

5.3

Form of Hollywood Partners.com, Inc. Common Share Purchase Warrant generally issued to investors or consultants (6)

5.4

Form of Hollywood Partners.com, Inc. Common Share Purchase Option generally issued to employees or consultants (6)

5.5

Common Stock Purchase Warrant dated February 25, 2003 issued to Edward Whelan (6)

5.6

Common Stock Purchase Warrant dated February 25, 2003 issued to Edward Meyer (6)

5.7

Common Stock Purchase Warrant dated June 1, 2003 issued to Camden Securities, Inc. (6)

5.8

Common Stock Purchase Warrant dated July 1, 2003 issued to Stern & Co. (6)

5.9

Common Stock Purchase Warrant dated July 3, 2003 issued to Michael H. Weiss (6)

5.10

Common Stock Purchase Warrant dated December 2, 2003 issued to Shai Z. Stern. (7)

5.11

Form of Common Stock Purchase Agreement for each of Michael and Dominique Appleby for Private Placement Closing on February 6, 2004 (6)

5.12

Form of Common Stock Purchase Warrant for each of Michael and Dominique Appleby for Private Placement closing on February 6, 2004 (6)

5.13

Common Stock Purchase Agreement dated May 25, 2004 between Universal Guardian Holdings, Inc. and Absolute Return Europe Fund (8)

5.14

Common Stock Purchase Warrant dated May 25, 2004 issued to Hunter World Markets, Inc. (8)

5.15

Common Stock Purchase Warrant dated May 25, 2004 issued to Hunter World Markets, Inc. (8)

5.16

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated June 15, 2004 issued to HomelandSecurityStocks.com. (10)

5.17

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated June 15, 2004 issued to HomelandSecurityStocks.com. (10)

5.18

Common Stock Purchase Agreement dated January 4, 2005 between Universal Guardian Holdings, Inc. and Michael H. Weiss (10)

5.19

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated January 4, 2005 issued to Michael H. Weiss (10)

5.20

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated January 14, 2005 issued to Hunter World Markets, Inc. (10)

5.21

Universal Guardian Holdings, Inc. 6-Month 12% Secured Convertible Debenture Issued on January 14, 2005 to The Hunter Fund Ltd. (10)

5.22

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated January 14, 2005 issued to The Hunter Fund Ltd. (10)

5.23

Universal Guardian Holdings, Inc. 6-Month 12% Secured Convertible Debenture Issued on January 14, 2005 to IKZA Holding Corp. (10)

5.24

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated January 14, 2005 issued to IKZA Holding Corp. (10)

5.25

Universal Guardian Holdings, Inc. 6-Month 12% Secured Convertible Debenture Issued on January 14, 2005 to Loman International SA (10)

5.26

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated January 14, 2005 issued to Loman International SA (10)

5.27

Subscription Agreement dated February 7, 2005 between Universal Guardian Holdings, Inc., Monarch Pointe Fund, Ltd., Mercator Momentum Fund, LP and Mercator Advisory Group, LLC (10)

5.28

Registration Rights Agreement dated February 7, 2005 between Universal Guardian Holdings, Inc., Monarch Pointe Fund, Ltd., Mercator Momentum Fund, LP and Mercator Advisory Group, LLC (10)

5.29

Universal Guardian Holdings, Inc. Warrant To Purchase Common Stock dated February 7, 2005 issued to Monarch Pointe Fund, Ltd.  (10)

5.30

Universal Guardian Holdings, Inc. Warrant To Purchase Common Stock dated February 7, 2005 issued to Monarch Pointe Fund, Ltd.  (10)

5.31

Universal Guardian Holdings, Inc. Warrant To Purchase Common Stock dated February 7, 2005 issued to Mercator Momentum Fund, LP (10)

5.32

Universal Guardian Holdings, Inc. Warrant To Purchase Common Stock dated February 7, 2005 issued to Mercator Momentum Fund, LP (10)

5.33

Universal Guardian Holdings, Inc. Warrant To Purchase Common Stock dated February 7, 2005 issued to Mercator Advisory Group, LLC (10)

5.34

Universal Guardian Holdings, Inc. Warrant To Purchase Common Stock dated February 7, 2005 issued to Mercator Advisory Group, LLC (10)

10.1

Letter of Intent dated August 15, 2002 between DYDX Group of Funds, LLC and Universal Guardian Corporation (6)

10.2

Promissory Note dated September 4, 2002 by Universal Guardian Corporation to Pacific International, Inc. in the principal amount of $180,000 (6)

10.3

Exclusive License dated December 19, 2002 between Universal Guardian Corporation and United States of America as represented by the Secretary of the Navy (7).

10.4

Convertible Bridge Loan Termination And Conversion of Debt Agreement dated January 14, 2003 between Universal Guardian Corporation, The Harbour Group, Inc., Sotiris Emmanouil, and DYDX Group of Funds, LLC (6)

10.5

Convertible Bridge Loan Termination And Conversion of Debt Agreement dated January 14, 2003 between Universal Guardian Corporation, The Harbour Group, Inc., Michael Drescher, and DYDX Group of Funds, LLC (6)

10.6

Waiver letter dated April 14, 2003 from DYDX Group of Funds, LLC to Universal Guardian Holdings, Inc. (6)

10.7

Termination Agreement dated May 1, 2003 between DYDX Group of Funds, LLC, and Universal Guardian Holdings, Inc. (7)

10.8

Consulting Agreement dated October 9, 2003 between Universal Guardian Corporation and Del Kintner (6)

10.9

Agreement For Strategic Alliance dated January 13, 2004 between Shield Defense Technologies, Inc. and Information And Infrastructure Technologies, Inc. (6)

10.10

Employment Agreement dated February 1, 2004 between Shield Defense Corporation and Dennis M Cole (6)

10.11

Agreement And Plan Of Share Exchange dated February 9, 2004 between Universal Guardian Holdings, Inc. and Emerging Concepts, Inc. (6)

10.12

Agreement And Plan Of Share Exchange dated June 28, 2004 between Universal Guardian Holdings, Inc., Secure Risks Ltd., and shareholders of Strategic Security Solutions International Ltd. (9)

10.13

Employment Agreement dated June 1, 2004 between Secure Risks Ltd. and Michael J. Stannard (10)

10.14

Employment Agreement dated June 15, 2004 between Universal Guardian Holdings. Inc. and Marian Barcikowski (10)

10.15

Service Agreement dated June 16, 2004 between Secure Risks Ltd. and John Chase (10)

10.16

Service Agreement dated June 17, 2004 between Secure Risks Ltd. and Bruce M. Braes (10)

10.17

Employment Agreement dated August 1, 2004 between Secure Risks Ltd. and William M. Glanton (10)

10.18

Executive Employment Agreement dated October 1, 2002 between Universal Guardian Holdings, Inc. and Michael J. Skellern (10)

10.19

Agreement for Consultancy Services dated July 27, 2004 between Secure Risks Ltd. and International Relief And Development, Inc. (10)

10.20

Consulting Agreement dated December 1, 2004 between Universal Guardian Holdings, Inc. and William C. Lowe (10)

10.21

Placement Agent Agreement dated January 12, 2005 between Universal Guardian Holdings, Inc. and Hunter World Markets, Inc. (10)

10.22

Office Space Lease effective June 15, 2004 between The Irvine Company, as lessor, and Universal Guardian Holdings, Inc., as lessee (10)

10.23

Lease dated May 1, 2004 between LexLawn Associates Limited Directors Pension Scheme, as lessor, and its Strategic Security Solutions International Ltd, as lessee (10)

10.24

Executive Employment Agreement dated September 8, 2004 between Universal Guardian Holdings, Inc. and Mark V. Asdourian (11)

10.25

Subscription Agreement dated August 16, 2005 between Universal Guardian Holdings, Inc., Monarch Pointe Fund, Ltd., and Mercator Momentum Fund III, LP and Mercator Advisory Group, LLC (13)

10.26

Registration Rights Agreement dated August 16, 2005 between Universal Guardian Holdings, Inc., Monarch Pointe Fund, Ltd., Mercator Momentum Fund III, LP and Mercator Advisory Group, LLC (13)

10.27

Universal Guardian Holdings, Inc. Consultant Stock Option Certificate dated August 16, 2005 issued to Kim Bradford (13)

10.28

Universal Guardian Holdings, Inc. Consultant Stock Option Certificate dated August 16, 2005 issued to Kim Bradford (13)

10.29

Universal Guardian Holdings, Inc. Consultant Stock Option Certificate dated August 16, 2005 issued to Paul DiFrancesco (13)

10.30

Universal Guardian Holdings, Inc. Consultant Stock Option Certificate dated August 16, 2005 issued to Paul DiFrancesco (13)

10.31

Share Exchange Agreement And Plan Of Reorganization dated August 31, 2005 between Universal Guardian Holdings, Inc., ISR Systems Corporation, MeiDa Information Technology, Ltd., and shareholders of MeiDa Information Technology, Ltd. (13)

10.32

First Amendment To Share Exchange Agreement And Plan Of Reorganization dated September 13, 2005 between Universal Guardian Holdings, Inc., ISR Systems Corporation, MeiDa Information Technology, Ltd., and shareholders of MeiDa Information Technology, Ltd. (13)

10.33

Executive Employment Agreement dated October 7, 2005 between ISR Systems Corporation and Herbert P. Goertz (14)

10.34

Pledge Agreement dated November 17, 2005 between Michael J. Skellern and Argyll Equities LLC *

21.

List of subsidiaries (15)

23.

Consent of Independent Auditors (AJ. Robbins, PC) *

24.

Powers of Attorney (16)

*

Filed herewith.

(1)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on September 29, 1999.

(2)

Previously filed as an exhibit to our information statement on form 14C filed with the SEC on November 7, 2002.

(3)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on January 15, 2003.

(4)

Previously filed as an exhibit to our registration statement on form S-8 filed with the SEC on April 25, 2003.

(5)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on February 11, 2004.

(6)

Previously filed as an exhibit to our annual report of form 10-KSB for the year ended December 31, 2003 filed with the SEC on April 14, 2004.

(7)

Previously filed as an exhibit to our registration statement on form SB-2 filed with the SEC on April 26, 2004.

(8)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on July 2, 2004.

(9)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on July 15, 2004.

(10)

Previously filed as an exhibit to our registration statement on form SB-2 filed with the SEC on February 15, 2005.

(11)

Previously filed as an exhibit to our registration statement on form SB-2 filed with the SEC on May 26, 2005.

(12)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on September 9, 2005.

(13)

Previously filed as an exhibit to our registration statement on form SB-2 filed with the SEC on October 3, 2005.

(14)

Previously filed as an exhibit to our quarterly report on form 10-QSB filed with the SEC on November 15, 2005.

(15)

Previously filed as an exhibit to our registration statement on form SB-2 (amendment nno. 1) filed with the SEC on November 2, 2005

(16)

Previously filed as part of the signature page to our registration statement on form SB-2 filed with the SEC on October 3, 2005.

Item. 28

Undertakings.

We hereby undertake to:

1.

File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

a.

Include any prospectus required by section 10(a)(3) of the Securities Act;

b.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the SEC under Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table on the face page of the effective registration statement; or

c.

Include any additional or changed material information on the plan of distribution.

2.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

5.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Newport Beach, State of California on December 13, 2005.

UNIVERSAL GUARDIAN HOLDINGS, INC.
By:	/s/ Michael J. Skellern
Michael J. Skellern President and Chief Executive Officer (principal executive officer)
By:	/s/ Marian J. Barcikowski
Marian J. Barcikowski Chief Financial Officer (principal accounting and financial officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was been signed by the following persons in the capacities and on the dates stated:

By:	/s/ Michael J. Skellern		December 13, 2005
Michael J. Skellern		President, Chief Executive Officer and Chairman of the Board (Director)
By:	/s/ Mel R. Brashears*		December 13, 2005
Mel R. Brashears		Director
By:	/s/ Michael D. Bozarth*		December 13, 2005
Michael D. Bozarth		Director
*By:	/s/ Michael J. Skellern
Michael J. Skellern Agent-In-Fact		President, Chief Executive Officer and Chairman of the Board (Director)